                                                                    EXHIBIT 25.1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Industries, Inc.

      We have audited the consolidated balance sheets of USI Atlantic Corp. (the "Company") as of September 30, 2002 and 2001, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.


                                                           /s/ Ernst & Young LLP

West Palm Beach, Florida
November 8, 2002

                               USI ATLANTIC CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (IN MILLIONS)

                                                                    FOR THE FISCAL YEARS ENDED SEPTEMBER 30
                                                                    ---------------------------------------
                                                                      2002           2001           2000
                                                                    --------       --------       --------
Net sales ....................................................      $  739.2       $  683.6       $1,215.2
Operating costs and expenses:
  Cost of products sold ......................................         509.2          485.5          871.3
  Selling, general and administrative expenses ...............         165.5          155.0          214.5
  Management fees ............................................          13.0           13.1           10.8
  Impairment and restructuring charges .......................           0.8           60.8             --
                                                                    --------       --------       --------
    Operating income (loss) ..................................          50.7          (30.8)         118.6
Interest income from affiliates ..............................          51.3           44.5            4.2
Interest expense to affiliates ...............................          (1.2)          (2.7)          (0.9)
Interest income ..............................................           1.2            1.5            3.1
Interest expense .............................................         (38.3)         (44.0)         (43.0)
Gain on sale of businesses ...................................            --             --           42.1
Equity (loss) earnings in investee ...........................            --           (1.4)           3.1
Minority interest (expense) income ...........................         (19.7)          61.6          (11.3)
Other expense, net ...........................................          (7.5)         (22.9)          (4.2)
                                                                    --------       --------       --------
Income before income taxes, discontinued operations
  and cumulative effect of accounting change .................          36.5            5.8          111.7
Benefit (provision) for income taxes .........................          16.7           (8.6)         (48.5)
                                                                    --------       --------       --------
Income (loss) from continuing operations .....................          53.2           (2.8)          63.2

Discontinued operations:
  Loss from operations (net of income tax provisions of $37.9
    for 2001 and $2.8 for 2000) ..............................            --          (45.7)          (1.6)
  Income (loss) from disposals (net of income tax benefit
    of $10.2 in 2001) ........................................           8.4         (194.1)            --
                                                                    --------       --------       --------
  Income (loss) from discontinued operations .................           8.4         (239.8)          (1.6)
Income (loss) before cumulative effect of accounting change ..          61.6         (242.6)          61.6
  Cumulative effect of accounting change, net of taxes of $0.8            --           (0.7)            --
                                                                    --------       --------       --------
Net income (loss) ............................................      $   61.6       $ (243.3)      $   61.6
                                                                    ========       ========       ========

                             See accompanying notes.

                           USI ATLANTIC CORP.

                           CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                        September 30,
                                                                     2002           2001
                                                                   --------       --------
            ASSETS
Current assets:
  Cash and cash equivalents .................................      $   26.7       $   51.8
  Restricted cash collateral accounts .......................          44.7             --
  Trade receivables, net of allowances of $5.9 in 2002 and
    and $5.7 in 2001 ........................................         151.5          158.7
  Inventories ...............................................         108.7          117.0
  Deferred income taxes .....................................          26.4           24.7
  Net assets held for sale ..................................         103.8          455.5
  Other current assets ......................................          10.4           10.7
                                                                   --------       --------
      Total current assets ..................................         472.2          818.4

Property, plant and equipment, net ..........................          96.4           99.5
Other assets ................................................          24.3           26.1
Goodwill and other intangibles, net .........................         275.1          267.5
Notes receivable from affiliates ............................         952.8          681.7
                                                                   --------       --------
                                                                   $1,820.8       $1,893.2
                                                                   ========       ========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable ...........................................      $   15.3       $   11.9
    Current maturities of long-term debt ....................          76.7          428.0
    Trade accounts payable ..................................          75.2           68.2
    Accrued expenses and other liabilities ..................          79.9           68.4
    Notes payable to Parent .................................          23.6           29.6
                                                                   --------       --------
      Total current liabilities .............................         270.7          606.1
Long-term debt ..............................................         268.1          280.1
Minority interest ...........................................         153.1          133.4
Deferred income taxes .......................................           9.2           27.3
Other liabilities ...........................................          58.4           38.6
Due to Parent and affiliates ................................         364.7          160.0
                                                                   --------       --------
      Total liabilities .....................................       1,124.2        1,245.5

Commitments and contingencies

Stockholders' equity:
  Preferred stock (par value $.01 per share, authorized 1,000
    shares; issued and outstanding 1,000 shares) ............            --             --
  Common stock (par value $.01 per share, authorized 200
    shares; issued and outstanding 100 shares) ..............            --             --
  Paid-in capital ...........................................         469.1          469.1
  Retained earnings .........................................         265.4          203.8
  Accumulated other comprehensive loss ......................         (37.9)         (25.2)
                                                                   --------       --------
    Total stockholders' equity ..............................         696.6          647.7
                                                                   --------       --------
                                                                   $1,820.8       $1,893.2
                                                                   ========       ========

                             See accompanying notes

                           USI ATLANTIC CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                           FOR THE FISCAL YEARS ENDED
                                                                                                    SEPTEMBER 30,
                                                                                     ----------------------------------------
                                                                                        2002            2001            2000
                                                                                     ---------       ---------       ---------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations ....................................      $    53.2       $    (2.8)      $    63.2
  Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
     Depreciation and amortization ............................................           14.2            18.1            30.5
     Amortization of deferred financing costs .................................            4.3             0.7             0.7
     (Benefit) provision for deferred income taxes ............................          (31.8)          (10.6)           21.9
     Provision for doubtful accounts ..........................................            3.5             2.5             2.5
     Gain on sale of excess real estate .......................................           (0.8)             --            (3.2)
     Minority interest (expense) income .......................................           19.7           (61.6)           11.3
     Equity loss (earnings) in investee .......................................             --             1.4            (3.1)
     Gain on sale of businesses ...............................................             --              --           (42.1)
     Loss on sale of property, plant and equipment ............................            1.8              --              --
     Impairment, restructuring and other non-recurring charges ................             --            60.8              --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
     Trade receivables ........................................................            3.8            27.5           (24.1)
     Inventories ..............................................................            3.1            (5.0)           (2.2)
     Other current assets .....................................................            1.6             2.8            (0.3)
     Other assets .............................................................            1.7            (2.5)          (11.2)
     Trade accounts payable ...................................................            7.1              --           (15.7)
     Accrued expenses and other liabilities ...................................            3.0            (9.2)          (37.5)
     Other liabilities ........................................................            6.4            (8.5)          (12.8)
                                                                                     ---------       ---------       ---------
       Net cash provided by (used in) operating activities of
         continuing operations ................................................           90.8            13.6           (22.1)
                                                                                     ---------       ---------       ---------
  Income (loss) from discontinued operations ..................................            8.4          (239.8)           (1.6)
  Adjustments to reconcile income (loss) from discontinued operations to net cash provided by (used in) discontinued operations:
     (Gain) loss on  disposal of discontinued operations ......................           (8.4)          194.1              --
     Impairments and other non-recurring charges ..............................             --            61.6            84.0
     Decrease (increase) in net assets held for disposition ...................           25.9            47.3           (56.6)
                                                                                     ---------       ---------       ---------
       Net cash provided by discontinued operations ...........................           25.9            63.2            25.8
                                                                                     ---------       ---------       ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES .....................................          116.7            76.8             3.7
                                                                                     ---------       ---------       ---------

INVESTING ACTIVITIES:
  Proceeds from sale of businesses ............................................          357.0              --           391.3
  Acquisition of companies, net of cash acquired ..............................             --              --           (78.4)
  Purchases of property, plant and equipment ..................................          (13.2)          (17.8)          (23.6)
  Proceeds from sales of property, plant and equipment ........................             --             0.9             1.7
  Proceeds from sale of excess real estate ....................................            0.5              --             5.5
  Repayment of (loans to) affiliates ..........................................         (271.1)           27.6          (487.5)
                                                                                     ---------       ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ...........................           73.2            10.7          (191.0)
                                                                                     ---------       ---------       ---------

FINANCING ACTIVITIES:
  Proceeds from long-term debt ................................................            5.3           247.9             5.8
  Repayment of long-term debt .................................................         (371.7)         (246.5)         (152.5)
  Escrow deposits .............................................................          (44.4)             --              --
  Proceeds from (repayment of) notes payable, net .............................            2.7            (2.1)            1.8
  (Repayment of) proceeds from notes payable to affiliates, net ...............           (6.0)            3.0            (3.3)
  Net transfers with Affiliates ...............................................          203.8           (50.1)          311.1
                                                                                     ---------       ---------       ---------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES ...........................         (210.3)          (47.8)          162.9
                                                                                     ---------       ---------       ---------
Effect of exchange rate changes on cash and cash equivalents ..................           (4.7)           (6.0)           (5.9)
                                                                                     ---------       ---------       ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ..............................          (25.1)           33.7           (30.3)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ................................           51.8            18.1            48.4
                                                                                     ---------       ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ......................................      $    26.7       $    51.8       $    18.1
                                                                                     =========       =========       =========

                             See accompanying notes.

                               USI ATLANTIC CORP.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2002, 2001 AND 2000

                                                                                          ACCUMULATED
                                                                          RETAINED          OTHER        COMPREHENSIVE
                                               COMMON       PAID-IN       EARNINGS       COMPREHENSIVE     INCOME
                                               STOCK        CAPITAL       (DEFICIT)      INCOME (LOSS)     (LOSS)        TOTAL
                                              --------      --------    ------------    --------------    ---------     --------
Balance at September 30, 1999 ..........      $     --      $  469.1      $    385.5       $  (26.5)                     $  828.1
                                              --------      --------      ----------       --------                      --------
Net income .............................                                        61.6                      $   61.6           61.6
Sale of Diversified businesses:
    Translation adjustment .............                                                        5.2            5.2            5.2
    Minimum pension liability adjustment                                                        1.7            1.7            1.7
Translation adjustment .................                                                      (24.5)         (24.5)         (24.5)
Minimum pension liability adjustment ...                                                        0.5            0.5            0.5
                                                                                                          --------
Other comprehensive loss ...............                                                                     (17.1)
                                                                                                          --------
Total comprehensive income .............                                                                  $   44.5
                                                                                                          ========
                                              --------      --------      ----------       --------                      --------
Balance at September 30, 2000 ..........            --         469.1           447.1          (43.6)                        872.6
                                              --------      --------      ----------       --------                      --------
Net loss ...............................                                      (243.3)                     $ (243.3)        (243.3)
Discontinued operations:
   Translation adjustment ..............                                                       37.4           37.4           37.4
   Minimum pension liability adjustment                                                         7.2            7.2            7.2
Translation adjustment .................                                                      (18.9)         (18.9)         (18.9)
Minimum pension liability adjustment ...                                                       (5.9)          (5.9)          (5.9)
Fair value of derivatives adjustment ...                                                       (1.4)          (1.4)          (1.4)
                                                                                                          --------
Other comprehensive income .............                                                                      18.4
                                                                                                          --------
Total comprehensive loss................                                                                  $ (224.9)
                                                                                                          ========
                                              --------      --------      ----------       --------                      --------
Balance at September 30, 2001 ..........            --         469.1           203.8         (25.2)                         647.7
                                              --------      --------      ----------       --------                      --------
Net income .............................                                        61.6                      $   61.6           61.6
Fair value of derivatives adjustment ...                                                        1.4            1.4            1.4
Translation adjustment .................                                                       (0.9)          (0.9)          (0.9)
Minimum pension liability adjustment ...                                                      (13.2)         (13.2)         (13.2)
                                                                                                          --------
Other comprehensive loss ...............                                                                     (12.7)
                                                                                                          --------
Total comprehensive income .............                                                                  $   48.9
                                                                                                          ========
                                              --------      --------      ----------       --------                      --------
Balance at September 30, 2002 ..........      $     --      $  469.1      $    265.4       $  (37.9)                     $  696.6
                                              ========      ========      ==========       ========                      ========

                             See accompanying notes

                               USI ATLANTIC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (IN MILLIONS)

NOTE 1--BASIS OF PRESENTATION

The accompanying consolidated financial statements include the consolidated operations of USI Atlantic Corp. ("USI Atlantic" or "the Company"). USI Atlantic is a wholly owned subsidiary of U.S. Industries, Inc. ("USI" or the "Parent"). USI Atlantic's only asset is its investment in 100% of the outstanding common stock of USI American Holdings Corp. ("USIAH"). USIAH's sole asset is its ownership of 100% of the preferred stock of USI Global Corporation ("Global"). The preferred stock of USI Global entitles USIAH to ninety-one percent of the total voting rights of all of Global's outstanding stock, thus giving USIAH and the Company control of Global. The assets, liabilities and results of operations of USIAH and Global are, therefore, consolidated in the accompanying financial statements for all periods presented. Global's principal operating subsidiaries are Jacuzzi, Inc.; Rexair, Inc.; Jacuzzi Europe, S.p.A.; Spring Ram plc and Jacuzzi Leisure Products Ltd. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pools, swimming pool equipment, kitchen and bathroom sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States and throughout Europe, Canada and South America.

The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024 at which time it can be redeemed at the option of Global. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. As of September 30, 2002, the Company had $210.5 million of accrued and unpaid dividends accumulated on its preferred stock. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to the common stock and all other classes and series of equity securities of Global as to dividends rights and rights on liquidation, winding down or dissolution of Global.

USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to USI Atlantic based on the percentage of USI Atlantic's sales to the consolidated sales of USI as management fees. USI Atlantic's management believes such amounts are reasonable; however, they may not be indicative of USI Atlantic's ongoing costs as a separate entity.

The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 28, 2002, September 29, 2001 or September 30, 2000 but are presented as of September 30 in each of those years for convenience. Businesses over which the Company has the ability to exercise significant influence, but are not consolidated into the Company's results, are accounted for using the equity method. In March 2000, the Company completed the disposition of a majority equity interest in its Diversified segment. The Company has accounted for its retained interest in the Diversified segment under the equity method of accounting from March 2000 until January 2002, when the Company sold all remaining interests in that segment. The Company eliminates intercompany balances and transactions when consolidating the account balances of its subsidiaries.

Certain amounts have been reclassified in the Company's prior year statements to conform them to the presentation used in the current year.

NOTE 2--ACCOUNTING POLICIES

USE OF ESTIMATES: Accounting guidelines require that the Company make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by USI, which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets due to Parent and affiliates.

RESTRICTED CASH: The Company has restricted cash, which is comprised of escrow deposits required under the terms of the Restructured Facilities for the benefit of the holders of the Company's Senior Notes.

INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in amounts due to Parent and affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2002, 2001 and 2000 were $18.0 million, $13.8 million and $18.8 million, respectively.

INVENTORIES: The Company's inventories are valued at the lower of cost, determined under the first-in, first-out method, or market value. The Company's inventories can be categorized as follows:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                             2002           2001
                                                          -------        -------
                                                               (IN MILLIONS)
Finished products ................................        $  49.1        $  57.9
In-process products ..............................            7.1            5.8
Raw materials ....................................           52.5           53.3
                                                          -------        -------
                                                          $ 108.7        $ 117.0
                                                          =======        =======

PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

PROPERTY, PLANT AND EQUIPMENT:  Property, plant and equipment consisted of:

                                                              AT SEPTEMBER 30,
                                                          ----------------------
                                                           2002           2001
                                                          -------        -------
                                                              (IN MILLIONS)
Land and buildings ...............................        $  60.4        $  61.4
Machinery, equipment and furniture ...............          103.4           98.2
Accumulated depreciation .........................          (67.4)         (60.1)
                                                          -------        -------
                                                          $  96.4        $  99.5
                                                          =======        =======

DEPRECIATION AND AMORTIZATION:  Depreciation and amortization consisted of:

                                               FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                            ------------------------------------
                                              2002          2001          2000
                                            --------      --------      --------
                                                       (IN MILLIONS)
Depreciation .........................      $   14.1      $   10.3      $   20.2
Amortization of goodwill and
  intangible assets ..................           0.1           7.8          10.3
                                            --------      --------      --------
                                            $   14.2      $   18.1      $   30.5
                                            ========      ========      ========

OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $12.7 million and $10.1 million as of September 30, 2002 and 2001, respectively. In fiscal 2002, the Company recorded income from excess properties of $0.5 million, compared to a net loss from excess properties of $0.2 million and income of $2.7 million in fiscal 2001 and 2000, respectively. These amounts are included in other expense, net, and consist of net gains on the sales of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

GOODWILL AND OTHER INTANGIBLE ASSETS: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for the fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 141 is effective commencing July 1, 2001, and the Company elected to adopt SFAS No. 142 as of October 1, 2001. Accordingly, as of October 1, 2001, the Company no longer amortizes goodwill.

SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and of each intangible asset with an indefinite life and compare it to the respective carrying value, including goodwill and other intangible assets, of such unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. Upon completion of its assessment in the fourth quarter of 2002, the Company determined that the fair value of the Company's intangible assets with indefinite lives exceeded their carrying values. For goodwill, if the carrying value of the reporting unit exceeds its fair value, the goodwill of this unit may be impaired. The amount, if any, of the impairment would then be measured in a second step. The Company performed the initial step on its two reporting units - Bath & Plumbing and Rexair, at October 1, 2001 and in the fourth quarter of 2002. The fair values of each reporting unit exceeded the carrying values. Consequently, no impairment was recognized and the second step was not required. The Company plans on performing its annual test for impairment in the fourth quarter of its fiscal year.

As of September 30, 2002, the Company had net goodwill of $201.5 million in the Bath & Plumbing segment, compared to $198.6 million as of September 30, 2001. The increase in the goodwill balance is due to exchange rate fluctuations.

Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                        SEPTEMBER 30, 2002                      SEPTEMBER 30, 2001
                                               ------------------------------------     -------------------------------------
                                               GROSS CARRYING         ACCUMULATED        GROSS CARRYING         ACCUMULATED
                                                   AMOUNT            AMORTIZATION            AMOUNT            AMORTIZATION
                                               ---------------      ---------------      ---------------      ---------------
                                                                              (IN MILLIONS)
Amortizable intangible assets                  $           0.9      $           0.1      $           0.9      $            --
Non-amortizable intangible assets                         72.8                   --                 68.0                   --
                                               ---------------      ---------------      ---------------      ---------------
     Total identifiable intangible assets      $          73.7      $           0.1      $          68.9      $            --
                                               ===============      ===============      ===============      ===============

Amortizable intangible assets consist of patented technology, which will be amortized over its 10-year useful life. Amortization expense should approximate $0.1 million per year through fiscal 2011. Non-amortizable intangible assets include a trade name and distributor network.

The following table presents actual results of operations for fiscal 2002 and a reconciliation of reported net (loss) income to adjusted net (loss) income for fiscal 2001 and 2000.

                                                      FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                         2002          2001           2000
                                                      ---------      --------       ----------
                                                                  (IN MILLIONS)
Net income (loss):
     Reported income (loss)                            $   61.6      $ (243.3)      $   61.6
     Add back:  Goodwill amortization - after tax            --           8.3           12.5
                                                       --------      --------       --------
                     Adjusted net income (loss)        $   61.6      $ (235.0)      $   74.1
                                                       ========      ========       ========

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                            2002           2001
                                                          -------        -------
                                                              (IN MILLIONS)
Compensation related .............................        $  13.1        $  12.8
Other ............................................           66.8           55.6
                                                          -------        -------
                                                          $  79.9        $  68.4
                                                          =======        =======

FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and trade accounts payable approximate their carrying values because of their short-term nature.

Long-Term Debt: The fair values of the Company's Senior Notes represent quoted market prices. The fair value of the Company's remaining debt approximates its carrying value as of September 30, 2002.

There were no other significant differences as of September 30, 2002 and September 30, 2001 between the carrying value and fair value of the Company's financial instruments except as disclosed below:

                                                              2002                                      2001
                                               ------------------------------------      ------------------------------------
                                                  CARRYING               FAIR               CARRYING               FAIR
                                                   AMOUNT                VALUE               AMOUNT                VALUE
                                               ---------------      ---------------      ---------------      ---------------
7.25% Senior Notes .......................     $         124.1      $         107.5      $         123.9      $          82.5
                                               ===============      ===============      ===============      ===============

REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 20, 2001 includes $4.4 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000. Therefore, these amounts have not been presented.

SHIPPING AND HANDLING FEES AND COSTS: The Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

OTHER EXPENSE, NET: Other expenses were $7.5 million, $22.9 million and $4.2 million in 2002, 2001 and 2000, respectively. These costs include continuing obligations associated with the Company's ladder operations disposed of in October 1999. Also included in 2001 were $17.4 million of deferred transaction costs associated with Rexair.

ADVERTISING COSTS: Advertising costs are charged to expense when incurred. Advertising expense totaled $17.3 million, $26.1 million and $27.7 million in 2002, 2001 and 2000, respectively.

RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $3.1 million, $4.1 million and $4.5 million in 2002, 2001 and 2000, respectively.

DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specific intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matured on June 30, 2002, was designated as a cash flow hedge of the underlying variable-rate interest payments and was recorded as a current liability in the Company's balance sheet at September 2001. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax was recorded in accumulated other comprehensive income (loss) ("OCI") within stockholders' equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract, which was recognized as additional interest expense during 2002.

COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2002, 2001 and 2000 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                                   MINIMUM                              ACCUMULATED
                               FOREIGN             PENSION           FAIR VALUE            OTHER
                              CURRENCY            LIABILITY        OF DERIVATIVES      COMPREHENSIVE
                             TRANSLATION       ADJUSTMENT (1)        ADJUSTMENT        INCOME(LOSS)
                           ---------------     ---------------     ---------------    ---------------
September 30, 1999 ....    $         (23.1)    $          (3.4)    $            --    $         (26.5)
Fiscal 2000 change ....              (19.3)                2.2                  --              (17.1)
                           ---------------     ---------------     ---------------    ---------------
September 30, 2000 ....              (42.4)               (1.2)                 --              (43.6)
Fiscal 2001 change ....               18.5                 1.3                (1.4)              18.4
                           ---------------     ---------------     ---------------    ---------------
September 30, 2001 ....              (23.9)                0.1                (1.4)             (25.2)
Fiscal 2002 change ....               (0.9)              (13.2)                1.4              (12.7)
                           ---------------     ---------------     ---------------    ---------------
September 30, 2002 ....    $         (24.8)    $         (13.1)    $            --    $         (37.9)
                           ===============     ===============     ===============    ===============

(1) The minimum pension liability adjustment is net of an estimated tax benefit of $7.1 million, $0.1 million and $0.8 million at September 2002, 2001 and 2000, respectively.

STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for its stock options and discloses pro-forma net income as if compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation. The pro forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended September 30, 2002, 2001 and 2000; therefore, these amounts have not been presented.

Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2002 for vesting restricted stock awards. As of September 30, 2002, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees and any options which are not vested as of the date of the sale of the Company will be forfeited.

INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company is comprised of direct or indirect subsidiaries of USI.

NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("Statement") No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company will adopt the new rules on asset retirement obligations on October 1, 2002. Application of the new rules is not expected to have a significant impact on the Company's financial position and results of operations.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes Statement No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. Statement No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company expects to adopt the new rules as of October 1, 2002, and it does not expect adoption of the Statement to have a significant impact on the Company's financial position and results of operations.

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction. This Statement eliminates extraordinary accounting treatment for reporting gain or loss on debt extinguishment, and amends other existing authoritative pronouncements to make various technical corrections, clarifies meanings, or describes their applicability under changed conditions. The provisions of this Statement will be effective for the Company October 1, 2002; however, early application of the Statement is encouraged. Debt extinguishments reported as extraordinary items prior to scheduled or early adoption of this Statement would be reclassified following adoption. The Company does not anticipate a significant impact on its cash flows or results of operations as a result of adopting this Statement.

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that the Company record costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The Company is required to adopt this Statement on October 1, 2002. The Company does not expect the adoption of this Statement to have a material affect on its cash flows or the results of its operations.

NOTE 3--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

Acquisitions of Businesses

In connection with the Company's sale to Strategic in March 2000 of a 75% interest in Rexair (see Disposition of Businesses below), the Company guaranteed Rexair's $200 million credit facility. This guarantee required the Company to maintain certain credit rating levels. In response to a downgrade of its credit ratings in March 2001, the Company obtained waivers of the ratings default from Rexair's lenders while it pursued the reacquisition of Rexair from Strategic and the restructuring of its debt. On August 15, 2001, the Company reacquired the 75% equity interest in Rexair previously sold to Strategic. The purchase consideration included the return to Strategic of $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility. In connection with the reacquisition, the Company reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in intangible assets of approximately $73.7 million, the majority of which have indefinite lives and will not be amortized. The Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Rexair segment from the date of re-acquisition. The Company accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when the Company held only a 25% interest.

Disposition of Businesses

On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.V.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $197.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $42.1 million.

In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded a liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. On August 15, 2001, the Company required Rexair from Strategic in exchange for the return to Strategic of $27.4 million in face value of the Strategic Notes. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities were included in the reacquired basis in Rexair (See Acquisitions of Businesses above).

In July 2000, the Company transferred the Strategic Notes and certain of the cash proceeds received to USI in exchange for a note receivable from USI in the amount of $674.4 million, bearing interest of 6.5% per annum with $358.5 million due on demand and $315.9 million maturing in fiscal 2005.

During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations for which $12.3 million has been accrued at September 30, 2002.

NOTE 4--DISCONTINUED OPERATIONS

On December 28, 2001, the Board of Directors approved a formal Disposal Plan for five businesses in connection with the Company's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company incurred a charge of $204.3 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses--Ames True Temper, Lighting Corporation of America, Spear & Jackson, and SiTeco Lighting--which are included within the consolidated operations of USI Atlantic. In fiscal 2002, the Company recorded income from discontinued operations of $8.4 million, as it re-evaluated the estimated loss on disposal of its discontinued operations. The discontinued businesses previously comprised the Company's Lawn & Garden and Lighting segments. The net assets of the discontinued businesses are included in the net assets held for sale for all periods presented. The Company completed the sales of Ames True Temper in January 2002, Lighting Corporation of America in April 2002 and Spear & Jackson in September 2002. In October 2002, the Company completed the sale of SiTeco Lighting.

The operating results of these businesses were classified as discontinued operations in 2001 and 2000 and, in accordance with APB No. 30, their estimated fiscal 2002 operating income was included in the Company's expected loss on disposal of $204.3 million which was recorded in September 2001, and adjusted in fiscal 2002.

Summarized results of discontinued operations are as follows:

                                                       FOR FISCAL YEARS ENDED SEPTEMBER 30,
                                                       -------------------------------------
                                                         2002          2001           2000
                                                       --------      --------       --------
                                                                   (IN MILLIONS)
Net sales                                              $  640.4      $1,244.0       $1,311.1

Operating income                                           30.7           0.8            1.7

Income (loss) from operations before income taxes          30.8          (7.8)           1.2

Included in operating income are goodwill impairment charges totaling $61.6 million and $84.0 million in fiscal 2001 and 2000, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company based on a fair value methodology. The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan and were reclassified into discontinued operations after the approval of the Disposal Plan.

Amounts classified as net assets held for sale consist of the following:

                                                             AT SEPTEMBER 30
                                                         -----------------------
                                                           2002           2001
                                                         --------       --------
                                                              (IN MILLIONS)
Net current assets                                       $   64.2       $   91.2
Property, plant and equipment, net                           49.2          252.9
Other non-current assets and liabilities, net                (9.6)         111.4
                                                         --------       --------
Net assets held for sale                                 $  103.8       $  455.5
                                                         ========       ========

NOTE 5-- IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

Goodwill Impairment Charges

Operating results at a number of the Company's subsidiaries declined during 2001. In the third quarter of 2001, the Company evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, the Company recorded a goodwill impairment charge totaling $60.8 million in the Bath & Plumbing segment in fiscal 2001.

Restructuring and Other Non-recurring Charges

During the third quarter of 2002, the Company recorded $0.8 million of restructuring charges related to management changes at its Jacuzzi operations. During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified as "other expenses" in the Company's consolidated statement of operations.

NOTE 6-- NOTES RECEIVABLE FROM AFFILIATES

Notes receivable from affiliates consists of the following:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                            2002          2001
                                                          --------      --------
                                                              (IN MILLIONS)
5.07% Notes receivable from affiliates .............      $  108.2      $     --
5.32% Notes receivable from affiliates .............           3.0            --
5.57% Notes receivable from affiliates .............         169.0            --
6.00% Notes receivable from affiliates .............          18.0           7.3
6.50% Notes receivable from affiliates .............         651.6         674.4
7.00% Notes receivable from affiliates .............           3.0            --
                                                          --------      --------
                                                          $  952.8      $  681.7
                                                          ========      ========

At September 30, 2002, the notes receivable from Affiliates are unsecured with $659.6 million payable upon demand, and $293.2 million maturing in fiscal year 2005. The increase in the notes receivable balance from 2001 is primarily due to the transfer of a portion of the proceeds from asset sales in 2002 to USI. Interest received during fiscal 2002, 2001 and 2000 was $42.8 million, $47.9 million and $3.2 million, respectively.

NOTE 7--LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                      AT SEPTEMBER 30,
                                                                   -----------------------
                                                                     2002           2001
                                                                   --------       --------
7.25% Senior Notes, net .....................................      $  124.1       $  123.9
Restructured Facilities, Rexair .............................          92.8          166.2
Restructured Facilities, U.S. Industries ....................         127.9          418.0
                                                                   --------       --------
                                                                      344.8          708.1
Less current maturities .....................................         (76.7)        (428.0)
                                                                   --------       --------
Long-term debt ..............................................      $  268.1       $  280.1
                                                                   ========       ========

Principal payments on long-term debt for the next five years ended September 30 are as follows:

                                                                       (IN MILLIONS)
                                                                       -------------

 2003 ...........................................................         $ 76.7
 2004 ...........................................................             --
 2005 ...........................................................          198.5
 2006 ...........................................................             --
 2007 ...........................................................           69.6
                                                                          ------
                                                                          $344.8
                                                                          ======

In Fiscal 1997, the Company's wholly owned subsidiary, USIAH, issued $125.0 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (the "7.25% Notes"). The net cash proceeds were $123.0 million after transaction fees and discounts. A supplemental indenture was later executed adding USI as a co-obligor with USIAH under the 7.25% Notes. On October 24, 2002, USI commenced an offer to purchase up to $54.8 million in aggregate principal amount of its outstanding 2006 Notes. On November 7, 2002, USI announced that it received tenders, and related consents, from a majority of the holders of its outstanding 7.25% Notes. An amount just shy of 100% or $125.0 million of the 7.25% Notes were tendered for exchange. The transaction resulted in $54.8 million paid to the note holders from the 7.25% Notes escrow account.

In October 1998, USI and USIAH jointly issued $250 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (the "7.125% Notes"). The 7.125% Notes are recorded as a liability of USI. On September 9, 2002, USI commenced an Exchange Offer to exchange cash and notes with an interest rate of 11.25% payable December 31, 2005 (the "New Notes") for all outstanding 7.125% Notes due October 2003. In connection with the Exchange Offer, USI also solicited consents from a majority of the 7.125% Note holders to a proposed amendment to the indenture under which the 7.125% Notes were issued so that the cash deposited into a cash collateral account from the sales of the Company's non-core assets that is proportionally allocable to tendering holders may be used to pay the cash consideration in the Exchange Offer ("Consent Solicitation").

On November 4, 2002, USI announced that it had accepted for payment all 7.125% Notes validly tendered in the exchange offer. Approximately $238.2 million or 95% of the 7.125% Notes were tendered for exchange. Note holders who tendered their 7.125% Notes received an amount of cash and principal amount of New Notes that together equaled the principal amount of the 7.125% Notes tendered. The transaction resulted in $104.8 million paid to the note holders from the 7.125% Notes escrow account, New Notes issued of $133.4 million and a balance remaining in 7.125% Notes of $11.8 million. The New Notes are also recorded as a liability on USI. The other terms of the New Notes are substantially similar to the 7.125% Notes.

The 7.25% Notes, 7.125% Notes and New Notes (collectively, the "Senior Notes") are joint and several obligations of USI, USI Global and USIAH, and are guaranteed by USI Atlantic. The 7.25% and 7.125% Senior Notes are redeemable at the option of the Company, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% notes and 50 basis points for the 7.125% notes) plus, in each case, accrued interest to the date of redemption. The New Notes are redeemable without premium or penalty using the New Notes escrow account or otherwise at 103% if redeemed within the first anniversary of issuance, 102% thereafter through

December 30, 2004 and 101% from December 31, 2004 to maturity. Certain restrictions on dividends and the purchase of common stock for treasury contained in the indenture for the 7.25% Notes were eliminated in August 1998 based upon the Company's credit rating at that time. The 7.125% Notes and New Notes were issued without such restrictions; however, the Restructured Facilities (discussed below) contain restrictions on dividends as well as the purchase of common stock for treasury. The security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities are discussed in more detail below.

The Company also was a borrower, along with USI, under a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies, which had original availability of $500 million, was scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001. USI completed the re-acquisition of Rexair and restructured the Rexair Credit Facilities on the same date. The amended facilities (including the Rexair Credit Facility, the "Restructured Facilities") extended the final maturity of the debt under the Revolving Facilities to November 30, 2002, which coincided with the final maturity of the Rexair Credit Facility. On October 21, 2002, USI announced that it obtained an amendment to the Restructured Facilities, providing for an extension of the maturity date to October 2004 (see further below for more details on the amended facilities).

The Restructured Facilities originally provided for an increase in availability under the five-year Credit Agreement from $500 million to $830 million, availability under the Rexair Credit Facility of $195 million (reduced by $5 million in May 2002), the termination of the multi-currency borrowing feature under the five-year Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the Company's senior debt (a combination of the Restructured Facilities, the Senior Notes and other defined obligations). The required cumulative permanent principal reductions of USI's senior debt were scheduled at $75 million, $200 million, $450 million and $600 million during the periods ending December 31, 2001; March 31, 2002; June 30, 2002; and October 15, 2002, respectively.

On December 21, 2001, USI obtained a waiver from its lenders under the Restructured Facilities that permitted the Company to satisfy the remaining balance of the December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds. Under the terms of the waiver, the permanent reduction resulting from the sale of Ames True Temper was reduced by the amount of the unfunded commitment (approximately $58 million) used to satisfy the December 31, 2001 amortization. In October 2002, USI obtained a similar waiver from its lenders to satisfy the remaining balance of the October 15, 2002 reduction (approximately $27 million), through a reduction of the unfunded commitments. With the sale of SiTeco on October 18, 2002, this portion of the unfunded commitment was restored. On June 30, 2002, USI obtained an amendment to the Rexair Credit Facility which contained, among other things, revised ratios for interest coverage and consolidated leverage as well as revised minimum EBITDA covenants.

Under the Restructured Facilities, substantially all assets sale proceeds are required to be applied to reduce the Company's and USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when the Company, USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral accounts for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes and other obligations. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent principal reductions. Below is a summary of significant asset sales completed in fiscal 2002.

                                                                      Estimated         Deposited      Reduction of
                                      Transaction      Gross       Transaction and      in Escrow     Restructured
                                         Date         Proceeds     Other Costs (1)      Accounts       Facilities
                                     --------------  -----------   ---------------    ------------    ------------
Ames True Temper                         1/14/2002       $ 165.0           $ 21.9         $ 44.1          $ 99.0
Strategic Notes                          1/16/2002         107.6              1.7           31.9            74.0
Lighting Corporation of America          4/26/2002         250.0             39.8           64.3           145.9
Selkirk                                  6/24/2002          40.0              5.1            7.1            27.8


(1) Estimated transaction and other costs include working capital adjustments and escrows for future liabilities. Approximately $21.8 million of these costs are still outstanding on USI Atlantic as of September 30, 2002 ($14.0 million in current liabilities and $7.8 million in long-term liabilities).

On September 6, 2002, the Company sold substantially all of the assets of Spear & Jackson to MegaPro Tools, Inc. ("MegaPro"). Net proceeds consisted of notes from the buyer and an equity interest in the common shares of the buyer. The Company is subject to restrictions on the voting and disposition of these shares and has no involvement in the continuing management or operations of MegaPro. The investment was recorded at its fair value at the date of acquisition based on an independent valuation.

On October 18, 2002, the Company completed the sale of SiTeco to funds advised by JPMorgan Partners, the private equity arm of JPMorgan Chase & Company. Net proceeds of approximately $103.8 million were applied to reduce the Company's and USI's funded and unfunded senior debt, including $34.0 million deposited into escrow accounts for the benefit of the holders of the Company's Senior Notes and certain other creditors.

Also in October 2002, the Restructured Facilities were amended, extending the maturity of the facilities to October 4, 2004. The amended Restructured Facilities decrease the availability for USI borrowings (excluding Rexair, the "USI Facility") to $365 million, which consists of a $250 million term loan and $115 million revolving facility. Availability on the Rexair portion of the facilities was reduced to $90 million, which includes a $75 million term loan and $15 million revolver. Required cumulative permanent reductions of the USI Facility are scheduled on July 31, 2003 and August 31, 2004 for $20 million and $50 million, respectively. The Rexair Facility requires cumulative permanent reductions of $2 million per quarter in fiscal 2003 and $3 million for each of the first three quarters of 2004.

The Restructured Facilities require that the Company, USI and Rexair maintain minimum monthly EBITDA, as defined; comply with maximum monthly capital expenditure limits; maintain minimum availability (as defined) of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of the USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

The Restructured Facilities provide for increasing interest rates over the remaining term. The spread over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increased by 50 basis points each quarter thereafter through December 2002. With the amendment in October 2002, the interest rate increases to 675 basis points over LIBOR from December 2002 through June 2003. Beginning July 2003 the spread will increase by 50 basis points on the first day of each quarter through the maturity date. The Restructured Facilities also provide for several new fees including an unused commitment fee of 0.50% (which increases to 0.75% with the October 2002 amendment) and a facing fee on all outstanding letters of credit of 0.25% per annum. Interest paid by USI Atlantic to non-affiliates was $40.0 million, $46.3 million and $43.6 million for fiscal 2002, 2001 and 2000, respectively.

The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the Restructured Facilities, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes with certain assets. In addition, certain domestic and foreign subsidiaries of the Company that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, USI also agreed to provide the lenders with security interest in the shares and assets of certain of the Company's foreign subsidiaries.

At November 23, 2002, USI had approximately $355.0 million committed under the USI Facility, of which approximately $261.2 million had been utilized and the balance of $93.8 million was available. Also as of November 23, 2001, $14.3 million was available for borrowing solely by Rexair under the Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.1 million. The Company also had letters of credit outstanding with other financial institutions totaling $28.6 million as of November 23, 2002.

Notes payable to Parent consists of the following:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                           2002           2001
                                                          -------        -------
                                                               (IN MILLIONS)
6.5% notes payable ...............................        $    --        $   0.2
7.50% notes payable ..............................           23.6           22.9
8.25% notes payable ..............................             --            6.5
                                                          -------        -------
                                                          $  23.6        $  29.6
                                                          =======        =======


The notes payable to Parent are unsecured and payable on demand. Interest paid during fiscal 2002, 2001, and 2000 was $0.5 million, $1.2 million, and $0.1 million, respectively.

NOTE 8--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.

The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

Additionally, the Company provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These are presented as other benefits in the tables that follow.

The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented in the following schedules:

                                                            PENSION BENEFITS                      OTHER BENEFITS
                                           --------------------------------------       ------------------------------------
                                             2002           2001           2000           2002          2001          2000
                                           --------       --------       --------       --------      --------      --------
Assumptions:
  Discount rate .....................          6.75%          7.50%          8.00%          6.75%         7.50%         8.00%
  Rate of compensation increases ....          3.25%          4.50%          4.50%            --            --            --
  Expected rate of return on assets .          8.75%          9.50%          9.50%            --            --            --


                                                           PENSION BENEFITS                  OTHER BENEFITS
                                                   --------------------------------    ------------------------------
                                                     2002        2001        2000        2002       2001       2000
                                                   --------    --------    --------    --------   --------   --------
                                                                               (IN MILLIONS)
Components of net periodic (income) cost:
   Defined benefit plans:
       Service cost ............................   $    0.9    $    0.1    $    1.1    $    0.1   $     --   $    0.2
       Interest cost ...........................        1.2         0.2         1.5         0.1         --        0.3
       Expected return on plan assets ..........       (1.1)       (0.1)       (1.4)         --         --         --
       Prior service cost ......................         --          --         0.2          --         --         --
       Net actuarial gain ......................         --          --         0.1          --         --         --
       Curtailments ............................         --          --        (1.1)         --         --         --
                                                   --------    --------    --------    --------   --------   --------
       Periodic (income) cost of defined
         benefit plans .........................        1.0         0.2         0.4         0.2         --        0.5
       (Income) cost of participation in
         USI Group Plan ........................       (1.4)       (2.0)       (5.3)         --         --         --
       Curtailment in USI Group Plan ...........         --          --       (18.5)         --         --         --
                                                   --------    --------    --------    --------   --------   --------
     Net periodic (income) cost:
          Defined benefit plans ................       (0.4)       (1.8)      (23.4)        0.2         --        0.5
          Defined contribution plans ...........        0.4         0.2         0.7          --         --         --
                                                   --------    --------    --------    --------   --------   --------

Net periodic (income) cost .....................   $     --    $   (1.6)   $  (22.7)   $    0.2   $     --   $    0.5
                                                   ========    ========    ========    ========   ========   ========

Included in the curtailment gain of $18.5 million in fiscal 2000 is a gain on curtailment of $19.6 million related to the sale of the Diversified businesses. This gain is included in the statement of operations caption "Gain (loss) on sale of businesses."

The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                                 PENSION BENEFITS        OTHER BENEFITS
                                                               --------------------    --------------------
                                                                 2002        2001        2002        2001
                                                               --------    --------    --------    --------
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                       (IN MILLIONS)
  Benefit obligation at beginning of year                      $   16.6    $    0.9    $    1.9    $    0.3
  Service cost                                                      0.9         0.1         0.1          --
  Interest cost                                                     1.2         0.2         0.1          --
  Actuarial (gains) losses                                          1.8        (0.1)        0.2         0.1
  Benefits paid                                                    (0.7)       (0.1)       (0.1)         --
  Acquisitions (divestitures)                                        --        15.6          --         1.5
                                                               --------    --------    --------    --------
    Benefit obligation at end of year                          $   19.8    $   16.6    $    2.2    $    1.9
                                                               ========    ========    ========    ========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year               $   11.7    $     --    $     --    $     --
  Actual return on plan assets                                     (1.6)       (0.4)         --          --
  Contributions                                                     0.9          --         0.1          --
  Benefits paid                                                    (0.7)       (0.1)       (0.1)         --
  Acquisitions (divestitures)                                        --        12.2          --          --
                                                               --------    --------    --------    --------
    Fair value of plan assets at end of year                   $   10.3    $   11.7    $     --    $     --
                                                               ========    ========    ========    ========

FUNDED STATUS OF PLANS:
  Plan assets less than projected
    benefit obligation                                         $   (9.5)   $   (4.9)   $   (2.2)   $   (1.9)
  Unrecognized net actuarial losses (gains)                         5.3         0.8         0.3         0.1
                                                               --------    --------    --------    --------
     Total recognized                                          $   (4.2)   $   (4.1)   $   (1.9)   $   (1.8)
                                                               ========    ========    ========    ========

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                             $     --    $     --    $     --    $     --
  Accrued  benefits                                                (7.9)       (4.4)       (1.9)       (1.8)
  Intangible assets                                                  --          --          --          --
  Accumulated other comprehensive income                            3.7         0.3          --          --
                                                               --------    --------    --------    --------
     Total recognized                                              (4.2)       (4.1)       (1.9)       (1.8)
  Participation in USI Group Plan                                   7.9         6.7          --          --
                                                               --------    --------    --------    --------
     Total amount recorded in the consolidated balance sheet   $    3.7    $    2.6    $   (1.9)   $   (1.8)
                                                               ========    ========    ========    ========

At September 30, 2002 and 2001, the Company has a net pension asset of $7.9 million and $6.7 million, respectively, which reflects the Company's recorded balance that is included in a USI group pension plan. As of September 30, 2002, the USI group pension plan's fair value of the plan assets of $289.6 million exceeds the present value of its accumulated benefit obligation by approximately $65.4 million

The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $19.8 million and $10.3 million, respectively, in 2002 and $16.6 million and $11.7 million, respectively, in 2001.

The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $18.1 million and $10.3 million, respectively, in 2002 and $15.1 million and $11.7 million, respectively, in 2001.

The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. At both September 30, 2002 and 2001, 1,333,100 shares of USI's common stock, representing $3.1 million of the master trust's assets, were included in plan assets. During fiscal 2001, $0.1 million in dividends were paid to the master trust.

The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.0% for 2002 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2002 (in millions):

         Effect of a 1% increase in the health care cost trend rate on:

Service cost plus interest cost ...................................        $ --
Accumulated post-retirement benefit obligation ....................         0.2

         Effect of a 1% decrease in the health care cost trend rate on:

Service cost plus interest cost....................................        $ --
Accumulated post-retirement benefit obligation.....................        (0.2)

Foreign Benefit Arrangements

The Company's foreign defined benefit pension plan covers salaried employees of Spring Ram. The assumptions used and the net periodic pension cost for the Company's foreign defined benefit plan is presented below:

                                                          PENSION BENEFITS
                                                     2002       2001       2000
                                                   -------    -------    -------
Assumptions:
  Discount rate ...............................      5.75%      6.25%      6.50%
  Rate of compensation increase ...............      3.00%      3.25%      3.75%
  Expected long-term rate of return on assets .      7.50%      7.50%      8.50%

                                                      PENSION BENEFITS
                                              --------------------------------
                                                  2002        2001        2000
                                              --------    --------    --------
Components of net periodic (income) cost:               (IN MILLIONS)
Service cost ..............................   $    0.8    $    0.5    $    0.7
Interest cost .............................        2.5         2.1         2.1
Expected return on plan assets ............       (3.4)       (3.5)       (2.6)
Net actuarial loss ........................        0.1          --          --
Curtailments ..............................         --          --        (0.9)
                                              --------    --------    --------
Net periodic income .......................   $     --    $   (0.9)   $   (0.7)
                                              ========    ========    ========

The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the Company's foreign defined benefit pension plan with the amounts recognized in the Company's balance sheet as of September 30:

                                                               PENSION BENEFITS
                                                             --------------------
                                                               2002        2001
                                                             --------    --------
                                                                (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year                    $   38.6    $   33.4
  Service cost                                                    0.8         0.5
  Interest cost                                                   2.5         2.1
  Employee contributions                                          0.4         0.4
  Foreign currency exchange rate changes                          2.3          --
  Actuarial (gains) losses                                       (1.2)        3.7
  Benefits paid                                                  (0.9)       (1.5)
                                                             --------    --------
    Benefit obligation at end of year                        $   42.5    $   38.6
                                                             ========    ========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year             $   38.4    $   39.8
  Actual return on plan assets                                  (12.7)       (0.8)
  Foreign currency exchange rate changes                          2.2          --
  Employer contributions                                          0.6         0.5
  Employee contributions                                          0.4         0.4
  Benefits paid                                                  (0.9)       (1.5)
                                                             --------    --------
    Fair value of plan assets at end of year                 $   28.0    $   38.4
                                                             --------    --------

FUNDED STATUS OF PLAN:
  Plan assets less than projected benefit
    obligation                                               $  (14.5)   $   (0.2)
  Unrecognized net actuarial losses                              21.1         5.8
                                                             --------    --------
    Total recognized in the balance sheet                    $    6.6    $    5.6
                                                             ========    ========

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                           $     --    $    5.6
  Accrued benefits                                              (10.0)         --
  Accumulated other comprehensive income                         16.6          --
                                                             --------    --------
    Total recorded in the balance sheet                      $    6.6    $    5.6
                                                             ========    ========

NOTE 9--INCOME TAXES

The Company's pre-tax income (loss) from continuing operations consisted of the following:

                                               FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                             -----------------------------------
                                               2002         2001          2000
                                             --------     --------      --------
                                                       (IN MILLIONS)
United States ..........................     $    0.4     $   48.0      $   74.8
Foreign ................................         36.1        (42.2)         36.9
                                             --------     --------      --------
                                             $   36.5     $    5.8      $  111.7
                                             ========     ========      ========

The provision (benefit) for federal, foreign, and state income taxes consist of:

                                                FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                             -----------------------------------
                                               2002         2001          2000
                                             --------     --------      --------
                                                       (IN MILLIONS)
Current:
  Federal ..............................     $     --     $    7.5      $    9.4
  Foreign ..............................         14.0          7.6          12.3
  State ................................          0.3          4.1           4.9
Deferred ...............................        (31.0)       (10.6)         21.9
                                             --------     --------      --------
                                             $  (16.7)    $    8.6      $   48.5
                                             ========     ========      ========

The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

                                                           SEPTEMBER 30,
                                                --------------------------------------
                                                  2002           2001           2000
                                                --------       --------       --------
                                                            (IN MILLIONS)
Statutory federal income tax provision .....    $   12.8       $    2.0       $   39.1
Foreign income tax differential ............         1.3             --           (0.4)
State income taxes (net of federal benefit).         0.2            2.7            3.2
Goodwill amortization ......................          --            1.4            2.4
Non-deductible goodwill impairment .........          --           21.3             --
Non-deductible restructuring charges .......          --            2.8             --
Change in valuation allowance ..............       (37.0)            --             --
Minority interest ..........................         6.8          (21.6)           4.0
Miscellaneous ..............................        (0.8)            --            0.2
                                                --------       --------       --------
                                                $  (16.7)      $    8.6       $   48.5
                                                ========       ========       ========

The components of deferred income tax assets and liabilities consisted of the following:

                                                             AT SEPTEMBER 30,
                                                          ---------------------
                                                            2002         2001
                                                          --------     --------
                                                              (IN MILLIONS)
Deferred tax liabilities:
  Property, plant and equipment ......................    $    0.3     $    3.4
  Post retirement Net pension assets .................         5.0          1.9
  Deductible goodwill ................................         3.0           --
  Other ..............................................         3.9         22.1
                                                          --------     --------
    Total deferred tax liabilities ...................        12.2         27.4

Deferred tax assets:
  Accruals and allowances ............................        28.3         24.2
  Postretirement benefits ............................          --          0.6
  Intangible assets ..................................          --           --
  Other ..............................................         1.1           --
  Capital loss carryforwards .........................        42.3         57.7
                                                          --------     --------
    Sub-total deferred tax assets ....................        71.7         82.5
  Valuation allowance ................................       (42.3)       (57.7)
                                                          --------     --------
    Total deferred tax assets ........................        29.4         24.8

      Net deferred tax asset (liability) .............    $   17.2     $   (2.6)
                                                          ========     ========

The Company has established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

The classification of the deferred tax balance is:

                                                             AT SEPTEMBER 30,
                                                           ---------------------
                                                             2002        2001
                                                           --------    --------
                                                             (IN MILLIONS)
Current assets .........................................   $   26.4    $   24.7
                                                           --------    --------

Non-current assets .....................................        0.1         0.1
Non-current liabilities ................................       (9.3)      (27.4)
                                                           --------    --------
  Net non-current liabilities ..........................       (9.2)      (27.3)
                                                           --------    --------

      Net deferred tax asset (liability) ...............   $   17.2    $   (2.6)
                                                           ========    ========


NOTE 10--COMMITMENTS AND CONTINGENCIES

Operating Leases

The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2002. Certain of these leases contain stated escalation clauses while others contain renewal options.

                                                                       (IN MILLIONS)
                                                                       -------------
2003 .................................................................     $ 7.4
2004 .................................................................       5.4
2005 .................................................................       4.3
2006 .................................................................       3.5
2007 .................................................................       2.1
Thereafter ...........................................................       0.1
                                                                           -----
Total minimum lease payments .........................................     $22.8
                                                                           =====

Rent expense, including equipment rental, was approximately $9.1 million, $9.0 million and $9.4 million in 2002, 2001 and 2000, respectively.

Litigation

The Company is subject to a wide range of environmental protection laws. Approximately 15 present and former operating sites, or portions thereof, currently or previously owned and/or leased by current or former operating units of the Company have remedial and investigatory activities underway. In addition, the Company has been named as a Potentially Responsible Party ("PRP") at nine "Superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites, which range up to 30 years, and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

At September 30, 2002, the Company had accrued approximately $7.9 million ($0.2 million accrued as current liabilities and $7.7 million as non-current liabilities), including $4.5 million for discontinued operations, for various environmental liabilities of which the Company is aware. The Company believes that the range of liability for these matters could reach $13.8 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible.

Also certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

The Company continues to guarantee the lease payments of an Ames True Temper master distribution center. The lease obligation will expire in 2015. The lease payments totaled $3.6 million for 2002, and increase by 2.25% each year thereafter. In connection with the sale of Ames True Temper in January 2002, the Company obtained a security interest and indemnification from Ames True Temper on the lease that would enable it to exercise remedies in the event of default.

NOTE 11 - SEGMENT INFORMATION

The Company currently operates in two reportable business segments - Bath & Plumbing and Rexair. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, shower enclosures, bath accessories, plumbing fittings and other behind-the-wall plumbing products. Bath & Plumbing's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets. Rexair is a leading manufacturer of premium vacuum cleaner systems. Its RAINBOW(R) vacuum cleaners collect dirt particles by means of a water filtration and separator system. Rexair distributes its RAINBOW(R) vacuum cleaners and related accessories through an extensive network of independent authorized distributors and sub-distributors. Prior to March 2000, the Company also operated a wide range of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products.

The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see Note 2).

The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                              BATH &
                                             PLUMBING          REXAIR      DIVERSIFIED (3)   CORPORATE          TOTAL
                                             --------          ------      ---------------   ---------          -----
                                                                           (IN MILLIONS)
NET SALES
  2002 ..............................        $  640.6         $   98.6        $     --        $     --         $  739.2
  2001 ..............................           670.3             13.3              --              --            683.6
  2000 ..............................           802.8               --           412.4              --          1,215.2

TOTAL OPERATING INCOME (LOSS) (1)
  2002 ..............................        $   35.2         $   28.5        $     --        $  (13.0)        $   50.7
  2001 ..............................           (19.7)             3.0              --           (14.1)           (30.8)
  2000 ..............................            91.1               --            37.4            (9.9)           118.6

CAPITAL EXPENDITURES
  2002 ..............................        $   11.9         $    1.3        $     --        $     --         $   13.2
  2001 ..............................            17.6              0.2              --              --             17.8
  2000 ..............................            10.9               --            12.6             0.1             23.6

DEPRECIATION AND AMORTIZATION
  2002 ..............................        $   11.1         $    3.1        $     --        $     --         $   14.2
  2001 ..............................            17.7              0.4              --              --             18.1
  2000 ..............................            17.8               --            12.3             0.4             30.5

ASSETS (2)
  2002 ..............................        $  556.2         $  117.3        $     --        $1,147.3         $1,820.8
  2001 ..............................           579.0            118.4              --         1,195.8          1,893.2

      (1) Operating Income (loss) for the Bath & Plumbing segment includes impairment charges of $60.8 million in fiscal 2001 (see note 5). Operating losses for corporate included management fees charged to the Company by USI of $13.0 million, $13.1 million and $10.8 million in fiscal 2002, 2001 and 2000, respectively.

      (2) Corporate assets include net assets held for sale of $103.8 million and $455.5 million for fiscal 2002 and 2001, respectively.

      (3)   The Diversified segment includes the operations of Rexair.

Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, minority interest (expense) income, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, net assets held for sale, escrow deposits, cash and cash equivalents and other investments.

The Company's operations are principally located in North America. The Company's country of domicile is the United States. Export sales represented 10%, 5 % and 12% of the Company's total net sales for fiscal years 2002, 2001 and 2000, respectively. Principal international markets served include Europe, South America, Canada and Asia.

The following table presents summarized financial information by geographic area:

                                         2002          2001           2000
                                       --------      --------       --------
                                                  (IN MILLIONS)
NET SALES
United States ...................      $  440.7      $  405.1       $  831.8
Foreign .........................         298.5         278.5          383.4
                                       --------      --------       --------
  Total net sales ...............      $  739.2      $  683.6       $1,215.2
                                       ========      ========       ========

OPERATING INCOME (LOSS) (1)
United States ...................      $   16.4      $   (3.1)      $   61.8
Foreign .........................          34.3         (27.7)          56.8
                                       --------      --------       --------
  Total operating income ........      $   50.7      $  (30.8)      $  118.6
                                       ========      ========       ========

LONG-LIVED ASSETS
United States ...................      $  259.9      $  264.4       $  175.5
Foreign .........................         111.6         102.6          168.4
                                       --------      --------       --------
  Total long-lived assets .......      $  371.5      $  367.0       $  343.9
                                       ========      ========       ========

(1) The operating loss in fiscal 2001 includes a goodwill impairment charge of $60.8 million relating to foreign operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Industries, Inc.

         We have audited the consolidated balance sheets of USI American Holdings Corp. (the "Company") as of September 30, 2002 and 2001, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.


                                                           /s/ Ernst & Young LLP

West Palm Beach, Florida
November 8, 2002

                           USI AMERICAN HOLDINGS CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (IN MILLIONS)

                                                                    FOR THE FISCAL YEARS ENDED SEPTEMBER 30
                                                                    ---------------------------------------
                                                                      2002           2001           2000
                                                                    --------       --------       --------
Net sales ....................................................      $  739.2       $  683.6       $1,215.2
Operating costs and expenses:
  Cost of products sold ......................................         509.2          485.5          871.3
  Selling, general and administrative expenses ...............         165.5          155.0          214.5
  Management fees ............................................          13.0           13.1           10.8
  Impairment and restructuring charges .......................           0.8           60.8             --
                                                                    --------       --------       --------
    Operating income (loss) ..................................          50.7          (30.8)         118.6
Interest income from affiliates ..............................          51.3           44.5            4.2
Interest expense to affiliates ...............................          (1.2)          (2.7)          (0.9)
Interest income ..............................................           1.2            1.5            3.1
Interest expense .............................................         (38.3)         (44.0)         (43.0)
Gain on sale of businesses ...................................            --             --           42.1
Equity (loss) earnings in investee ...........................            --           (1.4)           3.1
Minority interest (expense) income ...........................         (19.7)          61.6          (11.3)
Other expense, net ...........................................          (7.5)         (22.9)          (4.2)
                                                                    --------       --------       --------
Income before income taxes, discontinued operations
  and cumulative effect of accounting change .................          36.5            5.8          111.7
Benefit (provision) for income taxes .........................          16.7           (8.6)         (48.5)
                                                                    --------       --------       --------
Income (loss) from continuing operations .....................          53.2           (2.8)          63.2

Discontinued operations:
  Loss from operations (net of income tax provisions of $37.9
    for 2001 and $2.8 for 2000) ..............................            --          (45.7)          (1.6)
  Income (loss) from disposals (net of income tax benefit
    of $10.2 in 2001) ........................................           8.4         (194.1)            --
                                                                    --------       --------       --------
  Income (loss) from discontinued operations .................           8.4         (239.8)          (1.6)
Income (loss) before cumulative effect of accounting change ..          61.6         (242.6)          61.6
Cumulative effect of accounting change, net of taxes of $0.8 .            --           (0.7)            --
                                                                    --------       --------       --------
Net income (loss) ............................................      $   61.6       $ (243.3)      $   61.6
                                                                    ========       ========       ========

                             See accompanying notes.

                           USI AMERICAN HOLDINGS CORP.

                           CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                        SEPTEMBER 30,
                                                                   -----------------------
                                                                     2002           2001
                                                                   --------       --------
            ASSETS
Current assets:
  Cash and cash equivalents .................................      $   26.7       $   51.8
  Restricted cash collateral accounts .......................          44.7             --
  Trade receivables, net of allowances of $5.9 in 2002 and
    $5.7 in 2001 ............................................         151.5          158.7
  Inventories ...............................................         108.7          117.0
  Deferred income taxes .....................................          26.4           24.7
  Net assets held for sale ..................................         103.8          455.5
  Other current assets ......................................          10.4           10.7
                                                                   --------       --------
      Total current assets ..................................         472.2          818.4

Property, plant and equipment, net ..........................          96.4           99.5
Other assets ................................................          24.3           26.1
Goodwill and other intangibles, net .........................         275.1          267.5
Notes receivable from affiliates ............................         952.8          681.7
                                                                   --------       --------
                                                                   $1,820.8       $1,893.2
                                                                   ========       ========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable ...........................................      $   15.3       $   11.9
    Current maturities of long-term debt ....................          76.7          428.0
    Trade accounts payable ..................................          75.2           68.2
    Accrued expenses and other liabilities ..................          79.9           68.4
    Notes payable to Parent .................................          23.6           29.6
                                                                   --------       --------
      Total current liabilities .............................         270.7          606.1
Long-term debt ..............................................         268.1          280.1
Minority interest ...........................................         153.1          133.4
Deferred income taxes .......................................           9.2           27.3
Other liabilities ...........................................          58.4           38.6
Due to Parent and affiliates ................................         364.7          160.0
                                                                   --------       --------
      Total liabilities .....................................       1,124.2        1,245.5

Commitments and contingencies

Stockholders' equity:
  Preferred stock (par value $.01 per share, authorized 1,000
    shares; issued and outstanding 1,000 shares) ............            --             --
  Common stock (par value $.01 per share, authorized 200
    shares; issued and outstanding 100 shares) ..............            --             --
  Paid-in capital ...........................................         469.1          469.1
  Retained earnings .........................................         265.4          203.8
  Accumulated other comprehensive loss ......................         (37.9)         (25.2)
                                                                   --------       --------
    Total stockholders' equity ..............................         696.6          647.7
                                                                   --------       --------
                                                                   $1,820.8       $1,893.2
                                                                   ========       ========

                             See accompanying notes

                           USI AMERICAN HOLDINGS CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                           FOR THE FISCAL YEARS ENDED
                                                                                                    SEPTEMBER 30,
                                                                                     ----------------------------------------
                                                                                        2002            2001            2000
                                                                                     ---------       ---------       ---------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations ....................................      $    53.2       $    (2.8)      $    63.2
  Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
     Depreciation and amortization ............................................           14.2            18.1            30.5
     Amortization of deferred financing costs .................................            4.3             0.7             0.7
     (Benefit) provision for deferred income taxes ............................          (31.8)          (10.6)           21.9
     Provision for doubtful accounts ..........................................            3.5             2.5             2.5
     Gain on sale of excess real estate .......................................           (0.8)             --            (3.2)
     Minority interest (expense) income .......................................           19.7           (61.6)           11.3
     Equity loss (earnings) in investee .......................................             --             1.4            (3.1)
     Gain on sale of businesses ...............................................             --              --           (42.1)
     Loss on sale of property, plant and equipment ............................            1.8              --              --
     Impairment, restructuring and other non-recurring charges ................             --            60.8              --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
     Trade receivables ........................................................            3.8            27.5           (24.1)
     Inventories ..............................................................            3.1            (5.0)           (2.2)
     Other current assets .....................................................            1.6             2.8            (0.3)
     Other assets .............................................................            1.7            (2.5)          (11.2)
     Trade accounts payable ...................................................            7.1              --           (15.7)
     Accured expenses and other liabilities ...................................            3.0            (9.2)          (37.5)
     Other liabilities ........................................................            6.4            (8.5)          (12.8)
                                                                                     ---------       ---------       ---------
       Net cash provided by (used in) operating activities of
         continuing operations ................................................           90.8            13.6           (22.1)
                                                                                     ---------       ---------       ---------

  Income (loss) from discontinued operations ..................................            8.4          (239.8)           (1.6)
  Adjustments to reconcile income (loss) from discontinued operations to net cash provided by (used in) discontinued operations:
     (Gain) loss on  disposal of discontinued operations ......................           (8.4)          194.1              --
     Impairments and other non-recurring charges ..............................             --            61.6            84.0
     Decrease (increase) in net assets held for disposition ...................           25.9            47.3           (56.6)
                                                                                     ---------       ---------       ---------
       Net cash provided by discontinued operations ...........................           25.9            63.2            25.8
                                                                                     ---------       ---------       ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES .....................................          116.7            76.8             3.7
                                                                                     ---------       ---------       ---------

INVESTING ACTIVITIES:
  Proceeds from sale of businesses ............................................          357.0              --           391.3
  Acquisition of companies, net of cash acquired ..............................             --              --           (78.4)
  Purchases of property, plant and equipment ..................................          (13.2)          (17.8)          (23.6)
  Proceeds from sales of property, plant and equipment ........................             --             0.9             1.7
  Proceeds from sale of excess real estate ....................................            0.5              --             5.5
  Repayment of (loans to) affiliates ..........................................         (271.1)           27.6          (487.5)
                                                                                     ---------       ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ...........................           73.2            10.7          (191.0)
                                                                                     ---------       ---------       ---------

FINANCING ACTIVITIES:
  Proceeds from long-term debt ................................................            5.3           247.9             5.8
  Repayment of long-term debt .................................................         (371.7)         (246.5)         (152.5)
  Escrow deposits .............................................................          (44.4)             --              --
  Proceeds from (repayment of) notes payable, net .............................            2.7            (2.1)            1.8
  (Repayment of) proceeds from notes payable to affiliates, net ...............           (6.0)            3.0            (3.3)
  Net transfers with Affiliates ...............................................          203.8           (50.1)          311.1
                                                                                     ---------       ---------       ---------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES ...........................         (210.3)          (47.8)          162.9
                                                                                     ---------       ---------       ---------

Effect of exchange rate changes on cash and cash equivalents ..................           (4.7)           (6.0)           (5.9)
                                                                                     ---------       ---------       ---------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ..............................          (25.1)           33.7           (30.3)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ................................           51.8            18.1            48.4
                                                                                     ---------       ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ......................................      $    26.7       $    51.8       $    18.1
                                                                                     =========       =========       =========

                             See accompanying notes.

                           USI AMERICAN HOLDINGS CORP.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2002, 2001 AND 2000

                                                                                                        ACCUMULATED
                                                                          RETAINED           OTHER     COMPREHENSIVE
                                               COMMON       PAID-IN       EARNINGS       COMPREHENSIVE    INCOME
                                               STOCK        CAPITAL       (DEFICIT)      INCOME (LOSS)    (LOSS)          TOTAL
                                              --------      --------    ------------    --------------  -----------   -------------
Balance at September 30, 1999 ..........      $     --      $  469.1      $    385.5       $  (26.5)                     $  828.1
                                              --------      --------      ----------       --------                      --------
Net income .............................                                        61.6                      $   61.6           61.6
Sale of Diversified businesses:
    Translation adjustment .............                                                        5.2            5.2            5.2
    Minimum pension liability adjustment                                                        1.7            1.7            1.7
Translation adjustment .................                                                      (24.5)         (24.5)         (24.5)
Minimum pension liability adjustment ...                                                        0.5            0.5            0.5
                                                                                                          --------
Other comprehensive loss ...............                                                                     (17.1)
                                                                                                          --------
Total comprehensive loss ...............                                                                  $   44.5
                                                                                                          ========
                                              --------      --------      ----------       --------                      --------
Balance at September 30, 2000 ..........            --         469.1           447.1          (43.6)                        872.6
                                              --------      --------      ----------       --------                      --------
Net loss ...............................                                      (243.3)                     $ (243.3)        (243.3)
Discontinued operations:
   Translation adjustment ..............                                                       37.4           37.4           37.4
   Minimum pension liability adjustment                                                         7.2            7.2            7.2
Translation adjustment .................                                                      (18.9)         (18.9)         (18.9)
Minimum pension liability adjustment ...                                                       (5.9)          (5.9)          (5.9)
Fair value of derivatives adjustment ...                                                       (1.4)          (1.4)          (1.4)
                                                                                                          --------
Other comprehensive income .............                                                                      18.4
                                                                                                          --------
Total comprehensive loss ...............                                                                  $ (224.9)
                                                                                                          ========
                                              --------      --------      ----------       --------                      --------
Balance at September 30, 2001 ..........            --         469.1           203.8          (25.2)                        647.7
                                              --------      --------      ----------       --------                      --------
Net income .............................                                        61.6                      $   61.6           61.6
Fair value of derivatives adjustment ...                                                        1.4            1.4            1.4
Translation adjustment .................                                                       (0.9)          (0.9)          (0.9)
Minimum pension liability adjustment ...                                                      (13.2)         (13.2)         (13.2)
                                                                                                          --------
Other comprehensive loss................                                                                     (12.7)
                                                                                                          --------
Total comprehensive income .............                                                                  $   48.9
                                                                                                          ========
                                              --------      --------      ----------       --------                      --------
Balance at September 30, 2002 ..........      $     --      $  469.1      $    265.4       $  (37.9)                     $  696.6
                                              ========      ========      ==========       ========                      ========

                             See accompanying notes

                           USI AMERICAN HOLDINGS CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (IN MILLIONS)

NOTE 1--BASIS OF PRESENTATION

The accompanying consolidated financial statements include the consolidated operations of USI American Holdings Corp. ("USIAH" or "the Company"). USIAH is an indirect wholly owned subsidiary of U.S. Industries, Inc. ("USI" or the "Parent") and a direct subsidiary of USI Atlantic Corp. ("USI Atlantic"). USIAH's sole asset is its ownership of 100% of the preferred stock of USI Global Corporation ("Global"). The preferred stock of USI Global entitles USIAH to ninety-one percent of the total voting rights of all of Global's outstanding stock, thus giving USIAH and the Company control of Global. The assets, liabilities and results of operations of Global are, therefore, consolidated in the accompanying financial statements for all periods presented. Global's principal operating subsidiaries are Jacuzzi, Inc.; Rexair, Inc.; Jacuzzi Europe, S.p.A.; Spring Ram plc and Jacuzzi Leisure Products Ltd. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pools, swimming pool equipment, kitchen and bathroom sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States and throughout Europe, Canada and South America.

The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024 at which time it can be redeemed at the option of Global. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. As of September 30, 2002, the Company had $210.5 million of accrued and unpaid dividends accumulated on its preferred stock. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to the common stock and all other classes and series of equity securities of Global as to dividends rights and rights on liquidation, winding down or dissolution of Global.

USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to USIAH based on the percentage of USIAH's sales to the consolidated sales of USI as management fees. USIAH's management believes such amounts are reasonable; however, they may not be indicative of USIAH's ongoing costs as a separate entity.

The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 28, 2002, September 29, 2001 or September 30, 2000 but are presented as of September 30 in each of those years for convenience. Businesses over which the Company has the ability to exercise significant influence, but are not consolidated into the Company's results, are accounted for using the equity method. In March 2000, the Company completed the disposition of a majority equity interest in its Diversified segment. The Company has accounted for its retained interest in the Diversified segment under the equity method of accounting from March 2000 until January 2002, when the Company sold all remaining interests in that segment. The Company eliminates intercompany balances and transactions when consolidating the account balances of its subsidiaries.

Certain amounts have been reclassified in the Company's prior year statements to conform them to the presentation used in the current year.

NOTE 2--ACCOUNTING POLICIES

USE OF ESTIMATES: Accounting guidelines require that the Company make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by USI, which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets due to Parent and affiliates.

RESTRICTED CASH: The Company has restricted cash, which is comprised of escrow deposits required under the terms of the Restructured Facilities for the benefit of the holders of the Company's Senior Notes.

INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in amounts due to Parent and affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2002, 2001 and 2000 were $18.0 million, $13.8 million and $18.8 million, respectively.

INVENTORIES: The Company's inventories are valued at the lower of cost, determined under the first-in, first-out method, or market value. The Company's inventories can be categorized as follows:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                             2002           2001
                                                          -------        -------
                                                               (IN MILLIONS)
Finished products ................................        $  49.1        $  57.9
In-process products ..............................            7.1            5.8
Raw materials ....................................           52.5           53.3
                                                          -------        -------
                                                          $ 108.7        $ 117.0
                                                          =======        =======

PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

PROPERTY, PLANT AND EQUIPMENT:  Property, plant and equipment consisted of:

                                                              AT SEPTEMBER 30,
                                                          ----------------------
                                                           2002           2001
                                                          -------        -------
                                                              (IN MILLIONS)
Land and buildings ...............................        $  60.4        $  61.4
Machinery, equipment and furniture ...............          103.4           98.2
Accumulated depreciation .........................          (67.4)         (60.1)
                                                          -------        -------
                                                          $  96.4        $  99.5
                                                          =======        =======

DEPRECIATION AND AMORTIZATION:  Depreciation and amortization consisted of:

                                               FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                            ------------------------------------
                                              2002          2001          2000
                                            --------      --------      --------
                                                       (IN MILLIONS)
Depreciation ............................   $   14.1      $   10.3      $   20.2
Amortization of goodwill and intangible
   assets................................        0.1           7.8          10.3
                                            --------      --------      --------
                                            $   14.2      $   18.1      $   30.5
                                            ========      ========      ========

OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $12.7 million and $10.1 million as of September 30, 2002 and 2001, respectively. In fiscal 2002, the Company recorded income from excess properties of $0.5 million, compared to a net loss from excess properties of $0.2 million and income of $2.7 million in fiscal 2001 and 2000, respectively. These amounts are included in other expense, net, and consist of net gains on the sales of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

GOODWILL AND OTHER INTANGIBLE ASSETS: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for the fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 141 is effective commencing July 1, 2001, and the Company elected to adopt SFAS No. 142 as of October 1, 2001. Accordingly, as of October 1, 2001, the Company no longer amortizes goodwill.

SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and of each intangible asset with an indefinite life and compare it to the respective carrying value, including goodwill and other intangible assets, of such unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. Upon completion of its assessment in the fourth quarter of 2002, the Company determined that the fair value of the Company's intangible assets with indefinite lives exceeded their carrying values. For goodwill, if the carrying value of the reporting unit exceeds its fair value, the goodwill of this unit may be impaired. The amount, if any, of the impairment would then be measured in a second step. The Company performed the initial step on its two reporting units - Bath & Plumbing and Rexair, at October 1, 2001 and in the fourth quarter of 2002. The fair values of each reporting unit exceeded the carrying values. Consequently, no impairment was recognized and the second step was not required. The Company plans on performing its annual test for impairment in the fourth quarter of its fiscal year.

As of September 30, 2002, the Company had net goodwill of $201.5 million in the Bath & Plumbing segment, compared to $198.6 million as of September 30, 2001. The increase in the goodwill balance is due to exchange rate fluctuations.

Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                        SEPTEMBER 30, 2002                      SEPTEMBER 30, 2001
                                               ------------------------------------     -------------------------------------
                                               GROSS CARRYING         ACCUMULATED        GROSS CARRYING         ACCUMULATED
                                                   AMOUNT            AMORTIZATION            AMOUNT            AMORTIZATION
                                               ---------------      ---------------      ---------------      ---------------
                                                                              (IN MILLIONS)
Amortizable intangible assets                  $           0.9      $           0.1      $           0.9      $            --
Non-amortizable intangible assets                         72.8                   --                 68.0                   --
                                               ---------------      ---------------      ---------------      ---------------
     Total identifiable intangible assets      $          73.7      $           0.1      $          68.9      $            --
                                               ===============      ===============      ===============      ===============

Amortizable intangible assets consist of patented technology, which will be amortized over its 10-year useful life. Amortization expense should approximate $0.1 million per year through fiscal 2011. Non-amortizable intangible assets include a trade name and distributor network.

The following table presents actual results of operations for fiscal 2002 and a reconciliation of reported net (loss) income to adjusted net (loss) income for fiscal 2001 and 2000.

                                                      FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                         2002          2001           2000
                                                      ---------      --------       ----------
                                                                  (IN MILLIONS)
Net income (loss):
     Reported income (loss)                            $   61.6      $ (243.3)      $   61.6
     Add back:  Goodwill amortization - after tax            --           8.3           12.5
                                                       --------      --------       --------
                     Adjusted net income (loss)        $   61.6      $ (235.0)      $   74.1
                                                       ========      ========       ========

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                            2002           2001
                                                          -------        -------
                                                              (IN MILLIONS)
Compensation related .............................        $  13.1        $  12.8
Other ............................................           66.8           55.6
                                                          -------        -------
                                                          $  79.9        $  68.4
                                                          =======        =======

FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and trade accounts payable approximate their carrying values because of their short-term nature.

Long-Term Debt: The fair values of the Company's Senior Notes represent quoted market prices. The fair value of the Company's remaining debt approximates its carrying value as of September 30, 2002.

There were no other significant differences as of September 30, 2002 and September 30, 2001 between the carrying value and fair value of the Company's financial instruments except as disclosed below:

                                                              2002                                      2001
                                               ------------------------------------      ------------------------------------
                                                  CARRYING               FAIR               CARRYING               FAIR
                                                   AMOUNT                VALUE               AMOUNT                VALUE
                                               ---------------      ---------------      ---------------      ---------------
7.25% Senior Notes .......................     $         124.1      $         107.5      $         123.9      $          82.5
                                               ===============      ===============      ===============      ===============

REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 20, 2001 includes $4.4 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000. Therefore, these amounts have not been presented.

SHIPPING AND HANDLING FEES AND COSTS: The Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

OTHER EXPENSE, NET: Other expenses were $7.5 million, $22.9 million and $4.2 million in 2002, 2001 and 2000, respectively. These costs include continuing obligations associated with the Company's ladder operations disposed of in October 1999. Also included in 2001 were $17.4 million of deferred transaction costs associated with Rexair.

ADVERTISING COSTS: Advertising costs are charged to expense when incurred. Advertising expense totaled $17.3 million, $26.1 million and $27.7 million in 2002, 2001 and 2000, respectively.

RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $3.1 million, $4.1 million and $4.5 million in 2002, 2001 and 2000, respectively.

DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specific intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matured on June 30, 2002, was designated as a cash flow hedge of the underlying variable-rate interest payments and was recorded as a current liability in the Company's balance sheet at September 2001. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax was recorded in accumulated other comprehensive income (loss) ("OCI") within stockholders' equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract, which was recognized as additional interest expense during 2002.

COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2002, 2001 and 2000 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                                   MINIMUM                              ACCUMULATED
                               FOREIGN             PENSION           FAIR VALUE            OTHER
                              CURRENCY            LIABILITY        OF DERIVATIVES      COMPREHENSIVE
                             TRANSLATION       ADJUSTMENT (1)        ADJUSTMENT        INCOME(LOSS)
                           ---------------     ---------------     ---------------    ---------------
September 30, 1999 ....    $         (23.1)    $          (3.4)    $            --    $         (26.5)
Fiscal 2000 change ....              (19.3)                2.2                  --              (17.1)
                           ---------------     ---------------     ---------------    ---------------
September 30, 2000 ....              (42.4)               (1.2)                 --              (43.6)
Fiscal 2001 change ....               18.5                 1.3                (1.4)              18.4
                           ---------------     ---------------     ---------------    ---------------
September 30, 2001 ....              (23.9)                0.1                (1.4)             (25.2)
Fiscal 2002 change ....               (0.9)              (13.2)                1.4              (12.7)
                           ---------------     ---------------     ---------------    ---------------
September 30, 2002 ....    $         (24.8)    $         (13.1)    $            --    $         (37.9)
                           ===============     ===============     ===============    ===============

(1) The minimum pension liability adjustment is net of an estimated tax benefit of $7.1 million, $0.1 million and $0.8 million at September 2002, 2001 and 2000, respectively.

STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for its stock options and discloses pro-forma net income as if compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation. The pro forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended September 30, 2002, 2001 and 2000; therefore, these amounts have not been presented.

Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2002 for vesting restricted stock awards. As of September 30, 2002, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees and any options which are not vested as of the date of the sale of the Company will be forfeited.

INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company is comprised of direct or indirect subsidiaries of USI.

NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("Statement") No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company will adopt the new rules on asset retirement obligations on October 1, 2002. Application of the new rules is not expected to have a significant impact on the Company's financial position and results of operations.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes Statement No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. Statement No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company expects to adopt the new rules as of October 1, 2002, and it does not expect adoption of the Statement to have a significant impact on the Company's financial position and results of operations.

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction. This Statement eliminates extraordinary accounting treatment for reporting gain or loss on debt extinguishment, and amends other existing authoritative pronouncements to make various technical corrections, clarifies meanings, or describes their applicability under changed conditions. The provisions of this Statement will be effective for the Company October 1, 2002; however, early application of the Statement is encouraged. Debt extinguishments reported as extraordinary items prior to scheduled or early adoption of this Statement would be reclassified following adoption. The Company does not anticipate a significant impact on its cash flows or results of operations as a result of adopting this Statement.

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that the Company record costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The Company is required to adopt this Statement on October 1, 2002. The Company does not expect the adoption of this Statement to have a material affect on its cash flows or the results of its operations.

NOTE 3--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

Acquisitions of Businesses

In connection with the Company's sale to Strategic in March 2000 of a 75% interest in Rexair (see Disposition of Businesses below), the Company guaranteed Rexair's $200 million credit facility. This guarantee required the Company to maintain certain credit rating levels. In response to a downgrade of its credit ratings in March 2001, the Company obtained waivers of the ratings default from Rexair's lenders while it pursued the reacquisition of Rexair from Strategic and the restructuring of its debt. On August 15, 2001, the Company reacquired the 75% equity interest in Rexair previously sold to Strategic. The purchase consideration included the return to Strategic of $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility. In connection with the reacquisition, the Company reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in intangible assets of approximately $73.7 million, the majority of which have indefinite lives and will not be amortized. The Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Rexair segment from the date of re-acquisition. The Company accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when the Company held only a 25% interest.

Disposition of Businesses

On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.V.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $197.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $42.1 million.

In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded a liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. On August 15, 2001, the Company required Rexair from Strategic in exchange for the return to Strategic of $27.4 million in face value of the Strategic Notes. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities were included in the reacquired basis in Rexair (See Acquisitions of Businesses above).

In July 2000, the Company transferred the Strategic Notes and certain of the cash proceeds received to USI in exchange for a note receivable from USI in the amount of $674.4 million, bearing interest of 6.5% per annum with $358.5 million due on demand and $315.9 million maturing in fiscal 2005.

During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations for which $12.3 million has been accrued at September 30, 2002.

NOTE 4--DISCONTINUED OPERATIONS

On December 28, 2001, the Board of Directors approved a formal Disposal Plan for five businesses in connection with the Company's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company incurred a charge of $204.3 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses--Ames True Temper, Lighting Corporation of America, Spear & Jackson, and SiTeco Lighting--which are included within the consolidated operations of USI Atlantic. In fiscal 2002, the Company recorded income from discontinued operations of $8.4 million, as it re-evaluated the estimated loss on disposal of its discontinued operations. The discontinued businesses previously comprised the Company's Lawn & Garden and Lighting segments. The net assets of the discontinued businesses are included in the net assets held for sale for all periods presented. The Company completed the sales of Ames True Temper in January 2002, Lighting Corporation of America in April 2002 and Spear & Jackson in September 2002. In October 2002, the Company completed the sale of SiTeco Lighting.

The operating results of these businesses were classified as discontinued operations in 2001 and 2000 and, in accordance with APB No. 30, their estimated fiscal 2002 operating income was included in the Company's expected loss on disposal of $204.3 million which was recorded in September 2001, and adjusted in fiscal 2002.

Summarized results of discontinued operations are as follows:

                                                       FOR FISCAL YEARS ENDED SEPTEMBER 30,
                                                       -------------------------------------
                                                         2002          2001           2000
                                                       --------      --------       --------
                                                                   (IN MILLIONS)
Net sales                                              $  640.4      $1,244.0       $1,311.1

Operating income                                           30.7           0.8            1.7

Income (loss) from operations before income taxes          30.8          (7.8)           1.2

Included in operating income are goodwill impairment charges totaling $61.6 million and $84.0 million in fiscal 2001 and 2000, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company based on a fair value methodology. The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan and were reclassified into discontinued operations after the approval of the Disposal Plan.

Amounts classified as net assets held for sale consist of the following:

                                                             AT SEPTEMBER 30
                                                         -----------------------
                                                           2002           2001
                                                         --------       --------
                                                              (IN MILLIONS)
Net current assets                                       $   64.2       $   91.2
Property, plant and equipment, net                           49.2          252.9
Other non-current assets and liabilities, net                (9.6)         111.4
                                                         --------       --------
Net assets held for sale                                 $  103.8       $  455.5
                                                         ========       ========

NOTE 5-- IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

Goodwill Impairment Charges

Operating results at a number of the Company's subsidiaries declined during 2001. In the third quarter of 2001, the Company evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, the Company recorded a goodwill impairment charge totaling $60.8 million in the Bath & Plumbing segment in fiscal 2001.

Restructuring and Other Non-recurring Charges

During the third quarter of 2002, the Company recorded $0.8 million of restructuring charges related to management changes at its Jacuzzi operations. During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified as "other expenses" in the Company's consolidated statement of operations.

NOTE 6-- NOTES RECEIVABLE FROM AFFILIATES

Notes receivable from affiliates consists of the following:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                            2002          2001
                                                          --------      --------
                                                              (IN MILLIONS)
5.07% Notes receivable from affiliates .............      $  108.2      $     --
5.32% Notes receivable from affiliates .............           3.0            --
5.57% Notes receivable from affiliates .............         169.0            --
6.00% Notes receivable from affiliates .............          18.0           7.3
6.50% Notes receivable from affiliates .............         651.6         674.4
7.00% Notes receivable from affiliates .............           3.0            --
                                                          --------      --------
                                                          $  952.8      $  681.7
                                                          ========      ========

At September 30, 2002, the notes receivable from Affiliates are unsecured with $659.6 million payable upon demand, and $293.2 million maturing in fiscal year 2005. The increase in the notes receivable balance from 2001 is primarily due to the transfer of a portion of the proceeds from asset sales in 2002 to USI. Interest received during fiscal 2002, 2001 and 2000 was $42.8 million, $47.9 million and $3.2 million, respectively.

NOTE 7--LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                      AT SEPTEMBER 30,
                                                                   -----------------------
                                                                     2002           2001
                                                                   --------       --------
  7.25% Senior Notes, net ...................................      $  124.1       $  123.9
Restructured Facilities, Rexair .............................          92.8          166.2
Restructured Facilities, U.S. Industries ....................         127.9          418.0
                                                                   --------       --------
                                                                      344.8          708.1
Less current maturities .....................................         (76.7)        (428.0)
                                                                   --------       --------
Long-term debt ..............................................      $  268.1       $  280.1
                                                                   ========       ========

Principal payments on long-term debt for the next five years ended September 30 are as follows:

                                                                       (IN MILLIONS)
                                                                       -------------

 2003 ...........................................................         $ 76.7
 2004 ...........................................................             --
 2005 ...........................................................          198.5
 2006 ...........................................................             --
 2007 ...........................................................           69.6
                                                                          ------
                                                                          $344.8
                                                                          ======

In Fiscal 1997, USIAH issued $125.0 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (the "7.25% Notes"). The net cash proceeds were $123.0 million after transaction fees and discounts. A supplemental indenture was later executed adding USI as a co-obligor with USIAH under the 7.25% Notes. On October 24, 2002, USI commenced an offer to purchase up to $54.8 million in aggregate principal amount of its outstanding 2006 Notes. On November 7, 2002, USI announced that it received tenders, and related consents, from a majority of the holders of its outstanding 7.25% Notes. An amount just shy of 100% or $125.0 million of the 7.25% Notes were tendered for exchange. The transaction resulted in $54.8 million paid to the note holders from the 7.25% Notes escrow account.

In October 1998, USI and USIAH jointly issued $250 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (the "7.125% Notes"). The 7.125% Notes are recorded as a liability of USI. A supplemental indenture was later executed adding Global as a co-obligor on the 7.125% notes. On September 9, 2002, USI commenced an Exchange Offer to exchange cash and notes with an interest rate of 11.25% payable December 31, 2005 (the "New Notes") for all outstanding 7.125% Notes due October 2003. In connection with the Exchange Offer, USI also solicited consents from a majority of the 7.125% Note holders to a proposed amendment to the indenture under which the 7.125% Notes were issued so that the cash deposited into a cash collateral account from the sales of the Company's non-core assets that is proportionally allocable to tendering holders may be used to pay the cash consideration in the Exchange Offer ("Consent Solicitation").

On November 4, 2002, USI announced that it had accepted for payment all 7.125% Notes validly tendered in the exchange offer. Approximately $238.2 million or 95% of the 7.125% Notes were tendered for exchange. Note holders who tendered their 7.125% Notes received an amount of cash and principal amount of New Notes that together equaled the principal amount of the 7.125% Notes tendered. The transaction resulted in $104.8 million paid to the note holders from the 7.125% Notes escrow account, New Notes issued of $133.4 million and a balance remaining in 7.125% Notes of $11.8 million. The New Notes are also recorded as a liability on USI. The other terms of the New Notes are substantially similar to the 7.125% Notes.

The 7.25% Notes, 7.125% Notes and New Notes (collectively, the "Senior Notes") are joint and several obligations of the Company, USI and Global, and are guaranteed by USI Atlantic. The 7.25% and 7.125% Senior Notes are redeemable at the option of the Company, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% notes and 50 basis points for the 7.125% notes) plus, in each case, accrued interest to the date of redemption. The New Notes are redeemable without premium or penalty using the New Notes escrow account or otherwise at 103% if redeemed within the first anniversary of issuance, 102% thereafter through December 30, 2004 and 101% from December 31, 2004 to maturity. Certain restrictions on dividends and the purchase of common stock for treasury contained in the indenture for the 7.25% Notes were eliminated in August 1998 based upon the Company's credit rating at that time. The 7.125% Notes and New Notes were issued without such restrictions; however, the Restructured Facilities (discussed below) contain restrictions on dividends as well as the purchase of common stock for treasury. The security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities are discussed in more detail below.

The Company also was a borrower, along with USI, under a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies, which had original availability of $500 million, was scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001. USI completed the re-acquisition of Rexair and restructured the Rexair Credit Facilities on the same date. The amended facilities (including the Rexair Credit Facility, the "Restructured Facilities") extended the final maturity of the debt under the Revolving Facilities to November 30, 2002, which coincided with the final maturity of the Rexair Credit Facility. On October 21, 2002, USI announced that it obtained an amendment to the Restructured Facilities, providing for an extension of the maturity date to October 2004 (see further below for more details on the amended facilities).

The Restructured Facilities originally provided for an increase in availability under the five-year Credit Agreement from $500 million to $830 million, availability under the Rexair Credit Facility of $195 million (reduced by $5 million in May 2002), the termination of the multi-currency borrowing feature under the five-year Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the Company's senior debt (a combination of the Restructured Facilities, the Senior Notes and other defined obligations). The required cumulative permanent principal reductions of USI's senior debt were scheduled at $75 million, $200 million, $450 million and $600 million during the periods ending December 31, 2001; March 31, 2002; June 30, 2002; and October 15, 2002, respectively.

On December 21, 2001, USI obtained a waiver from its lenders under the Restructured Facilities that permitted the Company to satisfy the remaining balance of the December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds. Under the terms of the waiver, the permanent reduction resulting from the sale of Ames True Temper was reduced by the amount of the unfunded commitment (approximately $58 million) used to satisfy the December 31, 2001 amortization. In October 2002, USI obtained a similar waiver from its lenders to satisfy the remaining balance of the October 15, 2002 reduction (approximately $27 million), through a reduction of the unfunded commitments. With the sale of SiTeco on October 18, 2002, this portion of the unfunded commitment was restored. On June 30, 2002, USI obtained an amendment to the Rexair Credit Facility which contained, among other things, revised ratios for interest coverage and consolidated leverage as well as revised minimum EBITDA covenants.

Under the Restructured Facilities, substantially all assets sale proceeds are required to be applied to reduce the Company's and USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when the Company, USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral accounts for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes and other obligations. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent principal reductions. Below is a summary of significant asset sales completed in fiscal 2002.

                                                                      Estimated         Deposited      Reduction of
                                      Transaction      Gross       Transaction and      in Escrow     Restructured
                                         Date         Proceeds     Other Costs (1)      Accounts       Facilities
                                     --------------  -----------   ---------------    ------------    ------------
Ames True Temper                         1/14/2002       $ 165.0           $ 21.9         $ 44.1          $ 99.0
Strategic Notes                          1/16/2002         107.6              1.7           31.9            74.0
Lighting Corporation of America          4/26/2002         250.0             39.8           64.3           145.9
Selkirk                                  6/24/2002          40.0              5.1            7.1            27.8

(1) Estimated transaction and other costs include working capital adjustments and escrows for future liabilities. Approximately $21.8 million of these costs are still outstanding on USIAHas of September 30, 2002 ($14.0 million in current liabilities and $7.8 million in long-term liabilities).

On September 6, 2002, the Company sold substantially all of the assets of Spear & Jackson to MegaPro Tools, Inc. ("MegaPro"). Net proceeds consisted of notes from the buyer and an equity interest in the common shares of the buyer. The Company is subject to restrictions on the voting and disposition of these shares and has no involvement in the continuing management or operations of MegaPro. The investment was recorded at its fair value at the date of acquisition based on an independent valuation.

On October 18, 2002, the Company completed the sale of SiTeco to funds advised by JPMorgan Partners, the private equity arm of JPMorgan Chase & Company. Net proceeds of approximately $103.8 million were applied to reduce the Company's and USI's funded and unfunded senior debt, including $34.0 million deposited into escrow accounts for the benefit of the holders of the Company's Senior Notes and certain other creditors.

Also in October 2002, the Restructured Facilities were amended, extending the maturity of the facilities to October 4, 2004. The amended Restructured Facilities decrease the availability for USI borrowings (excluding Rexair, the "USI Facility") to $365 million, which consists of a $250 million term loan and $115 million revolving facility. Availability on the Rexair portion of the facilities was reduced to $90 million, which includes a $75 million term loan and $15 million revolver. Required cumulative permanent reductions of the USI Facility are scheduled on July 31, 2003 and August 31, 2004 for $20 million and $50 million, respectively. The Rexair Facility requires cumulative permanent reductions of $2 million per quarter in fiscal 2003 and $3 million for each of the first three quarters of 2004.

The Restructured Facilities require that the Company, USI and Rexair maintain minimum monthly EBITDA, as defined; comply with maximum monthly capital expenditure limits; maintain minimum availability (as defined) of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of the USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

The Restructured Facilities provide for increasing interest rates over the remaining term. The spread over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increased by 50 basis points each quarter thereafter through December 2002. With the amendment in October 2002, the interest rate increases to 675 basis points over LIBOR from December 2002 through June 2003. Beginning July 2003 the spread will increase by 50 basis points on the first day of each quarter through the maturity date. The Restructured Facilities also provide for several new fees including an unused commitment fee of 0.50% (which increases to 0.75% with the October 2002 amendment) and a facing fee on all outstanding letters of credit of 0.25% per annum. Interest paid by USIAH to non-affiliates was $40.0 million, $46.3 million and $43.6 million for fiscal 2002, 2001 and 2000, respectively.

The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the Restructured Facilities, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes with certain assets. In addition, certain domestic and foreign subsidiaries of the Company that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, USI also agreed to provide the lenders with security interest in the shares and assets of certain of the Company's foreign subsidiaries.

At November 23, 2002, USI had approximately $355.0 million committed under the USI Facility, of which approximately $261.2 million had been utilized and the balance of $93.8 million was available. Also as of November 23, 2001, $14.3 million was available for borrowing solely by Rexair under the Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.1 million. The Company also had letters of credit outstanding with other financial institutions totaling $28.6 million as of November 23, 2002.

Notes payable to Parent consists of the following:

                                                             AT SEPTEMBER 30,
                                                          ----------------------
                                                           2002           2001
                                                          -------        -------
                                                               (IN MILLIONS)
6.5% notes payable ...............................        $    --        $   0.2
7.50% notes payable ..............................           23.6           22.9
8.25% notes payable ..............................             --            6.5
                                                          -------        -------
                                                          $  23.6        $  29.6
                                                          =======        =======


The notes payable to Parent are unsecured and payable on demand. Interest paid during fiscal 2002, 2001, and 2000 was $0.5 million, $1.2 million, and $0.1 million, respectively.

NOTE 8--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.

The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

Additionally, the Company provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These are presented as other benefits in the tables that follow.

The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented in the following schedules:

                                                            PENSION BENEFITS                      OTHER BENEFITS
                                           --------------------------------------       ------------------------------------
                                             2002           2001           2000           2002          2001          2000
                                           --------       --------       --------       --------      --------      --------
Assumptions:
  Discount rate .....................          6.75%          7.50%          8.00%          6.75%         7.50%         8.00%
  Rate of compensation increases ....          3.25%          4.50%          4.50%            --            --            --
  Expected rate of return on assets .          8.75%          9.50%          9.50%            --            --            --


                                                           PENSION BENEFITS                  OTHER BENEFITS
                                                   --------------------------------    ------------------------------
                                                     2002        2001        2000        2002       2001       2000
                                                   --------    --------    --------    --------   --------   --------
                                                                               (IN MILLIONS)
Components of net periodic (income) cost:
   Defined benefit plans:
Service cost ...................................   $    0.9    $    0.1    $    1.1    $    0.1   $     --   $    0.2
Interest cost ..................................        1.2         0.2         1.5         0.1         --        0.3
Expected return on plan assets .................       (1.1)       (0.1)       (1.4)         --         --         --
Prior service cost .............................         --          --         0.2          --         --         --
Net actuarial gain .............................         --          --         0.1          --         --         --
Curtailments ...................................         --          --        (1.1)         --         --         --
                                                   --------    --------    --------    --------   --------   --------
Periodic (income) cost of defined benefit plans         1.0         0.2         0.4         0.2         --        0.5
(Income) cost of participation in USI Group Plan       (1.4)       (2.0)       (5.3)         --         --         --
Curtailment in USI Group Plan ..................         --          --       (18.5)         --         --         --
                                                   --------    --------    --------    --------   --------   --------
     Net periodic (income) cost:
          Defined benefit plans ................       (0.4)       (1.8)      (23.4)        0.2         --        0.5
          Defined contribution plans ...........        0.4         0.2         0.7          --         --         --
                                                   --------    --------    --------    --------   --------   --------

Net periodic (income) cost .....................   $     --    $   (1.6)   $  (22.7)   $    0.2   $     --   $    0.5
                                                   ========    ========    ========    ========   ========   ========

Included in the curtailment gain of $18.5 million in fiscal 2000 is a gain on curtailment of $19.6 million related to the sale of the Diversified businesses. This gain is included in the statement of operations caption "Gain (loss) on sale of businesses."

The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                                 PENSION BENEFITS        OTHER BENEFITS
                                                               --------------------    --------------------
                                                                 2002        2001        2002        2001
                                                               --------    --------    --------    --------
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                       (IN MILLIONS)
  Benefit obligation at beginning of year                      $   16.6    $    0.9    $    1.9    $    0.3
  Service cost                                                      0.9         0.1         0.1          --
  Interest cost                                                     1.2         0.2         0.1          --
  Actuarial (gains) losses                                          1.8        (0.1)        0.2         0.1
  Benefits paid                                                    (0.7)       (0.1)       (0.1)         --
  Acquisitions (divestitures)                                        --        15.6          --         1.5
                                                               --------    --------    --------    --------
    Benefit obligation at end of year                          $   19.8    $   16.6    $    2.2    $    1.9
                                                               ========    ========    ========    ========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year               $   11.7    $     --    $     --    $     --
  Actual return on plan assets                                     (1.6)       (0.4)         --          --
  Contributions                                                     0.9          --         0.1          --
  Benefits paid                                                    (0.7)       (0.1)       (0.1)         --
  Acquisitions (divestitures)                                        --        12.2          --          --
                                                               --------    --------    --------    --------
    Fair value of plan assets at end of year                   $   10.3    $   11.7    $     --    $     --
                                                               ========    ========    ========    ========

FUNDED STATUS OF PLANS:
  Plan assets less than projected
    benefit obligation                                         $   (9.5)   $   (4.9)   $   (2.2)   $   (1.9)
  Unrecognized net actuarial losses (gains)                         5.3         0.8         0.3         0.1
                                                               --------    --------    --------    --------
     Total recognized                                          $   (4.2)   $   (4.1)   $   (1.9)   $   (1.8)
                                                               ========    ========    ========    ========

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                             $     --    $     --    $     --    $     --
  Accrued  benefits                                                (7.9)       (4.4)       (1.9)       (1.8)
  Intangible assets                                                  --          --          --          --
  Accumulated other comprehensive income                            3.7         0.3          --          --
                                                               --------    --------    --------    --------
     Total recognized                                              (4.2)       (4.1)       (1.9)       (1.8)
  Participation in USI Group Plan                                   7.9         6.7          --          --
                                                               --------    --------    --------    --------
     Total amount recorded in the consolidated balance sheet   $    3.7    $    2.6    $   (1.9)   $   (1.8)
                                                               ========    ========    ========    ========

At September 30, 2002 and 2001, the Company has a net pension asset of $7.9 million and $6.7 million, respectively, which reflects the Company's recorded balance that is included in a USI group pension plan. As of September 30, 2002, the USI group pension plan's fair value of the plan assets of $289.6 million exceeds the present value of its accumulated benefit obligation by approximately $65.4 million

The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $19.8 million and $10.3 million, respectively, in 2002 and $16.6 million and $11.7 million, respectively, in 2001.

The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $18.1 million and $10.3 million, respectively, in 2002 and $15.1 million and $11.7 million, respectively, in 2001.

The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. At both September 30, 2002 and 2001, 1,333,100 shares of USI's common stock, representing $3.1 million of the master trust's assets, were included in plan assets. During fiscal 2001, $0.1 million in dividends were paid to the master trust.

The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.0% for 2002 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2002 (in millions):

         Effect of a 1% increase in the health care cost trend rate on:

Service cost plus interest cost ...................................        $ --
Accumulated post-retirement benefit obligation ....................         0.2

         Effect of a 1% decrease in the health care cost trend rate on:

Service cost plus interest cost....................................        $ --
Accumulated post-retirement benefit obligation.....................        (0.2)

Foreign Benefit Arrangements

The Company's foreign defined benefit pension plan covers salaried employees of Spring Ram. The assumptions used and the net periodic pension cost for the Company's foreign defined benefit plan is presented below:

                                                          PENSION BENEFITS
                                                     2002       2001       2000
                                                   -------    -------    -------
Assumptions:
  Discount rate ...............................      5.75%      6.25%      6.50%
  Rate of compensation increase ...............      3.00%      3.25%      3.75%
  Expected long-term rate of return on assets .      7.50%      7.50%      8.50%

                                                      PENSION BENEFITS
                                              --------------------------------
                                                  2002        2001        2000
                                              --------    --------    --------
Components of net periodic (income) cost:               (IN MILLIONS)
Service cost ..............................   $    0.8    $    0.5    $    0.7
Interest cost .............................        2.5         2.1         2.1
Expected return on plan assets ............       (3.4)       (3.5)       (2.6)
Net actuarial loss ........................        0.1          --          --
Curtailments ..............................         --          --        (0.9)
                                              --------    --------    --------
Net periodic income .......................   $     --    $   (0.9)   $   (0.7)
                                              ========    ========    ========

The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the Company's foreign defined benefit pension plan with the amounts recognized in the Company's balance sheet as of September 30:

                                                               PENSION BENEFITS
                                                             --------------------
                                                               2002        2001
                                                             --------    --------
                                                                (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year                    $   38.6    $   33.4
  Service cost                                                    0.8         0.5
  Interest cost                                                   2.5         2.1
  Employee contributions                                          0.4         0.4
  Foreign currency exchange rate changes                          2.3          --
  Actuarial (gains) losses                                       (1.2)        3.7
  Benefits paid                                                  (0.9)       (1.5)
                                                             --------    --------
    Benefit obligation at end of year                        $   42.5    $   38.6
                                                             ========    ========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year             $   38.4    $   39.8
  Actual return on plan assets                                  (12.7)       (0.8)
  Foreign currency exchange rate changes                          2.2          --
  Employer contributions                                          0.6         0.5
  Employee contributions                                          0.4         0.4
  Benefits paid                                                  (0.9)       (1.5)
                                                             --------    --------
    Fair value of plan assets at end of year                 $   28.0    $   38.4
                                                             --------    --------

FUNDED STATUS OF PLAN:
  Plan assets less than projected benefit
    obligation                                               $  (14.5)   $   (0.2)
  Unrecognized net actuarial losses                              21.1         5.8
                                                             --------    --------
    Total recognized in the balance sheet                    $    6.6    $    5.6
                                                             ========    ========

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                           $     --    $    5.6
  Accrued benefits                                              (10.0)         --
  Accumulated other comprehensive income                         16.6          --
                                                             --------    --------
    Total recorded in the balance sheet                      $    6.6    $    5.6
                                                             ========    ========

NOTE 9--INCOME TAXES

The Company's pre-tax income (loss) from continuing operations consisted of the following:

                                               FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                             -----------------------------------
                                               2002         2001          2000
                                             --------     --------      --------
                                                       (IN MILLIONS)
United States ..........................     $    0.4     $   48.0      $   74.8
Foreign ................................         36.1        (42.2)         36.9
                                             --------     --------      --------
                                             $   36.5     $    5.8      $  111.7
                                             ========     ========      ========

The provision (benefit) for federal, foreign, and state income taxes consist of:

                                                FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                             -----------------------------------
                                               2002         2001          2000
                                             --------     --------      --------
                                                       (IN MILLIONS)
Current:
Federal ................................     $     --     $    7.5      $    9.4
Foreign ................................         14.0          7.6          12.3
State ..................................          0.3          4.1           4.9
Deferred ...............................        (31.0)       (10.6)         21.9
                                             --------     --------      --------
                                             $  (16.7)    $    8.6      $   48.5
                                             ========     ========      ========

The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

                                                           SEPTEMBER 30,
                                                --------------------------------------
                                                  2002           2001           2000
                                                --------       --------       --------
                                                            (IN MILLIONS)
Statutory federal income tax provision ...      $   12.8       $    2.0       $   39.1
Foreign income tax differential ..........           1.3             --           (0.4)
State income taxes (net of federal
  benefit)................................           0.2            2.7            3.2
Goodwill amortization ....................            --            1.4            2.4
Non-deductible goodwill impairment .......            --           21.3             --
Non-deductible restructuring charges .....            --            2.8             --
Change in valuation allowance ............         (37.0)            --             --
Minority interest ........................           6.8          (21.6)           4.0
Miscellaneous ............................          (0.8)            --            0.2
                                                --------       --------       --------
                                                $  (16.7)      $    8.6       $   48.5
                                                ========       ========       ========

The components of deferred income tax assets and liabilities consisted of the following:

                                                             AT SEPTEMBER 30,
                                                          ---------------------
                                                            2002         2001
                                                          --------     --------
                                                              (IN MILLIONS)
Deferred tax liabilities:
  Property, plant and equipment ......................    $    0.3     $    3.4
  Post retirement Net pension assets .................         5.0          1.9
  Deductible goodwill ................................         3.0           --
  Other ..............................................         3.9         22.1
                                                          --------     --------
    Total deferred tax liabilities ...................        12.2         27.4

Deferred tax assets:
  Accruals and allowances ............................        28.3         24.2
  Postretirement benefits ............................          --          0.6
  Intangible assets ..................................          --           --
  Other ..............................................         1.1           --
  Capital loss carryforwards .........................        42.3         57.7
                                                          --------     --------
    Sub-total deferred tax assets ....................        71.7         82.5
  Valuation allowance ................................       (42.3)       (57.7)
                                                          --------     --------
    Total deferred tax assets ........................        29.4         24.8

      Net deferred tax asset (liability) .............    $   17.2     $   (2.6)
                                                          ========     ========

The Company has established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

The classification of the deferred tax balance is:

                                                             AT SEPTEMBER 30,
                                                           ---------------------
                                                             2002        2001
                                                           --------    --------
                                                             (IN MILLIONS)
Current assets .........................................   $   26.4    $   24.7
                                                           --------    --------

Non-current assets .....................................        0.1         0.1
Non-current liabilities ................................       (9.3)      (27.4)
                                                           --------    --------
  Net non-current liabilities ..........................       (9.2)      (27.3)
                                                           --------    --------

      Net deferred tax asset (liability) ...............   $   17.2    $   (2.6)
                                                           ========    ========


NOTE 10--COMMITMENTS AND CONTINGENCIES

Operating Leases

The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2002. Certain of these leases contain stated escalation clauses while others contain renewal options.

                                                                      (IN MILLIONS)
                                                                      -------------
2003 .................................................................     $ 7.4
2004 .................................................................       5.4
2005 .................................................................       4.3
2006 .................................................................       3.5
2007 .................................................................       2.1
Thereafter ...........................................................       0.1
                                                                           -----
Total minimum lease payments .........................................     $22.8
                                                                           =====

Rent expense, including equipment rental, was approximately $9.1 million, $9.0 million and $9.4 million in 2002, 2001 and 2000, respectively.

Litigation

The Company is subject to a wide range of environmental protection laws. Approximately 15 present and former operating sites, or portions thereof, currently or previously owned and/or leased by current or former operating units of the Company have remedial and investigatory activities underway. In addition, the Company has been named as a Potentially Responsible Party ("PRP") at nine "Superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites, which range up to 30 years, and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

At September 30, 2002, the Company had accrued approximately $7.9 million ($0.2 million accrued as current liabilities and $7.7 million as non-current liabilities), including $4.5 million for discontinued operations, for various environmental liabilities of which the Company is aware. The Company believes that the range of liability for these matters could reach $13.8 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible.

Also certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

The Company continues to guarantee the lease payments of an Ames True Temper master distribution center. The lease obligation will expire in 2015. The lease payments totaled $3.6 million for 2002, and increase by 2.25% each year thereafter. In connection with the sale of Ames True Temper in January 2002, the Company obtained a security interest and indemnification from Ames True Temper on the lease that would enable it to exercise remedies in the event of default.

NOTE 11 - SEGMENT INFORMATION

The Company currently operates in two reportable business segments - Bath & Plumbing and Rexair. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, shower enclosures, bath accessories, plumbing fittings and other behind-the-wall plumbing products. Bath & Plumbing's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets. Rexair is a leading manufacturer of premium vacuum cleaner systems. Its RAINBOW(R) vacuum cleaners collect dirt particles by means of a water filtration and separator system. Rexair distributes its RAINBOW(R) vacuum cleaners and related accessories through an extensive network of independent authorized distributors and sub-distributors. Prior to March 2000, the Company also operated a wide range of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products.

The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see Note 2).

The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                              BATH &
                                             PLUMBING          REXAIR      DIVERSIFIED (3)   CORPORATE          TOTAL
                                             --------          ------      ---------------   ---------          -----
                                                                           (IN MILLIONS)
NET SALES
  2002 ..............................        $  640.6         $   98.6        $     --        $     --         $  739.2
  2001 ..............................           670.3             13.3              --              --            683.6
  2000 ..............................           802.8               --           412.4              --          1,215.2

TOTAL OPERATING INCOME (LOSS) (1)
  2002 ..............................        $   35.2         $   28.5        $     --        $  (13.0)        $   50.7
  2001 ..............................           (19.7)             3.0              --           (14.1)           (30.8)
  2000 ..............................            91.1               --            37.4            (9.9)           118.6

CAPITAL EXPENDITURES
  2002 ..............................        $   11.9         $    1.3        $     --        $     --         $   13.2
  2001 ..............................            17.6              0.2              --              --             17.8
  2000 ..............................            10.9               --            12.6             0.1             23.6

DEPRECIATION AND AMORTIZATION
  2002 ..............................        $   11.1         $    3.1        $     --        $     --         $   14.2
  2001 ..............................            17.7              0.4              --              --             18.1
  2000 ..............................            17.8               --            12.3             0.4             30.5

ASSETS (2)
  2002 ..............................        $  556.2         $  117.3        $     --        $1,147.3         $1,820.8
  2001 ..............................           579.0            118.4              --         1,195.8          1,893.2

(1) Operating Income (loss) for the Bath & Plumbing segment includes impairment charges of $60.8 million in fiscal 2001 (see note 5). Operating losses for corporate included management fees charged to the Company by USI of $13.0 million, $13.1 million and $10.8 million in fiscal 2002, 2001 and 2000, respectively.

(2) Corporate assets include net assets held for sale of $103.8 million and $455.5 million for fiscal 2002 and 2001, respectively.

(3)   The Diversified segment includes the operations of Rexair.

Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, minority interest (expense) income, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, net assets held for sale, escrow deposits, cash and cash equivalents and other investments.

The Company's operations are principally located in North America. The Company's country of domicile is the United States. Export sales represented 10%, 5 % and 12% of the Company's total net sales for fiscal years 2002, 2001 and 2000, respectively. Principal international markets served include Europe, South America, Canada and Asia.

The following table presents summarized financial information by geographic area:

                                         2002          2001           2000
                                       --------      --------       --------
                                                  (IN MILLIONS)
Net Sales
United States ...................      $  440.7      $  405.1       $  831.8
Foreign .........................         298.5         278.5          383.4
                                       --------      --------       --------
  Total net sales ...............      $  739.2      $  683.6       $1,215.2
                                       ========      ========       ========

OPERATING INCOME (LOSS) (1)
United States ...................      $   16.4      $   (3.1)      $   61.8
Foreign .........................          34.3         (27.7)          56.8
                                       --------      --------       --------
  Total operating income ........      $   50.7      $  (30.8)      $  118.6
                                       ========      ========       ========

LONG-LIVED ASSETS
United States ...................      $  259.9      $  264.4       $  175.5
Foreign .........................         111.6         102.6          168.4
                                       --------      --------       --------
  Total long-lived assets .......      $  371.5      $  367.0       $  343.9
                                       ========      ========       ========

(1) The operating loss in fiscal 2001 includes a goodwill impairment charge of $60.8 million relating to foreign operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Industries, Inc.

      We have audited the consolidated balance sheets of USI Global Corporation (the "Company") as of September 30, 2002 and 2001, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States.

      As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.

                                              /s/ Ernst & Young LLP

West Palm Beach, Florida
November 8, 2002

                             USI GLOBAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (IN MILLIONS)


                                                                            FOR THE FISCAL YEARS ENDED SEPTEMBER 30
                                                                            ----------------------------------------
                                                                               2002           2001           2000
                                                                            ----------     ----------     ----------

Net sales .............................................................      $  739.2       $  683.6       $1,215.2
Operating costs and expenses:
  Cost of products sold ...............................................         509.2          485.5          871.3
  Selling, general and administrative expenses ........................         165.5          155.0          214.5
  Management fees .....................................................          13.0           13.1           10.8
  Impairment and restructuring charges ................................           0.8           60.8             --
                                                                             --------       --------       --------
    Operating income (loss) ...........................................          50.7          (30.8)         118.6
Interest income from affiliates .......................................          51.3           44.5            4.2
Interest expense to affiliates ........................................          (1.2)          (2.7)          (0.9)
Interest income .......................................................           1.2            1.5            3.1
Interest expense ......................................................         (38.3)         (44.0)         (43.0)
Gain on sale of businesses ............................................            --             --           42.1
Equity (loss) earnings in investee ....................................            --           (1.4)           3.1
Other expense, net ....................................................          (7.5)         (22.9)          (4.2)
                                                                             --------       --------       --------
Income (loss) before income taxes, discontinued operations
  and cumulative effect of accounting change ..........................          56.2          (55.8)         123.0
Benefit (provision) for income taxes ..................................          16.7           (8.6)         (48.5)
                                                                             --------       --------       --------
  Income (loss) from continuing operations ............................          72.9          (64.4)          74.5
Discontinued operations:
  Loss from operations (net of income tax provisions of $37.9
    for 2001 and $2.8 for 2000) .......................................            --          (45.7)          (1.6)
  Income (loss) from disposals (net of income tax benefit
    of $10.2 in 2001) .................................................           8.4         (194.1)            --
                                                                             --------       --------       --------
Income (loss) from discontinued operations ............................           8.4         (239.8)          (1.6)
Income (loss) before cumulative effect of accounting change ...........          81.3         (304.2)          72.9
Cumulative effect of accounting change, net of taxes of $0.8 ..........            --           (0.7)            --
                                                                             --------       --------       --------
Net income (loss) .....................................................          81.3         (304.9)          72.9
Dividend on preferred stock ...........................................         (61.6)         (61.6)         (61.6)
                                                                             --------       --------       --------
Income (loss) applicable to common shares .............................      $   19.7       $ (366.5)      $   11.3
                                                                             ========       ========       ========


                             See accompanying notes.

                             USI GLOBAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)


                                                                                        SEPTEMBER 30,
                                                                                   -----------------------
                                                                                     2002           2001
                                                                                   --------       --------
        ASSETS
Current assets:
  Cash and cash equivalents ...............................................        $   26.7       $   51.8
  Restricted cash collateral accounts .....................................            44.7             --
  Trade receivables, net of allowances of $5.9 in 2002
    and $5.7 in 2001 ......................................................           151.5          158.7
  Inventories .............................................................           108.7          117.0
  Deferred income taxes ...................................................            26.4           24.7
  Net assets held for sale ................................................           103.8          455.5
  Other current assets ....................................................            10.4           10.7
                                                                                   --------       --------
    Total current assets ..................................................           472.2          818.4

Property, plant and equipment, net ........................................            96.4           99.5
Other assets ..............................................................            24.3           26.1
Goodwill and other intangibles, net .......................................           275.1          267.5
Notes receivable from affiliates ..........................................           952.8          681.7
                                                                                   --------       --------
                                                                                   $1,820.8       $1,893.2
                                                                                   ========       ========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable ...........................................................        $   15.3       $   11.9
  Current maturities of long-term debt ....................................            76.7          428.0
  Trade accounts payable ..................................................            75.2           68.2
  Accrued expenses and other liabilities ..................................            79.9           68.4
  Notes payable to Parent .................................................            23.6           29.6
                                                                                   --------       --------
    Total current liabilities .............................................           270.7          606.1
  Long-term debt ..........................................................           268.1          280.1
  Deferred income taxes ...................................................             9.2           27.3
  Other liabilities .......................................................            58.4           38.6
  Due to Parent and affiliates ............................................           555.0          288.7
                                                                                   --------       --------
    Total liabilities .....................................................         1,161.4        1,240.8

Commitments and contingencies

Stockholders' equity:
  Preferred stock (par value $.01 per share, authorized 1,000
    shares; issued and outstanding 1,000 shares) ..........................              --             --
  Common stock (par value $.01 per share, authorized 200
    shares; issued and outstanding 100 shares) ............................              --             --
  Paid-in capital .........................................................           975.9          975.9
  Accumulated deficit .....................................................          (278.6)        (298.3)
  Accumulated other comprehensive loss ....................................           (37.9)         (25.2)
                                                                                   --------       --------
Total stockholders' equity ................................................           659.4          652.4
                                                                                   --------       --------
                                                                                   $1,820.8       $1,893.2
                                                                                   ========       ========


                             See accompanying notes

                             USI GLOBAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)


                                                                                             FOR THE FISCAL YEARS ENDED
                                                                                                    SEPTEMBER 30,
                                                                                           ------------------------------
                                                                                            2002        2001        2000
                                                                                           ------      ------      ------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations ...........................................     $ 72.9      $(64.4)     $ 74.5
  Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
      Depreciation and amortization ..................................................       14.2        18.1        30.5
      Amortization of deferred financing costs .......................................        4.3         0.7         0.7
      (Benefit) provision for deferred income taxes ..................................      (31.8)      (10.6)       21.9
      Provision for doubtful accounts ................................................        3.5         2.5         2.5
      Gain on sale of excess real estate .............................................       (0.8)         --        (3.2)
      Equity loss (earnings) in investee .............................................         --         1.4        (3.1)
      Gain on sale of businesses .....................................................         --          --       (42.1)
      Loss on sale of property, plant, and equipment .................................        1.8          --          --
      Impairment and restructuring charges ...........................................         --        60.8          --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
      Trade receivables ..............................................................        3.8        27.5       (24.1)
      Inventories ....................................................................        3.1        (5.0)       (2.2)
      Other current assets ...........................................................        1.6         2.8        (0.3)
      Other assets ...................................................................        1.7        (2.5)      (11.2)
      Trade accounts payable .........................................................        7.1          --       (15.7)
      Accrued expenses and other liabilities .........................................        3.0        (9.2)      (37.5)
      Other liabilities ..............................................................        6.4        (8.5)      (12.8)
                                                                                           ------      ------      ------
        Net cash provided by (used in) operating activities of
          continuing operations ......................................................       90.8        13.6       (22.1)
                                                                                           ------      ------      ------
  Income (loss) from discontinued operations .........................................        8.4      (239.8)       (1.6)
  Adjustments to reconcile income (loss) from discontinued operations to net cash provided by (used in) discontinued operations:
      (Gain) loss on  disposal of discontinued operations ............................       (8.4)      194.1          --
      Impairments and other non-recurring charges ....................................         --        61.6        84.0
      Decrease (increase) in net assets held for disposition .........................       25.9        47.3       (56.6)
                                                                                           ------      ------      ------
        Net cash provided by discontinued operations .................................       25.9        63.2        25.8
                                                                                           ------      ------      ------
NET CASH PROVIDED BY OPERATING ACTIVITIES ............................................      116.7        76.8         3.7
                                                                                           ------      ------      ------
INVESTING ACTIVITIES:
  Proceeds from sale of businesses ...................................................      357.0          --       391.3
  Acquisition of companies, net of cash acquired .....................................         --          --       (78.4)
  Purchases of property, plant and equipment .........................................      (13.2)      (17.8)      (23.6)
  Proceeds from sales of property, plant and equipment ...............................         --         0.9         1.7
  Proceeds from sale of excess real estate ...........................................        0.5          --         5.5
  Repayment of (loans to) affiliates .................................................     (271.1)       27.6      (487.5)
                                                                                           ------      ------      ------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ..................................       73.2        10.7      (191.0)
                                                                                           ------      ------      ------
FINANCING ACTIVITIES:
  Proceeds from long-term debt .......................................................        5.3       247.9         5.8
  Repayment of long-term debt ........................................................     (371.7)     (246.5)     (152.5)
  Escrow deposits ....................................................................      (44.4)         --          --
  Proceeds from (repayment of) notes payable, net ....................................        2.7        (2.1)        1.8
  (Repayment of) proceeds from notes payable to affiliates, net ......................       (6.0)        3.0        (3.3)
  Net transfers with Affiliates ......................................................      203.8       (50.1)      311.1
                                                                                           ------      ------      ------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES ..................................     (210.3)      (47.8)      162.9
                                                                                           ------      ------      ------
Effect of exchange rate changes on cash and cash equivalents .........................       (4.7)       (6.0)       (5.9)
                                                                                           ------      ------      ------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS .....................................      (25.1)       33.7       (30.3)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .......................................       51.8        18.1        48.4
                                                                                           ------      ------      ------
CASH AND CASH EQUIVALENTS AT END OF YEAR .............................................     $ 26.7      $ 51.8      $ 18.1
                                                                                           ======      ======      ======


                             See accompanying notes.

                             USI GLOBAL CORPORATION

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2002, 2001 AND 2000


                                                                                            ACCUMULATED
                                                                                RETAINED       OTHER       COMPREHENSIVE
                                                COMMON   PREFERRED   PAID-IN    EARNINGS    COMPREHENSIVE      INCOME
                                                STOCK      STOCK     CAPITAL    (DEFICIT)   INCOME (LOSS)      (LOSS)       TOTAL
                                               --------  ---------   --------   ---------   -------------  -------------   --------

Balance at September 30, 1999 ..............   $   --     $   --     $  975.9    $   56.9      $  (26.5)                   $1,006.3
                                               --------   --------   --------    --------      --------                    --------
Net income applicable to common shares .....                                         11.3                     $   11.3         11.3
Sale of Diversified businesses:
      Translation adjustment ...............                                                        5.2            5.2          5.2
      Minimum pension liability adjustment .                                                        1.7            1.7          1.7
Translation adjustment .....................                                                      (24.5)         (24.5)       (24.5)
Minimum pension liability adjustment .......                                                        0.5            0.5          0.5
                                                                                                              --------
Other comprehensive loss ...................                                                                     (17.1)
                                                                                                              --------
Total comprehensive loss ...................                                                                  $   (5.8)
                                                                                                              ========
                                               --------   --------   --------    --------      --------                    --------
Balance at September 30, 2000 ..............       --         --        975.9        68.2         (43.6)                    1,000.5
                                               --------   --------   --------    --------      --------                    --------
Net loss applicable to common shares .......                                       (366.5)                    $ (366.5)      (366.5)
Discontinued operations:
    Translation adjustment .................                                                       37.4           37.4         37.4
    Minimum pension liability adjustment ...                                                        7.2            7.2          7.2
Translation adjustment .....................                                                      (18.9)         (18.9)       (18.9)
Minimum pension liability adjustment .......                                                       (5.9)          (5.9)        (5.9)
Fair value of derivatives adjustment .......                                                       (1.4)          (1.4)        (1.4)
                                                                                                              --------
Other comprehensive income .................                                                                      18.4
                                                                                                              --------
Total comprehensive loss ...................                                                                  $ (348.1)
                                               --------   --------   --------    --------      --------       ========     --------
Balance at September 30, 2001 ..............       --         --        975.9      (298.3)        (25.2)                      652.4
                                               --------   --------   --------    --------      --------                    --------
Net income applicable to common shares .....                                         19.7                     $   19.7         19.7
Fair value of derivatives adjustment .......                                                        1.4            1.4          1.4
Translation adjustment .....................                                                       (0.9)          (0.9)        (0.9)
Minimum pension liability adjustment .......                                                      (13.2)         (13.2)       (13.2)
                                                                                                              --------
Other comprehensive loss ...................                                                                     (12.7)
                                                                                                              --------
Total comprehensive income .................                                                                  $    7.0
                                               --------   --------   --------    --------      --------       ========     --------
Balance at September 30, 2002 ..............   $   --     $   --     $  975.9    $ (278.6)     $  (37.9)                   $  659.4
                                               ========   ========   ========    ========      ========                    ========


                             See accompanying notes

NOTE 1--BASIS OF PRESENTATION

The accompanying consolidated financial statements include the consolidated operations of USI Global Corporation ("Global" or "the Company"). Global was incorporated in the state of Delaware on February 9, 1999. U.S. Industries, Inc. ("USI" or the "Parent") acquired all of the issued and outstanding common stock of Global on February 9, 1999, when USI contributed a nominal amount of cash to Global. Subsequent thereto, on April 30, 1999, USI contributed to Global all of the stock of Dual-Lite Inc. ("Dual-Lite") and True Temper Hardware Company ("True Temper"), each a wholly-owned subsidiary of USI. Contemporaneously, USI American Holdings ("USIAH"), an indirect wholly-owned subsidiary of USI, contributed to Global all of its assets and liabilities, including the outstanding capital stock of JUSI Holdings, Inc. ("JUSI") in exchange for all of the outstanding preferred stock of Global representing approximately ninety-one percent of the voting stock of Global. Promptly following its receipt, Global contributed the stock of Dual-Lite and True Temper to JUSI.

Each share of Global common stock and Global preferred stock, which are both owned by USI or its wholly owned subsidiaries, entitles the holder to one vote. The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024 at which time it can be redeemed at the option of Global. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. As of September 30, 2002, the Company had $210.5 million of accrued and unpaid dividends accumulated on its preferred stock. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to the common stock and all other classes and series of equity securities of Global as to dividends rights and rights on liquidation, winding down or dissolution of Global.

Global's principal operating subsidiaries are Jacuzzi, Inc.; Rexair, Inc.; Jacuzzi Europe, S.p.A.; Spring Ram plc and Jacuzzi Leisure Products Ltd. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pools, swimming pool equipment, kitchen and bathroom sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States and throughout Europe, Canada and South America.

USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to Global based on the percentage of Global's sales to the consolidated sales of USI as management fees. Global's management believes such amounts are reasonable; however, they may not be indicative of Global's ongoing costs as a separate entity.

The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 28, 2002, September 29, 2001 or September 30, 2000 but are presented as of September 30 in each of those years for convenience. Businesses over which the Company has the ability to exercise significant influence, but are not consolidated into the Company's results, are accounted for using the equity method. In March 2000, the Company completed the disposition of a majority equity interest in its Diversified segment. The Company has accounted for its retained interest in the Diversified segment under the equity method of accounting from March 2000 until January 2002, when JUSI sold all remaining interests in that segment.
The Company eliminates intercompany balances and transactions when consolidating the account balances of its subsidiaries.

Certain amounts have been reclassified in the Company's prior year statements to conform them to the presentation used in the current year.

NOTE 2--ACCOUNTING POLICIES

USE OF ESTIMATES: Accounting guidelines require that the Company make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by USI, which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets due to Parent and affiliates.

RESTRICTED CASH: The Company has restricted cash, which is comprised of escrow deposits required under the terms of the Restructured Facilities for the benefit of the holders of the Company's Senior Notes.

INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in amounts due to Parent and affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2002, 2001 and 2000 were $18.0 million, $13.8 million and $18.8 million, respectively.

INVENTORIES: The Company's inventories are valued at the lower of cost, determined under the first-in, first-out method, or market value. The Company's inventories can be categorized as follows:

                                                        AT SEPTEMBER 30,
                                                      -------------------
                                                       2002         2001
                                                      ------       ------
                                                         (IN MILLIONS)
Finished products .............................       $ 49.1       $ 57.9
In-process products ...........................          7.1          5.8
Raw materials .................................         52.5         53.3
                                                      ------       ------
                                                      $108.7       $117.0
                                                      ======       ======

PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment consisted of:

                                                       AT SEPTEMBER 30,
                                                     -------------------
                                                      2002         2001
                                                     ------       ------
                                                        (IN MILLIONS)
Land and buildings ............................      $ 60.4       $ 61.4
Machinery, equipment and furniture ............       103.4         98.2
Accumulated depreciation ......................       (67.4)       (60.1)
                                                     ------       ------
                                                     $ 96.4       $ 99.5
                                                     ======       ======

DEPRECIATION AND AMORTIZATION: Depreciation and amortization consisted of:

                                                    FOR THE FISCAL YEARS ENDED
                                                           SEPTEMBER 30,
                                                  ------------------------------
                                                   2002        2001        2000
                                                  ------      ------      ------
                                                           (IN MILLIONS)

Depreciation ...............................      $ 14.1      $ 10.3      $ 20.2
Amortization of goodwill and intangible
  assets....................................         0.1         7.8        10.3
                                                  ------      ------      ------
                                                  $ 14.2      $ 18.1      $ 30.5
                                                  ======      ======      ======

OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $12.7 million and $10.1 million as of September 30, 2002 and 2001, respectively. In fiscal 2002, the Company recorded income from excess properties of $0.5 million, compared to a net loss from excess properties of $0.2 million and income of $2.7 million in fiscal 2001 and 2000, respectively. These amounts are included in other expense, net, and consist of net gains on the sales of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

GOODWILL AND OTHER INTANGIBLE ASSETS: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for the fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 141 is effective commencing July 1, 2001, and the Company elected to adopt SFAS No. 142 as of October 1, 2001. Accordingly, as of October 1, 2001, the Company no longer amortizes goodwill.

SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and of each intangible asset with an indefinite life and compare it to the respective carrying value, including goodwill and other intangible assets, of such unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. Upon completion of its assessment in the fourth quarter of 2002, the Company determined that the fair value of the Company's intangible assets with indefinite lives exceeded their carrying values. For goodwill, if the carrying value of the reporting unit exceeds its fair value, the goodwill of this unit may be impaired. The amount, if any, of the impairment would then be measured in a second step. The Company performed the initial step on its two reporting units - Bath & Plumbing and Rexair, at October 1, 2001 and in the fourth quarter of 2002. The fair values of each reporting unit exceeded the carrying values. Consequently, no impairment was recognized and the second step was not required. The Company plans on performing its annual test for impairment in the fourth quarter of its fiscal year.

As of September 30, 2002, the Company had net goodwill of $201.5 million in the Bath & Plumbing segment, compared to $198.6 million as of September 30, 2001. The increase in the goodwill balance is due to exchange rate fluctuations.

Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                      SEPTEMBER 30, 2002              SEPTEMBER 30, 2001
                                                 -----------------------------   ------------------------------
                                                 GROSS CARRYING   ACCUMULATED    GROSS CARRYING   ACCUMULATED
                                                     AMOUNT       AMORTIZATION       AMOUNT       AMORTIZATION
                                                 --------------   ------------   --------------   -------------
                                                                         (IN MILLIONS)
Amortizable intangible assets                       $    0.9        $    0.1        $    0.9        $   --
Non-amortizable intangible assets                       72.8            --              68.0            --
                                                    --------        --------        --------        --------
     Total identifiable intangible assets           $   73.7        $    0.1        $   68.9        $   --
                                                    ========        ========        ========        ========

Amortizable intangible assets consist of patented technology, which will be amortized over its 10-year useful life. Amortization expense should approximate $0.1 million per year through fiscal 2011. Non-amortizable intangible assets include a trade name and distributor network.

The following table presents actual results of operations for fiscal 2002 and a reconciliation of reported net (loss) income to adjusted net (loss) income for fiscal 2001 and 2000.

                                                         FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                          2002            2001             2000
                                                         ------          ------           ------
                                                                      (IN MILLIONS)
Net income (loss):
     Reported income (loss)                              $ 81.3          $(304.9)         $ 72.9
     Add back:  Goodwill amortization - after tax          --               8.3             12.5
                                                         ------          -------          ------
                     Adjusted net income (loss)          $ 81.3          $(296.6)         $ 85.4
                                                         ======          =======          ======

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                             AT SEPTEMBER 30,
                                           --------------------
                                            2002          2001
                                           ------        ------
                                              (IN MILLIONS)

Compensation related .................     $ 13.1        $ 12.8
Other ................................       66.8          55.6
                                           ------        ------
                                           $ 79.9        $ 68.4
                                           ======        ======

FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and trade accounts payable approximate their carrying values because of their short-term nature.

Long-Term Debt: The fair values of the Company's Senior Notes represent quoted market prices. The fair value of the Company's remaining debt approximates its carrying value as of September 30, 2002.

There were no other significant differences as of September 30, 2002 and September 30, 2001 between the carrying value and fair value of the Company's financial instruments except as disclosed below:

                                           2002                     2001
                                   --------------------    ---------------------
                                    CARRYING     FAIR       CARRYING      FAIR
                                     AMOUNT      VALUE       AMOUNT       VALUE
                                   ----------   -------    ----------    -------

7.25% Senior Notes ............      $124.1      $107.5      $123.9      $ 82.5
                                     ======      ======      ======      ======

REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 20, 2001 includes $4.4 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000. Therefore, these amounts have not been presented.

SHIPPING AND HANDLING FEES AND COSTS: The Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

OTHER EXPENSE, NET: Other expenses were $7.5 million, $22.9 million and $4.2 million in 2002, 2001 and 2000, respectively. These costs include continuing obligations associated with the Company's ladder operations disposed of in October 1999. Also included in 2001 were $17.4 million of deferred transaction costs associated with Rexair.

ADVERTISING COSTS: Advertising costs are charged to expense when incurred. Advertising expense totaled $17.3 million, $26.1 million and $27.7 million in 2002, 2001 and 2000, respectively.

RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $3.1 million, $4.1 million and $4.5 million in 2002, 2001 and 2000, respectively.

DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specific intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matured on June 30, 2002, was designated as a cash flow hedge of the underlying variable-rate interest payments and was recorded as a current liability in the Company's balance sheet at September 2001. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax was recorded in accumulated other comprehensive income (loss) ("OCI") within stockholders' equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract, which was recognized as additional interest expense during 2002.

COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2002, 2001 and 2000 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                                                  MINIMUM                           ACCUMULATED
                                                 FOREIGN          PENSION         FAIR VALUE           OTHER
                                                CURRENCY         LIABILITY      OF DERIVATIVES     COMPREHENSIVE
                                               TRANSLATION     ADJUSTMENT (1)     ADJUSTMENT        INCOME(LOSS)
                                               -----------     --------------   --------------     -------------


September 30, 1999 ....................          $(23.1)           $ (3.4)           $ --              $(26.5)
Fiscal 2000 change ....................           (19.3)              2.2              --               (17.1)
                                                 ------            ------            ------            ------
September 30, 2000 ....................           (42.4)             (1.2)             --               (43.6)
Fiscal 2001 change ....................            18.5               1.3              (1.4)             18.4
                                                 ------            ------            ------            ------
September 30, 2001 ....................           (23.9)              0.1              (1.4)            (25.2)
Fiscal 2002 change ....................            (0.9)            (13.2)              1.4             (12.7)
                                                 ------            ------            ------            ------
September 30, 2002 ....................          $(24.8)           $(13.1)           $ --              $(37.9)
                                                 ======            ======            ======            ======

(1) The minimum pension liability adjustment is net of an estimated tax benefit of $7.1 million, $0.1 million and $0.8 million at September 2002, 2001 and 2000, respectively.

STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for its stock options and discloses pro-forma net income as if compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation. The pro forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended September 30, 2002, 2001 and 2000; therefore, these amounts have not been presented.

Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2002 for vesting restricted stock awards. As of September 30, 2002, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees and any options which are not vested as of the date of the sale of the Company will be forfeited.

INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company is comprised of direct or indirect subsidiaries of USI.

NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("Statement") No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company will adopt the new rules on asset retirement obligations on October 1, 2002. Application of the new rules is not expected to have a significant impact on the Company's financial position and results of operations.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes Statement No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. Statement No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company expects to adopt the new rules as of October 1, 2002, and it does not expect adoption of the Statement to have a significant impact on the Company's financial position and results of operations.

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction. This Statement eliminates extraordinary accounting treatment for reporting gain or loss on debt extinguishment, and amends other existing authoritative pronouncements to make various technical corrections, clarifies meanings, or describes their applicability under changed conditions. The provisions of this Statement will be effective for the Company October 1, 2002; however, early application of the Statement is encouraged. Debt extinguishments reported as extraordinary items prior to scheduled or early adoption of this Statement would be reclassified following adoption. The Company does not anticipate a significant impact on its cash flows or results of operations as a result of adopting this Statement.

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that the Company record costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The Company is required to adopt this Statement on October 1, 2002. The Company does not expect the adoption of this Statement to have a material affect on its cash flows or the results of its operations.

NOTE 3--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

Acquisitions of Businesses

In connection with the Company's sale to Strategic in March 2000 of a 75% interest in Rexair (see Disposition of Businesses below), the Company guaranteed Rexair's $200 million credit facility. This guarantee required the Company to maintain certain credit rating levels. In response to a downgrade of its credit ratings in March 2001, the Company obtained waivers of the ratings default from Rexair's lenders while it pursued the reacquisition of Rexair from Strategic and the restructuring of its debt. On August 15, 2001, the Company reacquired the 75% equity interest in Rexair previously sold to Strategic. The purchase consideration included the return to Strategic of $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility. In connection with the reacquisition, the Company reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in intangible assets of approximately $73.7 million, the majority of which have indefinite lives and will not be amortized. The Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Rexair segment from the date of re-acquisition. The Company accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when the Company held only a 25% interest.

Disposition of Businesses

On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.V.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $197.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $42.1 million.

In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded a liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. On August 15, 2001, the Company required Rexair from Strategic in exchange for the return to Strategic of $27.4 million in face value of the Strategic Notes. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities were included in the reacquired basis in Rexair (See Acquisitions of Businesses above).

In July 2000, the Company transferred the Strategic Notes and certain of the cash proceeds received to USI in exchange for a note receivable from USI in the amount of $674.4 million, bearing interest of 6.5% per annum with $358.5 million due on demand and $315.9 million maturing in fiscal 2005.

During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations for which $12.3 million has been accrued at September 30, 2002.

NOTE 4--DISCONTINUED OPERATIONS

On December 28, 2001, the Board of Directors approved a formal Disposal Plan for five businesses in connection with the Company's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company incurred a charge of $204.3 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses--Ames True Temper, Lighting Corporation of America, Spear & Jackson, and SiTeco Lighting--which are included within the consolidated operations of Global. In fiscal 2002, the Company recorded income from discontinued operations of $8.4 million, as it re-evaluated the estimated loss on disposal of its discontinued operations. The discontinued businesses previously comprised the Company's Lawn & Garden and Lighting segments. The net assets of the discontinued businesses are included in the net assets held for sale for all periods presented. The Company completed the sales of Ames True Temper in January 2002, Lighting Corporation of America in April 2002 and Spear & Jackson in September 2002. In October 2002, the Company completed the sale of SiTeco Lighting.

The operating results of these businesses were classified as discontinued operations in 2001 and 2000 and, in accordance with APB No. 30, their estimated fiscal 2002 operating income was included in the Company's expected loss on disposal of $204.3 million which was recorded in September 2001, and adjusted in fiscal 2002.

Summarized results of discontinued operations are as follows:

                                                              FOR FISCAL YEARS ENDED
                                                                  SEPTEMBER 30,
                                                        ---------------------------------
                                                         2002         2001          2000
                                                        ------       ------        ------
                                                                 (IN MILLIONS)

Net sales                                              $ 640.4     $ 1,244.0     $ 1,311.1

Operating income                                          30.7           0.8           1.7

Income (loss) from operations before income taxes         30.8          (7.8)          1.2

Included in operating income are goodwill impairment charges totaling $61.6 million and $84.0 million in fiscal 2001 and 2000, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company based on a fair value methodology. The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan and were reclassified into discontinued operations after the approval of the Disposal Plan.

Amounts classified as net assets held for sale consist of the following:

                                                          AT SEPTEMBER 30
                                                        -------------------
                                                         2002         2001
                                                        ------       ------
                                                           (IN MILLIONS)
Net current assets                                      $ 64.2       $ 91.2
Property, plant and equipment, net                        49.2        252.9
Other non-current assets and liabilities, net             (9.6)       111.4
                                                        ------       ------
Net assets held for sale                                $103.8       $455.5
                                                        ======       ======

NOTE 5-- IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

Goodwill Impairment Charges

Operating results at a number of the Company's subsidiaries declined during 2001. In the third quarter of 2001, the Company evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, the Company recorded a goodwill impairment charge totaling $60.8 million in the Bath & Plumbing segment in fiscal 2001.

Restructuring and Other Non-recurring Charges

During the third quarter of 2002, the Company recorded $0.8 million of restructuring charges related to management changes at its Jacuzzi operations. During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified as "other expenses" in the Company's consolidated statement of operations.

NOTE 6-- NOTES RECEIVABLE FROM AFFILIATES

Notes receivable from affiliates consists of the following:

                                                             AT SEPTEMBER 30,
                                                           -------------------
                                                            2002         2001
                                                           ------       ------
                                                               (IN MILLIONS)
5.07% Notes receivable from affiliates ................    $108.2       $ --
5.32% Notes receivable from affiliates ................       3.0         --
5.57% Notes receivable from affiliates ................     169.0         --
6.00% Notes receivable from affiliates ................      18.0          7.3
6.50% Notes receivable from affiliates ................     651.6        674.4
7.00% Notes receivable from affiliates ................       3.0         --
                                                           ------       ------
                                                           $952.8       $681.7
                                                           ======       ======

At September 30, 2002, the notes receivable from Affiliates are unsecured with $659.6 million payable upon demand, and $293.2 million maturing in fiscal year 2005. The increase in the notes receivable balance from 2001 is primarily due to the transfer of a portion of the proceeds from asset sales in 2002 to USI. Interest received during fiscal 2002, 2001 and 2000 was $42.8 million, $47.9 million and $3.2 million, respectively.

NOTE 7--LONG-TERM DEBT

Long-term debt consisted of the following:

                                                             AT SEPTEMBER 30,
                                                           -------------------
                                                            2002         2001
                                                           ------       ------
7.25% Senior Notes, net ...............................    $124.1       $123.9
Restructured Facilities, Rexair .......................      92.8        166.2
Restructured Facilities, U.S. Industries ..............     127.9        418.0
                                                           ------       ------
                                                            344.8        708.1
Less current maturities ...............................     (76.7)      (428.0)
                                                           ------       ------
Long-term debt ........................................    $268.1       $280.1
                                                           ======       ======

Principal payments on long-term debt for the next five years ended September 30 are as follows:

                                                         (IN MILLIONS)
                                                        ---------------

2003 ..............................................         $ 76.7
2004 ..............................................           --
2005 ..............................................          198.5
2006 ..............................................           --
2007 ..............................................           69.6
                                                            ------
                                                            $344.8
                                                            ======

In Fiscal 1997, USIAH issued $125.0 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (the "7.25% Notes"). The net cash proceeds were $123.0 million after transaction fees and discounts. A supplemental indenture was later executed adding USI as a co-obligor with USIAH under the 7.25% Notes. In April 1999, as part of the issuance of Global preferred shares to USIAH, the 7.25 % Notes were transferred to Global. On October 24, 2002, USI commenced an offer to purchase up to $54.8 million in aggregate principal amount of its outstanding 2006 Notes. On November 7, 2002, USI announced that it received tenders, and related consents, from a majority of the holders of its outstanding 7.25% Notes. An amount just shy of 100% or $125.0 million of the 7.25% Notes were tendered for exchange. The transaction resulted in $54.8 million paid to the note holders from the 7.25% Notes escrow account.

In October 1998, USI and USIAH jointly issued $250 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (the "7.125% Notes"). The 7.125% Notes are recorded as a liability of USI. A supplemental indenture was later executed adding Global as a co-obligor on the 7.125% notes. On September 9, 2002, USI commenced an Exchange Offer to exchange cash and notes with an interest rate of 11.25% payable December 31, 2005 (the "New Notes") for all outstanding 7.125% Notes due October 2003. In connection with the Exchange Offer, USI also solicited consents from a majority of the 7.125% Note holders to a proposed amendment to the indenture under which the 7.125% Notes were issued so that the cash deposited into a cash collateral account from the sales of the Company's non-core assets that is proportionally allocable to tendering holders may be used to pay the cash consideration in the Exchange Offer ("Consent Solicitation").

On November 4, 2002, USI announced that it had accepted for payment all 7.125% Notes validly tendered in the exchange offer. Approximately $238.2 million or 95% of the 7.125% Notes were tendered for exchange. Note holders who tendered their 7.125% Notes received an amount of cash and principal amount of New Notes that together equaled the principal amount of the 7.125% Notes tendered. The transaction resulted in $104.8 million paid to the note holders from the 7.125% Notes escrow account, New Notes issued of $133.4 million and a balance remaining in 7.125% Notes of $11.8 million. The New Notes are also recorded as a liability on USI. The other terms of the New Notes are substantially similar to the 7.125% Notes.

The 7.25% Notes, 7.125% Notes and New Notes (collectively, the "Senior Notes") are joint and several obligations of the Company, USI and USIAH, and are guaranteed by USI Atlantic. The 7.25% and 7.125% Senior Notes are redeemable at the option of the Company, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% notes and 50 basis points for the 7.125% notes) plus, in each case, accrued interest to the date of redemption. The New Notes are redeemable without premium or penalty using the New Notes escrow account or otherwise at 103% if redeemed within the first anniversary of issuance, 102% thereafter through December 30, 2004 and 101% from December 31, 2004 to maturity. Certain restrictions on dividends and the purchase of common stock for treasury contained in the indenture for the 7.25% Notes were eliminated in August 1998 based upon the Company's credit rating at that time. The 7.125% Notes and New Notes were issued without such restrictions; however, the Restructured Facilities (discussed below) contain restrictions on dividends as well as the purchase of common stock for treasury. The security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities are discussed in more detail below.

The Company also was a borrower, along with USI, under a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies, which had original availability of $500 million, was scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001. USI completed the re-acquisition of Rexair and restructured the Rexair Credit Facilities on the same date. The amended facilities (including the Rexair Credit Facility, the "Restructured Facilities") extended the final maturity of the debt under the Revolving Facilities to November 30, 2002, which coincided with the final maturity of the Rexair Credit Facility. On October 21, 2002, USI announced that it obtained an amendment to the Restructured Facilities, providing for an extension of the maturity date to October 2004 (see further below for more details on the amended facilities).

The Restructured Facilities originally provided for an increase in availability under the five-year Credit Agreement from $500 million to $830 million, availability under the Rexair Credit Facility of $195 million (reduced by $5 million in May 2002), the termination of the multi-currency borrowing feature under the five-year Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the Company's senior debt (a combination of the Restructured Facilities, the Senior Notes and other defined obligations). The required cumulative permanent principal reductions of USI's senior debt were scheduled at $75 million, $200 million, $450 million and $600 million during the periods ending December 31, 2001; March 31, 2002; June 30, 2002; and October 15, 2002, respectively.

On December 21, 2001, USI obtained a waiver from its lenders under the Restructured Facilities that permitted the Company to satisfy the remaining balance of the December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds. Under the terms of the waiver, the permanent reduction resulting from the sale of Ames True Temper was reduced by the amount of the unfunded commitment (approximately $58 million) used to satisfy the December 31, 2001 amortization. In October 2002, USI obtained a similar waiver from its lenders to satisfy the remaining balance of the October 15, 2002 reduction (approximately $27 million), through a reduction of the unfunded commitments. With the sale of SiTeco on October 18, 2002, this portion of the unfunded commitment was restored. On June 30, 2002, USI obtained an amendment to the Rexair Credit Facility which contained, among other things, revised ratios for interest coverage and consolidated leverage as well as revised minimum EBITDA covenants.

Under the Restructured Facilities, substantially all assets sale proceeds are required to be applied to reduce the Company's and USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when the Company, USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral accounts for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes and other obligations. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent principal reductions. Below is a summary of significant asset sales completed in fiscal 2002.

                                                                    Estimated         Deposited     Reduction of
                                    Transaction      Gross       Transaction and      in Escrow     Restructured
                                       Date         Proceeds     Other Costs (1)      Accounts       Facilities
                                   -------------   ----------   -----------------    -----------   --------------

Ames True Temper                     1/14/2002      $ 165.0           $ 21.9          $ 44.1          $ 99.0
Strategic Notes                      1/16/2002        107.6              1.7            31.9            74.0
Lighting Corporation of America      4/26/2002        250.0             39.8            64.3           145.9
Selkirk                              6/24/2002         40.0              5.1             7.1            27.8

(1) Estimated transaction and other costs include working capital adjustments and escrows for future liabilities. Approximately $21.8 million of these costs are still outstanding on Global as of September 30, 2002 ($14.0 million in current liabilities and $7.8 million in long-term liabilities).

On September 6, 2002, the Company sold substantially all of the assets of Spear & Jackson to MegaPro Tools, Inc. ("MegaPro"). Net proceeds consisted of notes from the buyer and an equity interest in the common shares of the buyer. The Company is subject to restrictions on the voting and disposition of these shares and has no involvement in the continuing management or operations of MegaPro. The investment was recorded at its fair value at the date of acquisition based on an independent valuation.

On October 18, 2002, the Company completed the sale of SiTeco to funds advised by JPMorgan Partners, the private equity arm of JPMorgan Chase & Company. Net proceeds of approximately $103.8 million were applied to reduce the Company's and USI's funded and unfunded senior debt, including $34.0 million deposited into escrow accounts for the benefit of the holders of the Company's Senior Notes and certain other creditors.

Also in October 2002, the Restructured Facilities were amended, extending the maturity of the facilities to October 4, 2004. The amended Restructured Facilities decrease the availability for USI borrowings (excluding Rexair, the "USI Facility") to $365 million, which consists of a $250 million term loan and $115 million revolving facility. Availability on the Rexair portion of the facilities was reduced to $90 million, which includes a $75 million term loan and $15 million revolver. Required cumulative permanent reductions of the USI Facility are scheduled on July 31, 2003 and August 31, 2004 for $20 million and $50 million, respectively. The Rexair Facility requires cumulative permanent reductions of $2 million per quarter in fiscal 2003 and $3 million for each of the first three quarters of 2004.

The Restructured Facilities require that the Company, USI and Rexair maintain minimum monthly EBITDA, as defined; comply with maximum monthly capital expenditure limits; maintain minimum availability (as defined) of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of the USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

The Restructured Facilities provide for increasing interest rates over the remaining term. The spread over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increased by 50 basis points each quarter thereafter through December 2002. With the amendment in October 2002, the interest rate increases to 675 basis points over LIBOR from December 2002 through June 2003. Beginning July 2003 the spread will increase by 50 basis points on the first day of each quarter through the maturity date. The Restructured Facilities also provide for several new fees including an unused commitment fee of 0.50% (which increases to 0.75% with the October 2002 amendment) and a facing fee on all outstanding letters of credit of 0.25% per annum. Interest paid by Global to non-affiliates was $40.0 million, $46.3 million and $43.6 million for fiscal 2002, 2001 and 2000, respectively.

The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the Restructured Facilities, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes with certain assets. In addition, certain domestic and foreign subsidiaries of the Company that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, USI also agreed to provide the lenders with security interest in the shares and assets of certain of the Company's foreign subsidiaries.

At November 23, 2002, USI had approximately $355.0 million committed under the USI Facility, of which approximately $261.2 million had been utilized and the balance of $93.8 million was available. Also as of November 23, 2001, $14.3 million was available for borrowing solely by Rexair under the Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.1 million. The Company also had letters of credit outstanding with other financial institutions totaling $28.6 million as of November 23, 2002.

Notes payable to Parent consists of the following:

                                                         AT SEPTEMBER 30,
                                                        ------------------
                                                         2002        2001
                                                        ------      ------
                                                           (IN MILLIONS)
6.5% notes payable .................................     $--         $ 0.2
7.50% notes payable ................................      23.6        22.9
8.25% notes payable ................................      --           6.5
                                                         -----       -----
                                                         $23.6       $29.6
                                                         =====       =====

The notes payable to Parent are unsecured and payable on demand. Interest paid during fiscal 2002, 2001, and 2000 was $0.5 million, $1.2 million, and $0.1 million, respectively.

NOTE 8--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.

The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

Additionally, the Company provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These are presented as other benefits in the tables that follow.

The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented in the following schedules:

                                                              PENSION BENEFITS                    OTHER BENEFITS
                                                       ------------------------------      ----------------------------
                                                        2002        2001        2000        2002       2001       2000
                                                       ------      ------      ------      ------     ------     ------
Assumptions:
Discount rate ...................................       6.75%       7.50%       8.00%       6.75%      7.50%      8.00%
Rate of compensation increases ..................       3.25%       4.50%       4.50%       --         --         --
Expected rate of return on assets ...............       8.75%       9.50%       9.50%       --         --         --

                                                                        PENSION BENEFITS                OTHER BENEFITS
                                                                  ----------------------------     --------------------------
                                                                   2002       2001       2000       2002      2001      2000
                                                                  ------     ------     ------     ------    ------    ------
                                                                                          (IN MILLIONS)
Components of net periodic (income) cost:
   Defined benefit plans:
Service cost .................................................    $  0.9     $  0.1     $  1.1     $  0.1    $ --      $  0.2
Interest cost ................................................       1.2        0.2        1.5        0.1      --         0.3
Expected return on plan assets ...............................      (1.1)      (0.1)      (1.4)      --        --        --
Prior service cost ...........................................      --         --          0.2       --        --        --
Net actuarial gain ...........................................      --         --          0.1       --        --        --
Curtailments .................................................      --         --         (1.1)      --        --        --
                                                                  ------     ------     ------     ------    ------    ------
Periodic (income) cost of defined benefit plans ..............       1.0        0.2        0.4        0.2      --         0.5
(Income) cost of participation in USI Group Plan .............      (1.4)      (2.0)      (5.3)      --        --        --
Curtailment in USI Group Plan ................................      --         --        (18.5)      --        --        --
                                                                  ------     ------     ------     ------    ------    ------
     Net periodic (income) cost:
          Defined benefit plans ..............................      (0.4)      (1.8)     (23.4)       0.2      --         0.5
          Defined contribution plans .........................       0.4        0.2        0.7       --        --        --
                                                                  ------     ------     ------     ------    ------    ------

Net periodic (income) cost ...................................    $ --       $ (1.6)    $(22.7)    $  0.2    $ --      $  0.5
                                                                  ======     ======     ======     ======    ======    ======

Included in the curtailment gain of $18.5 million in fiscal 2000 is a gain on curtailment of $19.6 million related to the sale of the Diversified businesses. This gain is included in the statement of operations caption "Gain (loss) on sale of businesses."

The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                                 PENSION BENEFITS         OTHER BENEFITS
                                                                ------------------      ------------------
                                                                 2002        2001        2002        2001
                                                                ------      ------      ------      ------
                                                                               (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year                       $ 16.6      $  0.9      $  1.9      $  0.3
  Service cost                                                     0.9         0.1         0.1        --
  Interest cost                                                    1.2         0.2         0.1        --
  Actuarial (gains) losses                                         1.8        (0.1)        0.2         0.1
  Benefits paid                                                   (0.7)       (0.1)       (0.1)       --
  Acquisitions (divestitures)                                     --          15.6        --           1.5
                                                                ------      ------      ------      ------
    Benefit obligation at end of year                           $ 19.8      $ 16.6      $  2.2      $  1.9
                                                                ======      ======      ======      ======

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year                $ 11.7      $ --        $ --        $ --
  Actual return on plan assets                                    (1.6)       (0.4)       --          --
  Contributions                                                    0.9        --           0.1        --
  Benefits paid                                                   (0.7)       (0.1)       (0.1)       --
  Acquisitions (divestitures)                                     --          12.2        --          --
                                                                ------      ------      ------      ------
    Fair value of plan assets at end of year                    $ 10.3      $ 11.7      $ --        $ --
                                                                ======      ======      ======      ======

FUNDED STATUS OF PLANS:
  Plan assets less than projected
    benefit obligation                                          $ (9.5)     $ (4.9)     $ (2.2)     $ (1.9)
  Unrecognized net actuarial losses (gains)                        5.3         0.8         0.3         0.1
                                                                ------      ------      ------      ------
    Total recognized                                            $ (4.2)     $ (4.1)     $ (1.9)     $ (1.8)
                                                                ======      ======      ======      ======

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                              $ --        $ --        $ --        $ --
  Accrued  benefits                                               (7.9)       (4.4)       (1.9)       (1.8)
  Intangible assets                                               --          --          --          --
  Accumulated other comprehensive income                           3.7         0.3        --          --
                                                                ------      ------      ------      ------
    Total recognized                                              (4.2)       (4.1)       (1.9)       (1.8)
  Participation in USI Group Plan                                  7.9         6.7        --          --
                                                                ------      ------      ------      ------
    Total amount recorded in the consolidated balance sheet     $  3.7      $  2.6      $ (1.9)     $ (1.8)
                                                                ======      ======      ======      ======

At September 30, 2002 and 2001, the Company has a net pension asset of $7.9 million and $6.7 million, respectively, which reflects the Company's recorded balance that is included in a USI group pension plan. As of September 30, 2002, the USI group pension plan's fair value of the plan assets of $289.6 million exceeds the present value of its accumulated benefit obligation by approximately $65.4 million

The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $19.8 million and $10.3 million, respectively, in 2002 and $16.6 million and $11.7 million, respectively, in 2001.

The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $18.1 million and $10.3 million, respectively, in 2002 and $15.1 million and $11.7 million, respectively, in 2001.

The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. At both September 30, 2002 and 2001, 1,333,100 shares of USI's common stock, representing $3.1 million of the master trust's assets, were included in plan assets. During fiscal 2001, $0.1 million in dividends were paid to the master trust.

The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.0% for 2002 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2002 (in millions):

Effect of a 1% increase in the health care cost trend rate on:
     Service cost plus interest cost .....................................     $ --
     Accumulated post-retirement benefit obligation ......................        0.2

Effect of a 1% decrease in the health care cost trend rate on:
     Service cost plus interest cost .....................................     $ --
     Accumulated post-retirement benefit obligation ......................       (0.2)

Foreign Benefit Arrangements

The Company's foreign defined benefit pension plan covers salaried employees of Spring Ram. The assumptions used and the net periodic pension cost for the Company's foreign defined benefit plan is presented below:

                                                            PENSION BENEFITS
                                                        ------------------------
                                                         2002     2001     2000
                                                        ------   ------   ------
Assumptions:
  Discount rate ...................................      5.75%    6.25%    6.50%
  Rate of compensation increase ...................      3.00%    3.25%    3.75%
  Expected long-term rate of return on assets .....      7.50%    7.50%    8.50%

                                                          PENSION BENEFITS
                                                    ----------------------------
                                                     2002       2001       2000
                                                    ------     ------     ------
                                                            (IN MILLIONS)
Components of net periodic (income) cost:
  Service cost .................................    $  0.8     $  0.5     $  0.7
  Interest cost ................................       2.5        2.1        2.1
  Expected return on plan assets ...............      (3.4)      (3.5)      (2.6)
  Net actuarial loss ...........................       0.1       --         --
  Curtailments .................................      --         --         (0.9)
                                                    ------     ------     ------
    Net periodic income ........................    $ --       $ (0.9)    $ (0.7)
                                                    ======     ======     ======

The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the Company's foreign defined benefit pension plan with the amounts recognized in the Company's balance sheet as of September 30:

                                                             PENSION BENEFITS
                                                           --------------------
                                                            2002          2001
                                                           ------        ------
                                                              (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year                  $ 38.6        $ 33.4
  Service cost                                                0.8           0.5
  Interest cost                                               2.5           2.1
  Employee contributions                                      0.4           0.4
  Foreign currency exchange rate changes                      2.3          --
  Actuarial (gains) losses                                   (1.2)          3.7
  Benefits paid                                              (0.9)         (1.5)
                                                           ------        ------
    Benefit obligation at end of year                      $ 42.5        $ 38.6
                                                           ======        ======

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year           $ 38.4        $ 39.8
  Actual return on plan assets                              (12.7)         (0.8)
  Foreign currency exchange rate changes                      2.2          --
  Employer contributions                                      0.6           0.5
  Employee contributions                                      0.4           0.4
  Benefits paid                                              (0.9)         (1.5)
                                                           ------        ------
    Fair value of plan assets at end of year               $ 28.0        $ 38.4
                                                           ------        ------

FUNDED STATUS OF PLANS:
  Plan assets less than projected benefit
    obligation                                             $(14.5)       $ (0.2)
  Unrecognized net actuarial losses                          21.1           5.8
                                                           ------        ------
    Total recognized in the balance sheet                  $  6.6        $  5.6
                                                           ======        ======

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                         $ --          $  5.6
  Accrued benefits                                          (10.0)         --
  Accumulated other comprehensive income                     16.6          --
                                                           ------        ------
    Total recorded in the balance sheet                    $  6.6        $  5.6
                                                           ======        ======

NOTE 9--INCOME TAXES

The Company's pre-tax income (loss) from continuing operations consisted of the following:

                                                  FOR THE FISCAL YEARS ENDED
                                                         SEPTEMBER 30,
                                              ----------------------------------
                                               2002          2001          2000
                                              ------        ------        ------
                                                         (IN MILLIONS)

United States ...........................     $ 20.1        $(13.6)       $ 86.1
Foreign .................................       36.1         (42.2)         36.9
                                              ------        ------        ------
                                              $ 56.2        $(55.8)       $123.0
                                              ======        ======        ======

The provision (benefit) for federal, foreign, and state income taxes consist of:

                                                  FOR THE FISCAL YEARS ENDED
                                                        SEPTEMBER 30,
                                              ----------------------------------
                                               2002          2001          2000
                                              ------        ------        ------
                                                         (IN MILLIONS)
Current:
   Federal ............................       $ --          $  7.5        $  9.4
   Foreign ............................         14.0           7.6          12.3
   State ..............................          0.3           4.1           4.9
Deferred ..............................        (31.0)        (10.6)         21.9
                                              ------        ------        ------
                                              $(16.7)       $  8.6        $ 48.5
                                              ======        ======        ======

The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

                                                     FOR THE FISCAL YEARS ENDED
                                                          SEPTEMBER 30,
                                                   ----------------------------
                                                    2002       2001       2000
                                                   ------     ------     ------
                                                           (IN MILLIONS)

Statutory federal income tax provision ........    $ 19.6     $(19.6)    $ 43.1
Foreign income tax differential ...............       1.3       --         (0.4)
State income taxes (net of federal benefit)....       0.2        2.7        3.2
Goodwill amortization .........................      --          1.4        2.4
Non-deductible goodwill impairment ............      --         21.3       --
Non-deductible restructuring charges ..........      --          2.8       --
Change in valuation allowance .................     (37.0)      --         --
Miscellaneous .................................      (0.8)      --          0.2
                                                   ------     ------     ------
                                                   $(16.7)    $  8.6     $ 48.5
                                                   ======     ======     ======

The components of deferred income tax assets and liabilities consisted of the following:

                                                              AT SEPTEMBER 30,
                                                             ------------------
                                                              2002        2001
                                                             ------      ------
                                                               (IN MILLIONS)

Deferred tax liabilities:
  Property, plant and equipment ........................     $  0.3      $  3.4
  Post retirement Net pension assets ...................        5.0         1.9
  Deductible goodwill ..................................        3.0        --
  Other ................................................        3.9        22.1
                                                             ------      ------
    Total deferred tax liabilities .....................       12.2        27.4

Deferred tax assets:
  Accruals and allowances ..............................       28.3        24.2
  Postretirement benefits ..............................       --           0.6
  Intangible assets ....................................       --          --
  Other ................................................        1.1        --
  Capital loss carryforwards ...........................       42.3        57.7
                                                             ------      ------
    Sub-total deferred tax assets ......................       71.7        82.5
  Valuation allowance ..................................      (42.3)      (57.7)
                                                             ------      ------
    Total deferred tax assets ..........................       29.4        24.8

      Net deferred tax asset (liability) ...............     $ 17.2      $ (2.6)
                                                             ======      ======

The Company has established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

The classification of the deferred tax balance is:

                                                              AT SEPTEMBER 30,
                                                             ------------------
                                                              2002        2001
                                                             ------      ------
                                                               (IN MILLIONS)

Current assets .........................................     $ 26.4      $ 24.7
                                                             ------      ------

Non-current assets .....................................        0.1         0.1
Non-current liabilities ................................       (9.3)      (27.4)
                                                             ------      ------
Net non-current liabilities ............................       (9.2)      (27.3)
                                                             ------      ------

Net deferred tax asset (liability) .....................     $ 17.2      $ (2.6)
                                                             ======      ======

NOTE 10--COMMITMENTS AND CONTINGENCIES

Operating Leases

The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2002. Certain of these leases contain stated escalation clauses while others contain renewal options.

                                                              (IN MILLIONS)
                                                              -------------
2003 .........................................................    $  7.4
2004 .........................................................       5.4
2005 .........................................................       4.3
2006 .........................................................       3.5
2007 .........................................................       2.1
Thereafter ...................................................       0.1
                                                                  ------
Total minimum lease payments .................................    $ 22.8
                                                                  ======

Rent expense, including equipment rental, was approximately $9.1 million, $9.0 million and $9.4 million in 2002, 2001 and 2000, respectively.

Litigation

The Company is subject to a wide range of environmental protection laws. Approximately 15 present and former operating sites, or portions thereof, currently or previously owned and/or leased by current or former operating units of the Company have remedial and investigatory activities underway. In addition, the Company has been named as a Potentially Responsible Party ("PRP") at nine "Superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites, which range up to 30 years, and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

At September 30, 2002, the Company had accrued approximately $7.9 million ($0.2 million accrued as current liabilities and $7.7 million as non-current liabilities), including $4.5 million for discontinued operations, for various environmental liabilities of which the Company is aware. The Company believes that the range of liability for these matters could reach $13.8 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible.

Also certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

The Company continues to guarantee the lease payments of an Ames True Temper master distribution center. The lease obligation will expire in 2015. The lease payments totaled $3.6 million for 2002, and increase by 2.25% each year thereafter. In connection with the sale of Ames True Temper in January 2002, the Company obtained a security interest and indemnification from Ames True Temper on the lease that would enable it to exercise remedies in the event of default.

NOTE 11 - SEGMENT INFORMATION

The Company currently operates in two reportable business segments - Bath & Plumbing and Rexair. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, shower enclosures, bath accessories, plumbing fittings and other behind-the-wall plumbing products. Bath & Plumbing's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets. Rexair is a leading manufacturer of premium vacuum cleaner systems. Its RAINBOW(R) vacuum cleaners collect dirt particles by means of a water filtration and separator system. Rexair distributes its RAINBOW(R) vacuum cleaners and related accessories through an extensive network of independent authorized distributors and sub-distributors. Prior to March 2000, the Company also operated a wide range of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products.

The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see Note 2).

The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                                  BATH &
                                                 PLUMBING          REXAIR     DIVERSIFIED (3)    CORPORATE          TOTAL
                                                 --------          ------     ---------------    ---------          -----
                                                                               (IN MILLIONS)
NET SALES
2002 ......................................      $  640.6         $   98.6        $   --          $   --           $  739.2
2001 ......................................         670.3             13.3            --              --              683.6
2000 ......................................         802.8             --             412.4            --            1,215.2

TOTAL OPERATING INCOME (LOSS) (1)
2002 ......................................      $   35.2         $   28.5        $   --          $  (13.0)        $   50.7
2001 ......................................         (19.7)             3.0            --             (14.1)           (30.8)
2000 ......................................          91.1             --              37.4            (9.9)           118.6

CAPITAL EXPENDITURES
2002 ......................................      $   11.9         $    1.3        $   --          $   --           $   13.2
2001 ......................................          17.6              0.2            --              --               17.8
2000 ......................................          10.9             --              12.6             0.1             23.6

DEPRECIATION AND AMORTIZATION
2002 ......................................      $   11.1         $    3.1        $   --          $   --           $   14.2
2001 ......................................          17.7              0.4            --              --               18.1
2000 ......................................          17.8             --              12.3             0.4             30.5

ASSETS (2)
2002 ......................................      $  556.2         $  117.3        $   --          $1,147.3         $1,820.8
2001 ......................................         579.0            118.4            --           1,195.8          1,893.2

(1) Operating Income (loss) for the Bath & Plumbing segment includes impairment charges of $60.8 million in fiscal 2001 (see note 5). Operating losses for corporate included management fees charged to the Company by USI of $13.0 million, $13.1 million and $10.8 million in fiscal 2002, 2001 and 2000, respectively.

(2) Corporate assets include net assets held for sale of $103.8 million and $455.5 million for fiscal 2002 and 2001, respectively.

(3)   The Diversified segment includes the operations of Rexair.

Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, net assets held for sale, escrow deposits, cash and cash equivalents and other investments.

The Company's operations are principally located in North America. The Company's country of domicile is the United States. Export sales represented 10%, 5 % and 12% of the Company's total net sales for fiscal years 2002, 2001 and 2000, respectively. Principal international markets served include Europe, South America, Canada and Asia.

The following table presents summarized financial information by geographic area:

                                                 2002        2001         2000
                                               --------    --------     --------
                                                         (IN MILLIONS)
NET SALES
United States .............................    $  440.7    $  405.1     $  831.8
Foreign ...................................       298.5       278.5        383.4
                                               --------    --------     --------
Total net sales ...........................    $  739.2    $  683.6     $1,215.2
                                               ========    ========     ========

OPERATING INCOME (LOSS) (1)
United States .............................    $   16.4    $   (3.1)    $   61.8
Foreign ...................................        34.3       (27.7)        56.8
                                               --------    --------     --------
Total operating income ....................    $   50.7    $  (30.8)    $  118.6
                                               ========    ========     ========

LONG-LIVED ASSETS
United States .............................    $  259.9    $  264.4     $  175.5
Foreign ...................................       111.6       102.6        168.4
                                               --------    --------     --------
Total long-lived assets ...................    $  371.5    $  367.0     $  343.9
                                               ========    ========     ========

(1) The operating loss in fiscal 2001 includes a goodwill impairment charge of $60.8 million relating to foreign operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Industries, Inc.

         We have audited the consolidated balance sheets of JUSI Holdings, Inc. (the "Company") as of September 30, 2002 and 2001, and the related consolidated statements of operations, cash flows and changes in stockholder's equity for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.


                                             /s/ Ernst & Young LLP

West Palm Beach, Florida
November 8, 2002

                               JUSI HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (IN MILLIONS)



                                                                                       FOR THE FISCAL YEARS
                                                                                                ENDED
                                                                                            SEPTEMBER 30,
                                                                            ---------------------------------------------
                                                                               2002              2001              2000
                                                                            ---------         ---------         ---------

Net sales ........................................................          $   447.4         $   411.9         $   857.0
Operating costs and expenses:
   Cost of products sold .........................................              312.7             307.5             636.6
   Selling, general and administrative expenses ..................              104.4              94.5             148.9
   Management fees ...............................................                7.9               7.5               8.0
   Restructuring charges .........................................                0.8                --                --
                                                                            ---------         ---------         ---------
     Operating income ............................................               21.6               2.4              63.5
Interest income from affiliates ..................................               20.5              20.6               3.5
Interest expense to affiliates ...................................              (20.8)            (27.1)            (38.1)
Interest income ..................................................                0.1               0.2               1.0
Interest expense .................................................              (12.9)             (2.4)             (0.4)
Gain on sale of businesses .......................................                 --                --              60.2
Equity (losses) earnings in investee .............................                 --              (1.4)              3.1
Other expense, net ...............................................               (7.2)            (21.9)             (3.4)
                                                                            ---------         ---------         ---------
Income (loss) before income taxes, discontinued operations
   and cumulative effect of accounting change ....................                1.3             (29.6)             89.4
Benefit (provision) for income taxes .............................               12.9               5.2             (27.2)
                                                                            ---------         ---------         ---------
   Income (loss) from continuing operations ......................               14.2             (24.4)             62.2
Discontinued operations:
   Income (loss) from operations (net of tax provisions of $6.2
     and $26.9 in 2001 and 2000, respectively) ...................                 --              (1.7)             45.2
   Gain (loss) from disposals ....................................               31.1            (149.8)               --
                                                                            ---------         ---------         ---------
   Income (loss) from discontinued operations ....................               31.1            (151.5)             45.2
                                                                            ---------         ---------         ---------

Income (loss) before cumulative effect of accounting change ......               45.3            (175.9)            107.4
Cumulative effect of accounting change, net of taxes of $0.8
   in 2001 .......................................................                 --              (0.7)               --
                                                                            ---------         ---------         ---------
     Net income (loss) ...........................................          $    45.3         $  (176.6)         $  107.4
                                                                            =========         =========         =========


                             See accompanying notes.

                               JUSI HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)


                                                                               SEPTEMBER 30,
                                                                       -----------------------------
                                                                           2002               2001
                                                                       ----------         ----------
             ASSETS
Current assets:
   Cash and cash equivalents ................................          $      1.0         $     10.2
   Trade receivables, net of allowances of $3.8 in 2002
     and $3.6 in 2001 .......................................                64.8               78.1
   Inventories ..............................................                65.9               72.5
   Deferred income taxes ....................................                 1.7               12.5
   Net assets held for sale .................................               103.8              431.8
   Other current assets .....................................                 3.5                4.2
                                                                       ----------         ----------
        Total current assets ................................               240.7              609.3

Property, plant and equipment, net ..........................                47.1               53.8
Due from Parent and affiliates ..............................             1,073.7              725.6
Other assets ................................................                22.1               20.0
Goodwill and other intangibles, net .........................               175.7              171.1
Notes receivable from affiliate .............................               315.9              315.9
                                                                       ----------         ----------
                                                                       $  1,875.2         $  1,895.7
                                                                       ==========         ==========

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt ...................          $     22.3         $     10.0
     Trade accounts payable .................................                29.7               30.0
     Accrued expenses and other current liabilities .........                44.7               33.9
     Notes payable to Parent and affiliates .................                91.7               94.7
                                                                       ----------         ----------
        Total current liabilities ...........................               188.4              168.6


Long-term debt ..............................................                70.5              156.2
Deferred income taxes .......................................                 9.1               25.1
Other liabilities ...........................................                42.1               33.5
Notes payable to Parent .....................................               121.7              316.8
                                                                       ----------         ----------
        Total liabilities ...................................               431.8              700.2

Commitments and contingencies

Stockholder's equity:
     Common stock (par value $.01 per share, authorized
       1,000 shares; issued and outstanding 100 shares) .....                  --                 --
     Paid in capital ........................................             1,053.9              850.4
     Retained earnings ......................................               391.7              346.4
     Accumulated other comprehensive loss ...................                (2.2)              (1.3)
                                                                       ----------         ----------
        Total stockholder's equity ..........................             1,443.4            1,195.5
                                                                       ----------         ----------
                                                                       $  1,875.2         $  1,895.7
                                                                       ==========         ==========


                             See accompanying notes.

                               JUSI HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                              FOR THE FISCAL YEARS ENDED
                                                                                                      SEPTEMBER 30,
                                                                                        ----------------------------------------
                                                                                         2002             2001             2000
                                                                                        ------           ------           ------
OPERATING ACTIVITIES:
 Income (loss) from continuing operations .......................................         14.2            (24.4)            62.2
 Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of
  continuing operations:
     Depreciation and amortization ..............................................          8.7             10.4             18.9
     Amortization of deferred financing costs ...................................          3.9               --               --
     Benefit from deferred income taxes .........................................        (12.6)            (0.1)            (0.7)
     Provision for doubtful accounts ............................................          2.2              2.0              2.2
     Gain on sale of excess real estate .........................................         (0.8)              --             (3.2)
     Equity loss (earnings) in investee .........................................           --              1.4             (3.1)
     Gain on sale of businesses .................................................           --               --            (60.2)
     Loss on sale of property, plant and equipment ..............................          1.7               --               --
 Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
     Trade receivables ..........................................................         11.1             22.7            (18.8)
     Inventories ................................................................          1.4              1.6             (4.7)
     Other current assets .......................................................          2.6              0.1             (6.2)
     Other assets ...............................................................          0.1              2.3             13.9
     Trade accounts payable .....................................................         (0.3)            (1.8)           (10.5)
    Accrued expenses and other liabilities ......................................          2.4             (5.0)            (0.1)
     Other liabilities ..........................................................          4.9             (4.6)            (2.9)
     Other, net .................................................................           --              6.1               --
                                                                                        ------           ------           ------
       Net cash provided by (used in) operating activities of
         continuing operations ..................................................         39.5             10.7            (13.2)
                                                                                        ------           ------           ------

 Income (loss) from discontinued operations .....................................         31.1           (151.5)            45.2
 Adjustments to reconcile income (loss) from discontinued operations to net cash provided by discontinued operations:
     (Gain) loss on disposal of discontinue operation ...........................        (31.1)           149.8               --
     Impairments and other non-recurring charges ................................           --             54.0               --
     Decrease (increase) in net assets held for disposition .....................         24.1             20.2            (20.1)
                                                                                        ------           ------           ------
       Net cash provided by discontinued operations .............................         24.1             72.5             25.1
                                                                                        ------           ------           ------
NET CASH PROVIDED BY OPERATING ACTIVITIES .......................................         63.6             83.2             11.9
                                                                                        ------           ------           ------

INVESTING ACTIVITIES:
 Proceeds from sale of businesses ...............................................        334.3               --            354.3
 Loans to affiliates ............................................................           --               --           (106.9)
 Purchases of property, plant and equipment .....................................         (7.1)           (10.8)           (17.9)
 Proceeds from sales of property, plant and equipment ...........................          0.1              0.3               --
 Proceeds from sale of excess real estate .......................................          0.5               --              5.5
                                                                                        ------           ------           ------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES .............................        327.8            (10.5)           235.0
                                                                                        ------           ------           ------
FINANCING ACTIVITIES:
 Proceeds from long-term debt ...................................................          5.3              9.3               --
 Repayment of long-term debt ....................................................        (81.7)           (12.5)            (0.8)
 Net transfers with affiliates ..................................................       (324.0)           (64.2)          (244.7)
                                                                                        ------           ------           ------

NET CASH USED IN FINANCING ACTIVITIES ...........................................       (400.4)           (67.4)          (245.5)
                                                                                        ------           ------           ------

Effect of exchange rate changes on cash and cash equivalents ....................         (0.2)             1.7             (1.3)
                                                                                        ------           ------           ------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ................................         (9.2)             7.0              0.1

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..................................         10.2              3.2              3.1
                                                                                        ------           ------           ------
CASH AND CASH EQUIVALENTS AT END OF YEAR ........................................          1.0             10.2              3.2
                                                                                        ======           ======           ======


                             See accompanying notes

                               JUSI HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2002, 2001 AND 2000
                                  (IN MILLIONS)


                                                                                       ACCUMULATED
                                                                                           OTHER      COMPREHENSIVE
                                               COMMON       PAID-IN     RETAINED      COMPREHENSIVE      INCOME
                                               STOCK        CAPITAL     EARNINGS      INCOME (LOSS)      (LOSS)           TOTAL
                                               ------      ---------    --------      -------------   --------------    ----------
Balance at September 30, 1999 ..............   $   --      $    890.0   $  415.6         $   (6.1)                      $  1,299.5
                                               ------      ----------   --------         --------                       ----------
Net income .................................                               107.4                          $ 107.4            107.4
Sale of Diversified businesses:
  Minimum pension liability adjustment .....                                                  1.7             1.7              1.7
Translation adjustment .....................                                                (13.2)          (13.2)           (13.2)
Minimum pension liability adjustment .......                                                  0.4             0.4              0.4
                                                                                                          -------
Other comprehensive loss ...................                                                                (11.1)
                                                                                                          -------
Total comprehensive income .................                                                              $  96.3
                                               ------      ----------   --------         --------         =======       ----------
Balance at September 30, 2000 ..............       --           890.0      523.0            (17.2)                         1,395.8
                                               ------      ----------   --------         --------                       ----------
Net loss ...................................                              (176.6)                          (176.6)          (176.6)
Purchase price reallocation ................                    (39.6)                                                       (39.6)
Discontinued operations: ...................
    Translation adjustment .................                                                 14.3            14.3             14.3
    Minimum pension liability adjustment ...                                                  7.2             7.2              7.2
Fair value of derivatives adjustment .......                                                 (1.4)           (1.4)            (1.4)
Translation adjustment .....................                                                  1.7             1.7              1.7
Minimum pension liability adjustment .......                                                 (5.9)           (5.9)            (5.9)
                                                                                                          --------
Other comprehensive income .................                                                                 15.9
                                                                                                          -------
Total comprehensive loss ...................                                                              $(160.7)
                                               ------      ----------   --------         --------         =======       ----------
Balance at September 30, 2001 ..............       --           850.4      346.4             (1.3)                         1,195.5
                                               ------      ----------   --------         --------                        ----------
Net income .................................                                45.3                             45.3             45.3
Capital contributions from Parent ..........                    203.5                                                        203.5
Fair value of derivatives adjustment .......                                                  1.4             1.4              1.4
Translation adjustment .....................                                                 (0.1)           (0.1)            (0.1)
Minimum pension liability adjustment .......                                                 (2.2)           (2.2)            (2.2)
                                                                                                          -------
Other comprehensive loss ...................                                                                 (0.9)
                                                                                                          -------
Total comprehensive income .................                                                              $  44.4
                                               ------      ----------   --------         --------         =======       ----------
Balance at September 30, 2002 ..............   $   --      $  1,053.9   $  391.7         $   (2.2)                      $  1,443.4
                                               ======      ==========   ========         ========                       ==========


                             See accompanying notes

                               JUSI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--BASIS OF PRESENTATION

The accompanying consolidated financial statements include the consolidated operations of JUSI Holdings, Inc. ("JUSI" or "the Company") a wholly-owned subsidiary of USI Global Corporation ("Global" or "the Parent") and an indirect subsidiary of U.S. Industries, Inc. ("USI"). JUSI is a holding company whose principal operating subsidiaries are Jacuzzi, Inc. and Rexair, Inc. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pool equipment and premium vacuum cleaners.

JUSI's other principal subsidiaries are classified as discontinued operations and include several of JUSI's domestic and European commercial and institutional lighting businesses and JUSI's domestic lawn and garden businesses (see Note 4).

USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to JUSI including legal, financial, tax, risk management and employee benefits. A portion of the related costs have been allocated to JUSI, based on the percentage of the JUSI's sales to the consolidated sales of USI, as management fees. JUSI's management believes such amounts are reasonable; however, they may not be indicative of the Company's costs as a separate entity.

JUSI operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 28, 2002, September 29, 2001, or September 30, 2000, but are presented as of September 30 in each of those years for convenience. Business over which the Company has the ability to exercise significant influence are accounted for using the equity method. In March 2000, JUSI completed the disposition of a majority equity interest in its Diversified segment. JUSI has accounted for its retained interest its Diversified segment under the equity method of accounting from March 2000 until January 2002, when JUSI sold all remaining interests in that segment. The Company eliminates intercompany balances and transactions when combining the account balances of its subsidiaries.

Certain amounts have been reclassified in the Company's prior year statements to conform them to the presentation used in the current year.

NOTE 2--ACCOUNTING POLICIES

USE OF ESTIMATES: Accounting guidelines require that the Company make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by USI, which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets due from Parent and affiliates.

TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: The Company records an allowance for doubtful accounts, reducing its receivables balance to an amount the Company estimates is collectible from its customers.

The Company principally operates in the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. One customer in the Bath & Plumbing segment accounted for 3%, 17% and 11% of its total sales for the years ending September 30, 2002, 2001 and 2000, respectively. As of September 30, 2001, this customer represented approximately 11% of the Company's trade receivables balance. Credit losses have not been significant and are within management's expectations.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in payable to affiliate. Income taxes paid to state, local and foreign jurisdictions during fiscal 2002, 2001 and 2000 were $2.2 million, $1.1 million and $2.9 million, respectively.

INVENTORIES: The Company's inventories are valued at the lower of cost determined under the first-in, first-out method, or market value. The Company's inventories can be categorized as follows:

                                                       AT SEPTEMBER 30,
                                                   ------------------------
                                                     2002             2001
                                                   -------          -------
                                                        (IN MILLIONS)
Finished products .....................            $  31.9        $    35.6

In-process products ...................                4.3              2.4

Raw materials .........................               29.7             34.5
                                                   -------          -------
                                                   $  65.9        $    72.5
                                                   =======          =======

PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

Property, plant and equipment consisted of:

                                                         AT SEPTEMBER 30,
                                                    -------------------------
                                                      2002             2001
                                                    -------           -------
                                                          (IN MILLIONS)
Land and buildings ........................         $    27.0         $  32.0

Machinery, equipment and furniture ........              60.6            60.1

Accumulated depreciation ..................             (40.5)          (38.3)
                                                      -------         -------
                                                      $  47.1         $  53.8
                                                      =======         =======

DEPRECIATION AND AMORTIZATION: Depreciation and amortization consisted of:

                                                       FOR THE
                                                    FISCAL YEARS
                                                        ENDED
                                                    SEPTEMBER 30,
                                     -------------------------------------------
                                        2002             2001             2000
                                     ---------        ---------        ---------
                                                   (IN MILLIONS)
Depreciation ......................  $     8.6        $     5.3        $    12.1
Amortization of goodwill and
  intangible assets ...............        0.1              5.1              6.8
                                     ---------        ---------        ---------
                                     $     8.7        $    10.4        $    18.9
                                     =========        =========        =========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $12.7 million and $10.1 million as of September 30, 2002 and 2001, respectively. In fiscal 2002 the Company recorded income from excess properties of $0.5 million, compared to a net loss from excess properties of $0.2 million in fiscal 2001 and income from excess properties of $2.7 million in 2000. These amounts are included in other (income) expense and consist of net gains on the sale of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

GOODWILL AND OTHER INTANGIBLE ASSETS: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for the fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. Other intangible assets will continue to be amortized over their useful lives. SFAS No. 141 is effective commencing July 1, 2001, and the Company elected to adopt SFAS No. 142 as of October 1, 2001. Accordingly, as of October 1, 2001, the Company no longer amortizes goodwill.

SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and of each intangible asset with an indefinite life and compare it to the respective carrying value, including goodwill and other intangible assets, of such unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. Upon completion of its assessment in the fourth quarter of 2002, the Company determined that the fair value of the Company's intangible assets with indefinite lives exceeded their carrying values. For goodwill, if the carrying value of the reporting unit exceeds its fair value, the goodwill and/or other intangible assets of this unit may be impaired. The amount, if any, of the impairment would then be measured in a second step. The Company performed the initial step on its two reporting units - Bath & Plumbing and Rexair--at October 1, 2001 and in the fourth quarter of 2002. The fair values of each reporting unit exceeded the carrying values. Consequently, no impairment was recognized and the second step was not required. The Company plans on performing its annual test for impairment in the fourth quarter of its fiscal year.

As of September 30, 2002 and 2001, the Company had net goodwill of $102.1 million in the Bath & Plumbing segment. As a result of the adoption of SFAS 142, the Company allocated $39.6 million of Bath & Plumbing goodwill to certain foreign affiliates based on the values of the entities acquired at the time of the original purchase. The September 2001 goodwill balance has been restated to reflect this change.

Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                         SEPTEMBER 30, 2002                      SEPTEMBER 30, 2001
                                                  ---------------------------------       ---------------------------------
                                                  GROSS CARRYING       ACCUMULATED        GROSS CARRYING       ACCUMULATED
                                                      AMOUNT           AMORTIZATION           AMOUNT           AMORTIZATION
                                                  --------------       ------------       --------------       ------------
                                                                                (in millions)
Amortizable intangible assets                         $   0.9             $  0.1              $   0.9             $   --
Non-amortizable intangible assets                        72.8                 --                 68.0                 --
                                                      -------             ------              -------             ------

   Total identifiable intangible assets               $  73.7             $  0.1              $  68.9             $   --
                                                      =======             ======              =======             ======

Amortizable intangible assets consist of patented technology, which will be amortized over its 10-year useful life. Amortization expense should approximate $0.1 million per year through fiscal 2011. Non-amortizable intangible assets include a trade name and distributor network.

The following table presents actual results of operations for fiscal 2002 and a reconciliation of reported net income (loss) to adjusted net income (loss) for fiscal 2001 and 2000.

                                                       FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                          2002           2001            2000
                                                       ---------      ---------       ---------
                                                                    (in millions)
Net income (loss):
   Reported income (loss)                              $    45.3      $  (176.6)      $   107.4
   Add back:  Goodwill amortization - after tax             --              5.5             7.4
                                                       ---------      ---------       ---------
     Adjusted net income (loss)                        $    45.3      $  (171.1)      $   114.8
                                                       =========      =========       =========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                             AT SEPTEMBER 30,
                                        --------------------------
                                           2002             2001
                                        ---------        ---------
                                              (IN MILLIONS)
Compensation related .........          $     8.0        $     8.8
Warranty .....................               10.4        $     5.1
Other ........................               26.3             20.0
                                        ---------        ---------
                                        $    44.7        $    33.9
                                        =========        =========

FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

Long-term Debt: The fair value of the Company's debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of the Company's remaining debt approximates its carrying value as of September 30, 2002.

REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statement of income for the year ended September 30, 2000. Therefore, these amounts have not been presented.

SHIPPING AND HANDLING FEES AND COSTS: The Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

ADVERTISING COSTS: Advertising costs are charged to expense when incurred. Advertising expense totaled $5.8 million, $15.6 million and $19.2 million in 2002, 2001 and 2000, respectively.

RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $2.5 million, $3.4 million and $3.6 million in 2002, 2001 and 2000, respectively.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2--ACCOUNTING POLICIES (CONTINUED)


DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specific intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matured on June 30, 2002, was designated as a cash flow hedge of the underlying variable-rate interest payments and was recorded as a current liability in the Company's balance sheet at September 2001. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax was recorded in accumulated other comprehensive income (loss) ("OCI") within stockholders' equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract, which was recognized as additional interest expense during fiscal 2002.

COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2002, 2001 and 2000 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                               MINIMUM                           ACCUMULATED
                               FOREIGN         PENSION         FAIR VALUE           OTHER
                               CURRENCY       LIABILITY      OF DERIVATIVES     COMPREHENSIVE
                             TRANSLATION    ADJUSTMENT (1)     ADJUSTMENT       INCOME(LOSS)
                             -----------    --------------   --------------     -------------
September 30, 1999 .....      $  (2.6)          $ (3.5)          $   --           $  (6.1)
Fiscal 2000 change .....        (13.2)             2.1               --             (11.1)
                              -------           ------           ------           -------
September 30, 2000 .....        (15.8)            (1.4)            --               (17.2)
Fiscal 2001 change .....         16.0              1.3             (1.4)             15.9
                              -------           ------           ------           -------
September 30, 2001 .....          0.2             (0.1)            (1.4)             (1.3)
Fiscal 2002 change .....         (0.1)            (2.2)             1.4              (0.9)
                              -------           ------           ------           -------
September 30, 2002 .....      $   0.1           $ (2.3)          $   --           $  (2.2)
                              =======           ======           ======           =======

(1) The minimum pension liability adjustment is net of an estimate tax benefit of $1.3 million, $0.1 million and $0.8 million at September 2002, 2001 and 2000, respectively.

STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations in accounting for stock based compensation. The pro forma effect on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended September 30, 2002, 2001 and 2000. Therefore these amounts have not been presented.

Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The company recognized compensation expense of $0.1 million in fiscal 2002 for vesting restricted stock awards. As of September 30, 2002, an aggregate of 0.5 million options to purchase shares of USI common stock were held by Company employees.

INCOME (LOSS) PER SHARE: Historical income (loss) per share is not presented because the Company is comprised of direct or indirect subsidiaries of the Parent.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2--ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("Statement") No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company will adopt the new rules on asset retirement obligations on October 1, 2002. Application of the new rules is not expected to have a significant impact on the Company's financial position and results of operations.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes Statement No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. Statement No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company expects to adopt the new rules as of October 1, 2002, and it does not expect adoption of the Statement to have a significant impact on the Company's financial position and results of operations.

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction. This Statement eliminates extraordinary accounting treatment for reporting gain or loss on debt extinguishment, and amends other existing authoritative pronouncements to make various technical corrections, clarifies meanings, or describes their applicability under changed conditions. The provisions of this Statement will be effective for the Company October 1, 2002; however, early application of the Statement is encouraged. Debt extinguishments reported as extraordinary items prior to scheduled or early adoption of this Statement would be reclassified in most cases following adoption. The Company does not anticipate a significant impact on its cash flows or results of operations as a result of adopting this Statement.

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that the Company record costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The Company is required to adopt this Statement on October 1, 2002. The Company does not expect the adoption of this Statement to have a material affect on its cash flows or the results of its operations.


NOTE 3--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

Acquisition of Business

In connection with the Company's sale to Strategic in March 2000 of a 75% interest in Rexair (see Disposition of Businesses below), the Company guaranteed Rexair's $200 million credit facility. This guarantee required the Company to maintain certain credit rating levels. In response to a downgrade of its credit ratings in March 2001, the Company obtained waivers of the ratings default from Rexair's lenders while it pursued the reacquisition of Rexair from Strategic and the restructuring of its debt. On August 15, 2001, the Company reacquired the 75% equity interest in Rexair previously sold to Strategic. The purchase consideration included the return to Strategic of $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility. In connection with the reacquisition, the Company reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in intangible assets of approximately $73.7 million, the majority of which have indefinite lives and will not be amortized. The Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Rexair segment from the date of acquisition. The Company accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when the Company held only a 25% interest.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES (CONTINUED)

Disposition of Businesses

On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $160.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $60.2 million.

In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded a liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which, together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. On August 15, 2001, the Company re-acquired Rexair from Strategic in exchange for the return to Strategic of $27.4 million in face value of the Strategic Notes. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities were included in the reacquired basis in Rexair (See Acquisitions of Businesses above).

In July 2000, the Company transferred the Strategic Notes and certain of the cash proceeds received to USI in exchange for a note receivable from USI in the amount of $315.9 million, bearing interest of 6.5% per annum and maturing in fiscal 2005. In January 2002, the Company sold its preferred and common equity interests in Strategic back to Strategic for net proceeds of $0.3 million.

During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations for which $12.3 million has been accrued at September 30, 2002.


NOTE 4--DISCONTINUED OPERATIONS

On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for five businesses in connection with USI's obligation to pay debt amortization as set forth in the restructured debt agreements (see Note 6). In connection with the Disposal Plan, the Company incurred a charge of $149.8 million in fiscal 2001, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses, (Ames True Temper domestic businesses, Lighting Corporation of America and Siteco Lighting), which are included within the consolidated operations of JUSI. In fiscal 2002, the Company recorded income from discontinued operations of $31.1 million, as it re-evaluated the estimated loss on disposal of its discontinued operations. The net assets of the Discontinued businesses are included in the net assets held for sale for all periods presented. The Company completed the sales of the domestic companies of Ames True Temper in January 2002 and Lighting Corporation of America in April 2002. In October 2002, the Company completed the sale of SiTeco Lighting.

The operating results of these businesses were classified as discontinued operations in 2001 and 2000 and, in accordance with APB No. 30, their estimated fiscal 2002 operating income was included in the Company's expected loss on disposal which was recorded in September 2001, and adjusted in fiscal 2002.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--DISCONTINUED OPERATIONS (CONTINUED)

Summarized results of these businesses are as follows:

                                                             FOR FISCAL YEARS ENDED SEPTEMBER 30,
                                                               2002          2001          2000
                                                             -------      --------      --------
                                                                        (IN MILLIONS)

Net sales                                                    $   543.7    $  1,111.5    $  1,156.7
Operating income                                                  27.6           5.6          72.7
Income from discontinued operations before income taxes           27.9           4.5          72.1

Included in operating income in fiscal 2001 are goodwill impairment charges totaling $54.0 million. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company based on a fair value methodology. The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan and were reclassified into discontinued operations after the approval of the Disposal Plan.

Amounts classified as net assets held for sale consist of the following:

                                                       AT SEPTEMBER 30,
                                                   -----------------------
                                                      2002          2001
                                                   ---------     ---------
                                                        (IN MILLIONS)
Net current assets                                 $    64.2     $   106.6
Property, plant and equipment, net                      49.2         217.8
Other non-current assets and liabilities, net           (9.6)        107.4
                                                   ---------     ---------
Net assets held for sale                           $   103.8     $   431.8
                                                   =========     =========

NOTE 5-- RESTRUCTURING AND OTHER NON-RECURRING CHARGES

During the third quarter of 2002, the Company recorded $0.8 million of non-recurring charges related to management changes at its Jacuzzi operations. When it re-acquired Rexair from Strategic in 2001, the Company expensed $17.4 million in deferred transaction costs previously incurred as part of the original sale of Rexair in March 2000.

NOTE 6--LONG-TERM DEBT
Long-term debt consisted of the following:

                                                   AT SEPTEMBER 30,
                                              -----------------------
                                                 2002          2001
                                              ---------     ---------
                                                  (IN MILLIONS)
Restructured Facilities, Rexair ........           92.8         166.2

Less current maturities ................          (22.3)        (10.0)
                                              ---------     ---------
Long-term debt .........................      $    70.5     $   156.2
                                              =========     =========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 6--LONG-TERM DEBT (CONTINUED)
Current maturities include payments made subsequent to September 30, 2002 as part of the sale of Siteco and bank amendment discussed further below.

Anticipated principal payments on long-term debt for the five years following September 30, 2002 are as follows:

                                                        (IN MILLIONS)
                                                      ----------------
   2003.....................................             $  22.3
   2005.....................................                70.5

On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, which was re-acquired from Strategic on the same date (see Note 3). The amended facilities (together the "Restructured Facilities") extended the final maturity date of the USI's debt under its Revolving Facilities to November 30, 2002, which coincided with the final maturity of the Rexair Credit Facility. On October 21, 2002, the USI announced that it obtained an amendment to the Restructured Facilities, providing for an extension of the maturity date to October 2004.

The Restructured Facilities require Rexair to maintain minimum monthly EBITDA, as defined, comply with maximum monthly capital expenditure limits; maintain minimum availability (as defined) of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the Rexair Credit Facility, requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. At September 2001, the Rexair Facility included a term loan of $175 million and availability under a revolver of $20 million. Rexair's availability under the revolver was permanently reduced by $5 million on May 31, 2002. In addition, Rexair was required to make payments of $2.2 million each in December 2001 and March 2002 and $4.4 million each in June 2002 and September 2002. The Rexair debt and the debt of USI and its subsidiaries contain cross-default and cross-acceleration provisions.

The amendment in October 2002 to the Rexair Facility reduces availability under the facility to $90 million, which included a $75 million term loan and $15 million revolver. The Rexair Facility also requires cumulative permanent reductions of $2 million per quarter in fiscal 2003 and $3 million for each of the first three quarters of 2004.

The Restructured Facilities provide for increasing interest rates over the remaining term. The spread over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increased by 50 basis points each quarter thereafter through December 2002. With the amendment in October 2002, the interest rate increases to 675 basis points over LIBOR from December 2002 through June 2003. After June 2003 the spread will increase by 50 basis points each quarter. The Restructured Facilities also provide for several new fees including an unused commitment fee of 0.50% (which increases to 0.75% with the October 2002 amendment) and a facing fee on all outstanding letters of credit of 0.25% per annum. Interest paid by JUSI was $13.3 million, $2.0 million and $0.4 million for fiscal 2002, 2001 and 2000, respectively.

The security interests that were granted to the lenders of USI's Revolving Facilities on April 30, 2001 remain in place under the debt restructuring, as do the arrangements to equally and ratably secure the Rexair Guarantee and to equally and ratably secure USI's 7.25% and 7.125% Senior Notes with certain assets. In addition, certain subsidiaries of USI, including certain subsidiaries of JUSI, that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities.

                               JUSI HOLDINGS, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 6--LONG-TERM DEBT (CONTINUED)

Under the Restructured Facilities, substantially all proceeds from the sale of assets are required to be applied to reduce USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral accounts for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes and other obligations. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent principal reductions. Below is a summary of significant asset sales completed by USI in fiscal 2002.

                                                                   Estimated       Deposited    Reduction of
                                    Transaction      Gross       Transaction and   in Escrow    Restructured
                                       Date         Proceeds     Other Costs (1)    Accounts     Facilities
                                    -----------     --------     ---------------   ---------    ------------
Ames True Temper                     1/14/2002      $  165.0        $  21.9        $   44.1        $  99.0
Strategic Notes                      1/16/2002         107.6            1.7            31.9           74.0
Lighting Corporation of America      4/26/2002         250.0           39.8            64.3          145.9
Selkirk                              6/24/2002          40.0            5.1             7.1           27.8

(1) Estimated transaction and other costs include working capital adjustments and escrows for future liabilities. Approximately $17.9 million of these costs are still outstanding on JUSI as of September 30, 2002 ($10.9 in current liabilities and $7.0 in long-term).

With funds provided by these and other transactions, JUSI was able to reduce the debt outstanding under the Rexair Facility by $72.4 million during fiscal 2002. On October 18, 2002, the Company completed the sale of SiTeco to funds advised by JPMorgan Partners, the private equity arm of JPMorgan Chase & Company. Net proceeds of approximately $103.8 million were applied to reduce USI's funded and unfunded senior debt, including $12.6 million applied to the Rexair Facilities.

As of November 30, 2002, after considering the reduced availability under the new amendment, the Company had $14.3 million available under the amended Rexair Facility. This amount is net of letters of credit outstanding of $0.7 million.

Notes Payable to Affiliates consists of the following:

                                             AT SEPTEMBER 30,
                                        ------------------------
                                          2002            2001
                                        --------        --------
                                            (IN MILLIONS)
8.00% notes payable ..........          $   14.0        $   14.0
7.00% notes payable ..........                --             3.0
6.50% notes payable ..........             154.8           349.9
5.50% notes payable ..........              39.2            39.2
5.25% notes payable ..........               5.4             5.4
                                        --------        --------
                                        $  213.4        $  411.5
                                        ========        ========

The notes payable to Affiliates are unsecured with $91.7 million payable on demand, $107.7 million maturing in fiscal 2005, and $14.0 million maturing in fiscal 2006. The decrease in the notes payable balance in fiscal 2002 from the prior year is due to a capital contribution from Global to forgive debt and interest payable on notes held by certain of the Company's operations sold in fiscal 2002. Interest paid during fiscal 2002, 2001, and 2000 was $20.6 million, $47.4 million and $44.4 million, respectively. The Affiliates have no plans to demand the $91.7 million before October 1, 2003.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--PENSION AND RETIREMENT PLANS

The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.

The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions. Additionally, the Company provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of its costs. These are presented as other benefits in the tables that follow.

The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented in the following schedules:

                                                               PENSION BENEFITS                      OTHER BENEFITS
                                                       -------------------------------        ---------------------------
                                                        2002         2001        2000          2002       2001      2000
                                                       ------       ------      ------        ------     ------    ------
Assumptions:
  Discount rate...................................      6.75%        7.50%       8.00%         6.75%      7.50%     8.00%
  Rate of compensation increases..................      3.25%        4.50%       4.50%           --         --        --
  Expected rate of return on assets...............      8.75%        9.50%       9.50%           --         --        --


                                                                  PENSION BENEFITS                        OTHER BENEFITS
                                                         -----------------------------------    ---------------------------------
                                                            2002         2001         2000         2002        2001        2000
                                                         ---------    ---------    ---------    ---------   ---------   ---------
                                                                                       (IN MILLIONS)
Components of net periodic (income) cost:
 Defined benefit plans:
  Service cost                                           $     0.9    $     0.1    $     1.1    $     0.1   $      --   $     0.2
  Interest cost                                                1.2          0.2          1.5          0.1          --         0.3
  Expected return on plan assets                              (1.1)        (0.1)        (1.4)          --          --          --
  Prior service cost                                            --           --          0.2           --          --          --
  Net actuarial loss                                            --           --          0.1           --          --          --
  Curtailments                                                  --           --         (1.1)          --          --          --
                                                         ---------    ---------    ---------    ---------   ---------   ---------
    Periodic cost of defined benefit plans                     1.0          0.2          0.4          0.2          --         0.5
    (Income) cost of participation in USI Group Plan          (1.4)        (2.0)        (5.3)          --          --          --
    Curtailment in USI Group Plan                               --           --        (18.5)          --          --          --
                                                         ---------    ---------    ---------    ---------   ---------   ---------
  Net periodic (income) cost:
    Defined benefit plans                                     (0.4)        (1.8)       (23.4)         0.2          --         0.5
    Defined contribution plans                                 0.4          0.2          0.7           --          --          --
                                                         ---------    ---------    ---------    ---------   ---------   ---------
Net periodic (income) cost                               $      --    $    (1.6)   $   (22.7)   $     0.2   $      --   $     0.5
                                                         =========    =========    =========    =========   =========   =========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

The fiscal year 2000 curtailment gain of $19.6 million is related to the sale of the Diversified businesses and is included in the statement of operations caption "Gain (loss) on sale of businesses."

The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                                     PENSION BENEFITS            OTHER BENEFITS
                                                                 -----------------------     -----------------------
                                                                    2002          2001          2002          2001
                                                                 ---------     ---------     ---------     ---------
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                            (IN MILLIONS)
  Benefit obligation at beginning of year                        $    16.6     $     0.9     $     1.9     $     0.3
  Service cost                                                         0.9           0.1           0.1            --
  Interest cost                                                        1.2           0.2           0.1            --
  Actuarial (gains) losses                                             1.8          (0.1)          0.2           0.1
  Benefits paid                                                       (0.7)         (0.1)         (0.1)           --
  Acquisitions (divestitures)                                           --          15.6            --           1.5
                                                                 ---------     ---------     ---------     ---------
    Benefit obligation at end of year                            $    19.8     $    16.6     $     2.2     $     1.9
                                                                 =========     =========     =========     =========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year                 $    11.7     $      --     $      --     $      --
  Actual return on plan assets                                        (1.6)         (0.4)           --            --
  Contributions                                                        0.9            --           0.1            --
  Benefits paid                                                       (0.7)         (0.1)         (0.1)           --
  Acquisitions (divestitures)                                           --          12.2            --            --
                                                                 ---------     ---------     ---------     ---------
    Fair value of plan assets at end of year                     $    10.3     $    11.7     $      --     $      --
                                                                 =========     =========     =========     =========


FUNDED STATUS OF PLANS:
  Plan assets in excess of (less than) projected
   benefit obligation                                            $    (9.5)    $    (4.9)    $    (2.2)    $    (1.9)
  Unrecognized net actuarial losses (gains)                            5.3           0.8           0.3           0.1
                                                                 ---------     ---------     ---------     ---------
    Total recognized                                             $    (4.2)    $    (4.1)    $    (1.9)    $    (1.8)
                                                                 =========     =========     =========     =========

AMOUNTS RECORDED IN THE BALANCE SHEET:
  Prepaid benefits                                               $      --     $      --     $      --     $      --
  Accrued benefits                                                    (7.9)         (4.4)         (1.9)         (1.8)
  Intangible assets                                                     --            --            --            --
  Accumulated other comprehensive income                               3.7           0.3            --            --
                                                                 ---------     ---------     ---------     ---------
     Total recognized                                                 (4.2)         (4.1)         (1.9)         (1.8)
 Participation in USI Group Plan                                       7.9           6.7            --            --
                                                                 ---------     ---------     ---------     ---------
    Total amount recorded in the consolidated balance sheet      $     3.7     $     2.6     $    (1.9)    $    (1.8)
                                                                 =========     =========     =========     =========

At September 30, 2002 and 2001, the Company has a net pension asset of $7.9 million and $6.7 million, respectively, which reflects the Company's recorded balance that is included in a USI group pension plan. As of September 30, 2002, the USI group pension plan's fair value of the plan assets of $289.6 million exceeds the present value of its accumulated benefit obligation by approximately $65.4 million

The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $19.8 million and $10.3 million, respectively, in 2002 and $16.6 million and $11.7 million, respectively, in 2001.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7-- PENSION AND RETIREMENT PLANS (CONTINUED)

The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $18.1 million and $10.3 million, respectively, in 2002 and $15.1 million and $11.7 million, respectively, in 2001.

The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.0% for 2002 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2002 (in millions):

      Effect of a 1% increase in the health care cost trend rate on:
        Service cost plus interest cost......................................... $   --
        Accumulated post-retirement benefit obligation..........................    0.2
      Effect of a 1% decrease in the health care cost trend rate on:
        Service cost plus interest cost......................................... $   --
        Accumulated post-retirement benefit obligation..........................   (0.2)

NOTE 8--INCOME TAXES

The Company's income (loss) before income taxes, discontinued operations and cumulative effect of accounting change consisted of the following:

                                          FOR THE FISCAL YEARS ENDED
                                                 SEPTEMBER 30,
                                    -------------------------------------
                                       2002          2001          2000
                                    ---------     ---------     ---------
                                                (IN MILLIONS)
United States ................      $     4.1     $   (28.4)    $    89.4

Foreign ......................           (2.8)         (1.2)         --
                                    ---------     ---------     ---------
                                    $     1.3     $   (29.6)    $    89.4
                                    =========     =========     =========


The provisions for federal, foreign and state income taxes consist of:

                                      FOR THE FISCAL YEARS ENDED
                                             SEPTEMBER 30,
                                -------------------------------------
                                   2002          2001          2000
                                ---------     ---------     ---------
                                            (IN MILLIONS)
Current:
     Federal ..........         $    --       $  (5.4)       $  26.4
     Foreign ..........            (0.6)         (0.6)            --
     State ............             0.3           0.9            1.5
Deferred ..............           (12.6)         (0.1)          (0.7)
                                -------       -------        -------
                                $ (12.9)      $  (5.2)       $  27.2
                                =======       =======         =======

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--INCOME TAXES (CONTINUED)

The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

                                                                                            FOR THE FISCAL
                                                                                             YEARS ENDED
                                                                                            SEPTEMBER 30,
                                                                            ---------------------------------------------
                                                                               2002              2001              2000
                                                                            ---------         ---------         ---------
                                                                                           (IN MILLIONS)
Federal tax (benefit) provision computed at the statutory rate ...          $     0.5         $   (10.3)        $    31.3
Foreign income tax differential ..................................                0.2              (0.1)               --
State income taxes (net of federal benefit) ......................                0.2               0.6               1.0
Nondeductible goodwill amortization ..............................                 --               1.4               1.9
Reversal of valuation allowance ..................................              (13.1)               --                --
Miscellaneous ....................................................               (0.7)              0.1              (7.0)
Non-deductible impairment/restructuring charges ..................                 --               3.1                --
                                                                            ---------         ---------         ---------
                                                                            $   (12.9)        $    (5.2)        $    27.2
                                                                            =========         =========         =========



The components of deferred income tax assets and liabilities consisted of the following:

                                                                                 AT SEPTEMBER 30,
                                                                           ---------------------------
                                                                              2002              2001
                                                                           ---------         ---------
                                                                                  (IN MILLIONS)
Deferred tax liabilities:
   Property, plant and equipment ................................          $    (1.6)        $    (1.8)
   Net pension assets ...........................................               (5.1)            (22.4)
   Post retirement ..............................................               (1.1)             (1.3)
   Disposal tax liability .......................................              (12.8)             --
   Other ........................................................               (1.2)             (0.3)
                                                                           ---------         ---------
   Total deferred tax liabilities ...............................              (21.8)            (25.8)
                                                                           ---------         ---------

Deferred tax assets:
   Accruals and allowances ......................................               13.3              12.6
   Inventory ....................................................                1.1               0.6
   Capital loss carryforwards/Expected benefit from disposal ....               --                52.4
                                                                           ---------         ---------
   Gross deferred tax assets ....................................               14.4              65.6
   Valuation allowance ..........................................               --               (52.4)
                                                                           ---------         ---------
     Total deferred tax assets ..................................               14.4              13.2
                                                                           ---------         ---------

      Net deferred tax liability ................................          $    (7.4)        $   (12.6)
                                                                           =========         =========


The classification of the deferred tax balance is:

                                                               AT SEPTEMBER 30,
                                                          ---------------------------
                                                             2002              2001
                                                          ---------         ---------
                                                                 (IN MILLIONS)
 Current assets ................................          $    14.6         $    12.5
 Current liabilities ...........................              (12.8)               --
                                                          ---------         ---------
   Net current assets ..........................                1.8              12.5
                                                          ---------         ---------

 Non-current asset .............................               --                 0.7
 Non-current liability .........................               (9.0)            (25.8)
                                                          ---------         ---------
   Net noncurrent liabilities ..................               (9.0)            (25.1)
                                                          ---------         ---------
                Net deferred tax liability .....          $    (7.2)        $   (12.6)
                                                          =========         =========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9--COMMITMENTS AND CONTINGENCIES

Operating Leases
The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2002 (presented in millions). Certain of these leases contain stated escalation clauses while others contain renewal options.

   2003.............................................             $    5.4
   2004.............................................                  3.9
   2005.............................................                  3.5
   2006.............................................                  3.2
   2007.............................................                  2.0
   Thereafter.......................................                   --
                                                                 --------
     Total...............................                        $   18.0
                                                                 ========


Rent expense, including equipment rental, was approximately $7.7 million, $8.3 million and $6.8 million in 2002, 2001 and 2000, respectively.

Litigation

The Company is subject to a wide range of environmental protection laws. The Company has remedial and investigatory activities underway at approximately 13 sites. In addition, the Company has been named as a Potentially Responsible Party ("PRP") at 9 "Superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites which range up to 30 years and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

At September 30, 2002, the Company had accrued approximately $6.9 million ($0.2 million accrued as current liabilities; $6.7 million as non-current liabilities), including $3.5 million for discontinued operations, for various environmental liabilities of which the Company is aware. The Company believes that the range of liability which is reasonable for these matters could reach $10.8 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible.

Also, certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

The Company continues to guarantee the lease payments of the Ames True Temper master distribution center. The lease obligation will expire in 2015. The lease payments totaled $3.6 million for 2002, and will increase by 2.25% each year thereafter. In connection with the sale of Ames True Temper in January 2002, the Company obtained a security interest and indemnification from Ames True Temper on the lease that would enable it to exercise remedies in the event of default.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 10 - SEGMENT INFORMATION

The Company currently operates in two reportable business segments - Bath & Plumbing and Rexair. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, showertub enclosures, bath accessories, plumbing fittings and other behind the wall plumbing products. Bath & Plumbing's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets. Rexair is a leading manufacturer of premium vacuum cleaner systems. Its RAINBOW(R) vacuum cleaners collect dirt particles by means of a water filtration and separator system. Rexair distributes the RAINBOW(R) and its accessories through a network of independent authorized distributors and subdistributors. Prior to March 2000, the Company also operated a wide range of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products.

The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see Note 2).

The following is a summary of significant accounts and balances by segment, reconciled to the consolidated totals.

                                       BATH &
                                       PLUMBING       REXAIR            DIVERSIFIED       CORPORATE         TOTAL
                                       -------        ------            -----------       ---------        --------
                                                                       (IN MILLIONS)
NET SALES
   2002........................         $348.8        $ 98.6              $    --         $     --         $  447.4
   2001......................            398.6          13.3                   --               --            411.9
   2000........................          487.0            --                370.0               --            857.0

TOTAL OPERATING INCOME (LOSS) (1)
   2002........................           $0.8        $ 28.5              $    --         $   (7.7)        $   21.6
   2001......................              7.9           3.0                   --             (8.5)             2.4
   2000........................           37.3            --                 33.1             (6.9)            63.5

CAPITAL EXPENDITURES
   2002........................           $5.8        $  1.3              $    --         $     --         $    7.1
   2001......................             10.6           0.2                   --               --             10.8
   2000........................            5.3            --                 12.6               --             17.9

DEPRECIATION AND AMORTIZATION
   2002........................           $5.6        $  3.1              $    --         $     --         $    8.7
   2001......................             10.0           0.4                   --               --             10.4
   2000........................            9.1            --                  9.8               --             18.9

ASSETS (2)
   2002........................         $370.0        $117.3              $    --         $1,387.9         $1,875.2
   2001........................          373.0         118.4                   --          1,404.3          1,895.7

         (1) Operating losses for corporate included management fees charged to the Company by USI of $7.9 million, $7.5 million and $8.0 million in fiscal 2002, 2001 and 2000, respectively.

         (2) Corporate assets include net assets held for sale of $103.8 million and $431.8 million for fiscal 2002 and 2001, respectively.

Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, net assets held for sale, due from parent and affiliates, cash and cash equivalents and other investments.

The Company's operations are principally located in North America. The Company's country of domicile is the United States. Export sales represented 16%, 8% and 16% of the Company's total net sales for fiscal years 2002, 2001 and 2000, respectively. Principal international markets served include Europe, South America, Canada and Asia.